UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

CROSS COUNTRY HEALTHCARE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CROSS COUNTRY HEALTHCARE, INC.
5201 Congress Avenue
Boca Raton, Florida 33487

April 10, 2017

Dear Cross Country Healthcare Stockholder:

I invite you to attend our Annual Meeting of Stockholders. The meeting will be held on Tuesday, May 23, 2017 at 12:00 p.m. Eastern Time at the offices of Proskauer Rose LLP at Eleven Times Square, New York, New York 10036-8299.

On the following pages, you will find the Notice of Meeting, which lists the matters to be considered and acted upon at the meeting, and the Proxy Statement. After the formal business session, we will discuss the financial results for 2016 and report on current operations.

Your vote is very important regardless of the number of shares you own. Detailed voting instructions appear on page 1 of the Proxy Statement. The Board of Directors unanimously recommends that you vote “FOR” Proposals I, II, III, IV and V described in the Proxy Statement.

Sincerely,

William J. Grubbs President and Chief Executive Officer

CROSS COUNTRY HEALTHCARE, INC.
5201 Congress Avenue
Boca Raton, Florida 33487

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 23, 2017

To the Holders of Common Stock:

The Annual Meeting of Stockholders of Cross Country Healthcare, Inc. (the “Company”) will be held at the offices of Proskauer Rose LLP at Eleven Times Square, New York, New York 10036-8299 on Tuesday, May 23, 2017, at 12:00 p.m. Eastern Time for the following purposes:

1. The election of seven directors to the Company’s Board of Directors to hold office until the next Annual Meeting or until their respective successors are duly elected and qualified;

2. The approval and ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017;

3. To approve the amendment and restatement of the Company’s 2014 Omnibus Incentive Plan;

4. The non-binding advisory vote to approve compensation of the Company’s named executive officers, as described in this proxy statement;

5. The non-binding advisory vote on the frequency of stockholder advisory votes to approve compensation of the Company’s named executive officers; and

6. To transact such other business, if any, as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on March 27, 2017 are entitled to receive notice of, and to vote at, the Annual Meeting.

Important Notice Regarding the Availability of
Proxy Materials for the Annual Meeting of Stockholders
to be Held on May 23, 2017

The Proxy Statement and the Annual Report to stockholders are available online at our website at http://ir.crosscountryhealthcare.com. We are pleased to take advantage of the Securities and Exchange Commission rules that allow us to furnish these proxy materials and our Annual Report to stockholders on the Internet. We believe that posting these materials on the Internet enables us to provide stockholders with the information that they need more quickly, while lowering our costs of printing and delivery and reducing the environmental impact of our Annual Meeting.

By Order of the Board of Directors,

Susan E. Ball Executive Vice President, General Counsel and Secretary

April 10, 2017

YOUR VOTE IS IMPORTANT. ACCORDINGLY, THE COMPANY URGES YOU TO
COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD REGARDLESS OF
WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING. STOCKHOLDERS CAN
ALSO RETURN THEIR VOTE BY THE INTERNET OR BY PHONE – PLEASE SEE
THE PROXY CARD FOR VOTING INSTRUCTIONS.

CROSS COUNTRY HEALTHCARE, INC
5201 Congress Avenue
Boca Raton, Florida 33487

PROXY STATEMENT

GENERAL INFORMATION

These proxy materials are furnished in connection with the solicitation by the Board of Directors of Cross Country Healthcare, Inc. (“Cross Country,” “the Company,” “our,” “we,” or “us”), a Delaware corporation, of proxies to be voted at our 2017 Annual Meeting of Stockholders (the “Annual Meeting”), or at any adjournment or postponement thereof.

You are invited to attend our Annual Meeting on Tuesday, May 23, 2017, beginning at 12:00 p.m. Eastern Time at the offices of Proskauer Rose LLP at Eleven Times Square, New York, New York 10036-8299.

Electronic Notice and Mailing. Pursuant to the rules promulgated by the Securities and Exchange Commission, or the Commission, we are making our proxy materials available to you on the Internet. Accordingly, we will mail a Notice of Internet Availability of proxy materials (which we refer to as the Notice of Internet Availability) to the beneficial owners of our common stock, par value $.0001 per share, or Common Stock, on or about April 10, 2017. From the date of the mailing of the Notice of Internet Availability until the conclusion of the Annual Meeting, all beneficial owners will have the ability to access all of the proxy materials at www.proxyvote.com. All stockholders will have an opportunity to request a paper or e-mail delivery of these proxy materials.

The Notice of Internet Availability will contain:

•	the date, time and location of the Annual Meeting, the matters to be acted upon at the Annual Meeting and the Board of Directors’ recommendation with regard to each matter;
•	the Internet address that will enable access to the proxy materials;
•	a comprehensive listing of all proxy materials available on the website;
•	a toll-free phone number, e-mail address and Internet address for requesting either paper or e-mail delivery of proxy materials;
•	the last reasonable date a stockholder can request materials and expect them to be delivered prior to the meeting; and
•	instructions on how to access the proxy card.

You may also request a paper or e-mail delivery of the proxy materials on or before the date provided in the Notice of Internet Availability by calling 1-800-579-1639. We will fill your request within three business days. You will also have the option to establish delivery preferences that will be applicable for all your future mailings.

How to Vote. Stockholders of record (that is, stockholders who hold their shares in their own name) can vote any one of four ways:

1)	By Internet: Go to the website www.proxyvote.com to vote via the Internet. You will need to follow the instructions on your proxy card and the website. If you vote via the Internet, you may incur telephone and Internet access charges.
2)	By Telephone: Call the toll-free number 1-800-690-6903 to vote by telephone. You will need to follow the instructions on your proxy card and the recorded instructions.
3)	By Mail: If you prefer, you can contact us to obtain copies of all proxy materials, including proxy cards, by calling 1-800-579-1639, or by mail: Cross Country Healthcare, Inc., General Counsel, at 5201 Congress Avenue, Boca Raton, Florida, 33487. If you contact us to request a proxy card, please mark, sign and date the proxy card and return it promptly in the self-addressed, stamped envelope, that we will provide. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

4)	In Person: You can attend the Annual Meeting, or send a personal representative with an appropriate proxy, to vote by ballot. Record holders and other beneficial owners holding shares in the name of a bank, broker or other holder of record (“street name”) or their proxies may attend the Annual Meeting in person. When you arrive at the Annual Meeting, you must present photo identification, such as a driver’s license.

If you vote via the Internet or by telephone, your electronic vote authorizes the named proxies to vote in the same manner as if you signed, dated and returned your proxy card. If you vote via the Internet or by telephone, do not mail a proxy card.

If your shares are held in street name you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Internet and telephone voting also will be offered to stockholders owning shares through most banks and brokers.

Stockholders Entitled to Vote. Persons holding shares of our Common Stock at the close of business on March 27, 2017, the record date for the Annual Meeting, are entitled to receive notice of and to vote their shares at the Annual Meeting. As of that date, there were 36,247,208 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter properly brought before the Annual Meeting.

Revocability of Proxies. You may revoke your proxy and reclaim your right to vote up to and including the day of the Annual Meeting by giving written notice of revocation to us (to the attention of the Inspectors of Election), timely delivering a valid, later-dated proxy or voting by ballot at the Annual Meeting. Please note that attendance at the Annual Meeting will not by itself revoke a proxy.

Vote at the Annual Meeting. Your mail-in vote, your e-vote or vote by telephone will not limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in “street name,” as described above, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting in accordance with your instructions. If you sign and return your proxy card, or vote by internet or telephone but fail to give voting instructions, the shares represented by the proxy will be voted by the Proxy Committee as recommended by the Board of Directors. The Proxy Committee consists of William J. Grubbs and Thomas C. Dircks.

Other Matters. Proxy cards, unless otherwise indicated by the stockholder, confer upon the Proxy Committee discretionary authority to vote all shares of stock represented by the proxies on any matter which may be properly presented for action at the Annual Meeting even if not covered herein. If any of the nominees for director named in Proposal I—Election of Directors should be unavailable for election, the proxies will be voted for the election of such other person as may be recommended by the Board of Directors in place of such nominee. The Board of Directors is not aware of any matter for action by the stockholders at the Annual Meeting other than the matters described in the Notice.

Quorum. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding entitled to vote at the Annual Meeting is required to constitute a quorum. Abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

Required Vote; Abstentions and Broker Non-Votes. Directors will be elected by a majority of the votes cast at the Annual Meeting in an uncontested election. Votes withheld, abstentions and broker non-votes will not have any effect on the outcome of voting with respect to the election of directors, unless no affirmative votes are received for a nominee. The affirmative vote of holders of a majority of shares represented at the Annual Meeting, in person or by proxy, and entitled to vote is required for approval of (i) the election of seven directors to the Company’s Board of Directors to hold office until the next Annual Meeting or until their respective successors are duly elected and qualified, (ii) the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017, (iii) the amendment and restatement of the Company’s 2014 Omnibus Incentive Plan, (iv) the non-binding vote regarding the compensation of the Company’s named executive officers as described in this proxy statement, and (v) the non-binding vote regarding the frequency of stockholder advisory votes to approve the compensation of the Company’s named executive officers. Abstentions have the same effect as a vote against these proposals. Broker non-votes are deemed not entitled to vote and are not counted as votes for or against any proposal.

Proxy Solicitation. We will bear the cost of solicitation, including the preparation, assembly, printing and mailing of the proxy materials. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit proxies other than by mail.

Stockholder Communications. The Board of Directors has adopted a process by which stockholders may communicate with our directors. Any stockholder wishing to do so may call our toll-free phone number at 800-354-7197 or send an e-mail to governance@crosscountryhealthcare.com. All such communications will be kept confidential and forwarded directly to the Board of Directors or any individual director or committee of the Board of Directors, as applicable.

Code of Ethics and Business Ethics Policy. We have adopted a code of ethics and a business ethics policy that applies to all of our employees, including executive officers and the Board of Directors. The code of ethics and business ethics policy are available on our website at www.crosscountryhealthcare.com by choosing the “Investors” link, clicking on the “Corporate Governance” section, and selecting the respective document under “View.” A copy is on file with the Commission as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2015 (filed as Exhibit 14.1 on March 11, 2016).

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of March 27, 2017, regarding the beneficial ownership of our Common Stock by each person who is known by us to be the beneficial owner of 5% or more of our Common Stock, our Chief Executive Officer, Chief Financial Officer, and the three most highly compensated persons (other than the CEO and CFO) who were serving as executive officers at December 31, 2016 (referred to herein as Named Executive Officers, or the NEOs), each of our directors and director nominees, and all directors and executive officers as a group. The percentages in the last column are based on 36,247,208 shares of Common Stock outstanding on March 27, 2017, plus the number of shares of Common Stock deemed to be beneficially owned by such individual or group pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. In each case, except as otherwise indicated in the footnotes to the table, the shares shown in the second column are owned directly by the individual or members of the group named in the first column and such individual or group members have sole voting and dispositive power with respect to the shares shown. For purposes of this table, beneficial ownership is determined in accordance with federal securities laws and regulations. Persons shown in the table disclaim beneficial ownership of all securities not held by such persons directly and inclusion in the table of shares not owned directly by such persons does not constitute an admission that such shares are beneficially owned by the director or officer for purposes of Section 16 of the Exchange Act or any other purpose. Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of March 27, 2017 are deemed outstanding for computing the ownership percentage of the stockholder holding such shares, but are not deemed outstanding for computing the ownership percentage of any other stockholder.

Name	Number of Shares of Common Stock Beneficially Owned		Percentage of Outstanding Common Stock Owned
Wellington Management Group LLP	3,918,234	(a)(b)	10.8%
Blackrock Inc.	3,730,427	(a)(c)	10.3%
JPMorgan Chase & Co	2,801,875	(a)(d)	7.7%
Wells Fargo & Company	1,884,250	(a)(e)	5.2%
Vickie L. Anenberg	117,448	(f)(g)	*
Susan E. Ball	146,889	(f)(g)	*
William J. Burns	111,394	(f)(g)	*
W. Larry Cash	99,253	(f)(g)	*
Thomas C. Dircks	95,264	(f)(g)	*
Gale Fitzgerald	84,253	(f)(g)	*
William J. Grubbs	382,356	(f)(g)	1.1%
Richard M. Mastaler	64,626	(f)(g)	*
Mark Perlberg	16,733	(f)(g)	*
Joseph A. Trunfio, PhD	110,053	(f)(g)	*
All directors and executive officers as a group	1,405,115	(h)	3.9%
*	Less than 1%
(a)	Addresses are as follows: Wellington Management Group LLP, 280 Congress Street, Boston, MA 02210; BlackRock, Inc., 55 East 52nd Street, New York, NY 10055; JPMorgan Chase & Co., 270 Park Ave., New York, NY 10017; and Wells Fargo & Company, 420 Montgomery Street, San Francisco, CA 94163.
(b)	The information regarding the beneficial ownership of shares by Wellington Management Group LLP was obtained from its statement on Schedule 13G, filed with the Commission on February 9, 2017. Such statement discloses that Wellington Management Group LLP shares voting power of 2,895,322 shares and has shared dispositive power of 3,918,234 shares.

(c)	The information regarding the beneficial ownership of shares by BlackRock, Inc. was obtained from its statement on Schedule 13G/A, filed with the Commission on January 12, 2017. Such statement discloses that BlackRock, Inc. possesses sole voting power over 3,665,048 shares and sole dispositive power over 3,730,427 shares.
(d)	The information regarding the beneficial ownership of shares by JPMorgan Chase & Co. was obtained from its statement on Schedule 13G/A, filed with the Commission on January 13, 2017. Such statement discloses that JP Morgan & Co. possesses sole voting power over 2,414,200 shares and sole dispositive power over 2,761,575 shares.
(e)	The information regarding the beneficial ownership of shares by Wells Fargo & Company was obtained from its statement on Schedule 13G, filed with the Commission on January 24, 2017. Such statement discloses that Wells Fargo & Company possesses shared voting power over 627,549 shares and shared dispositive power over 1,862,410 shares.
(f)	Includes shares of Common Stock which such individuals have the right to acquire through the exercise of stock options within 60 days of March 27, 2017 as follows: Vickie L. Anenberg, 0; Susan E. Ball, 0; William J. Burns, 0; W. Larry Cash, 0; Thomas C. Dircks, 0; Gale Fitzgerald, 0; William J. Grubbs, 12,500; Richard M. Mastaler, 0; Mark Perlberg, 0; and Joseph A. Trunfio, 0. Includes Restricted Shares as follows: Vickie L. Anenberg, 58,820; Susan E. Ball, 43,890; William J. Burns, 69,175; W. Larry Cash, 21,992; Thomas C. Dircks, 21,992; Gale Fitzgerald, 21,992; William J. Grubbs, 194,506; Richard M. Mastaler, 21,992; Mark Perlberg, 13,576; and Joseph A. Trunfio, 21,992.
(g)	Address is c/o Cross Country Healthcare, Inc., 5201 Congress Avenue, Boca Raton, Florida 33487.
(h)	Includes 29,375 shares of Common Stock which the directors and executive officers have the right to acquire through the exercise of stock options within 60 days of March 27, 2017 and 555,311 shares of Restricted Stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The members of our Board of Directors, our executive officers and persons beneficially owning 10% or more of our outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Exchange Act that requires them to file reports with respect to their ownership of our Common Stock and their transactions in such Common Stock. Based solely upon a review of (i) the copies of Section 16(a) reports that we have received from such persons or entities for transactions in our Common Stock and their Common Stock holdings for the year ended December 31, 2016 and (ii) the written representations received from one or more of such persons or entities that no annual Form 5 reports were required to be filed by them for such fiscal year, we believe that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by our directors, executive officers and beneficial owners of 10% or more of our Common Stock.

PROPOSAL I
ELECTION OF DIRECTORS

The Board of Directors currently consists of seven members. All of the directors currently serving on the Board of Directors have been nominated by the Governance and Nominating Committee of the Board of Directors to stand for re-election at the Annual Meeting of Stockholders for one-year terms. The Board of Directors unanimously approved these nominations. Each nominee elected will hold office until the Annual Meeting of Stockholders to be held in 2018 and until a successor has been duly elected and qualified unless, prior to such meeting a director shall resign, or his or her directorship shall become vacant due to his or her death, resignation or removal. All nominees were elected at the Annual Meeting of Stockholders held in 2016.

Each nominee has agreed to serve, if elected, and management has no reason to believe that they will be unavailable to serve. If any of the nominees should be unavailable for election, the proxies will be voted for the election of such other person as may be recommended by the Board of Directors in place of such nominee. Shares properly voted will be voted FOR the nominees unless the stockholder indicates on the proxy that authority to vote the shares is withheld for one or more or for all of the nominees listed. A proxy cannot be voted for a greater number of persons than the seven nominees named below. Directors are elected by a majority of the votes cast in an uncontested election. Votes withheld, abstentions and broker non-votes will not have any effect on the outcome of voting with respect to the election of directors unless no affirmative votes are received for a nominee. The following seven individuals have been nominated for election at the Annual Meeting of Stockholders for a one-year term ending upon the 2018 Annual Meeting of Stockholders:

Name	Age	Position
William J. Grubbs	59	President, Chief Executive Officer and Director
W. Larry Cash	68	Director
Thomas C. Dircks	59	Chairman of the Board and Director
Gale Fitzgerald	66	Director
Richard M. Mastaler	71	Director
Mark Perlberg	61	Director
Joseph A. Trunfio, PhD	70	Director

The Board recommends that holders vote “FOR” the election of the nominees.

In selecting qualified individuals to serve on our Board of Directors, among other attributes, we look for those individuals who possess characteristics that include integrity, business experience, financial acumen and leadership abilities, familiarity with our business and businesses similar or analogous to ours, and the extent to which a candidate’s knowledge, skills, background and experience are already represented by other members of our Board of Directors. In addition, in composing a well-rounded Board of Directors, we look for those individuals possessing a diversity of complementary skills, core-competencies and expertise, including diversity with respect to age, gender, national origin and race, for the optimal functioning of the Board and with a view toward constituting a Board with the appropriate skills and experience necessary to oversee our business.

The following information sets forth the principal occupation and employment during at least the past five years of each director nominee, positions and offices with us, specific skills, attributes and qualifications and certain other information. In addition, we have summarized for each director nominee why such director nominee has been chosen to serve on our Board of Directors. No family relationship exists among any of the nominees or executive officers.

William J. Grubbs became President, Chief Operating Officer and a director of the Company on April 1, 2013. He became Chief Executive Officer of the Company on July 5, 2013. From October 2012 through March 2013, Mr. Grubbs was Executive Vice President and Chief Operating Officer of Trueblue, Inc., a staffing company. From 2005 through 2011, Mr. Grubbs held various senior executive positions with SFN Group, Inc., a staffing company formerly known as Spherion Corporation (“SFN Group, Inc.”). Mr. Grubbs holds a B.S. degree in Computer Science from University of New Hampshire. He is currently a member of the Board of Directors of Volt Information Sciences, Inc.

The Board has concluded that Mr. Grubbs should serve as a director due to his extensive executive level management skills and operational experience.

W. Larry Cash has been a director and Audit Committee member since October 2001 and a Compensation Committee member since May 2006. He is currently President of Financial Services and Chief Financial Officer of Community Health Systems. He joined Community Health Systems as Executive Vice President and Chief Financial Officer in September 1997 and was named to the board of directors of Community Health Systems in 2001. Prior to joining Community Health Systems, Mr. Cash served as Vice President and Group Chief Financial Officer of Columbia/HCA Healthcare Corporation from September 1996 to August 1997. Prior to Columbia/HCA, Mr. Cash spent 23 years at Humana, Inc., most recently as Senior Vice President of Finance and Operations from 1993 to 1996. He received his B.S. in Accounting from the University of Kentucky at Lexington. He is currently a member of the Board of Directors of Community Health Systems.

For eleven consecutive years, Mr. Cash was recognized as one of the Top 3 CFOs in the healthcare sector by Institutional Investor magazine. He was named Business Tennessee’s first ever CFO of the Year in 2008 and also earned that distinction in the public companies category from the Nashville Business Journal in 2009.

The Board has concluded that Mr. Cash should serve as a director due to his extensive executive level management skills, corporate financial management and operational experience. Additionally, Mr. Cash has a vast understanding of many aspects of the healthcare industry and brings solid expertise and proven leadership skills to the Board.

Thomas C. Dircks has been a director since July 1999 and was elected to serve as Chairman of the Board of Directors on August 2, 2013. Mr. Dircks served as a member of the Compensation Committee from October 2001 through December 2013, and as a member of the Governance and Nominating Committee from March 2004 through December 31, 2013. Mr. Dircks has been a Managing Director of Charterhouse Strategic Partners, a private investment firm, since July 1, 2016. Mr. Dircks had been Managing Partner of Charterhouse Group, Inc. since June 2002 and had been employed as an executive officer of Charterhouse Group since 1983. He was previously employed as a Certified Public Accountant at a predecessor of PricewaterhouseCoopers, LLP. He holds a B.S. in Accounting and a Masters of Business Administration from Fordham University.

The Board has concluded that Mr. Dircks should serve as a director due to his extensive executive management, accounting, tax, mergers and acquisition, and strategic planning expertise. Additionally, Mr. Dircks’ risk management skills and financial acumen add an important dimension to our Board’s composition.

Gale Fitzgerald has been a director and member of the Audit Committee since May 2007, and since January 2014 has served as the Chairperson of the Governance and Nominating Committee. Ms. Fitzgerald is a retired principal of TranSpend, Inc., a consulting company. Before co-founding TranSpend, Inc. in 2003, she served as the President of QP Group, Inc. Prior to joining QP Group, Inc., she served as the Chairman and Chief Executive Officer of Computer Task Group, Inc. from 1994 to 2000. She joined Computer Task Group, Inc. in 1991 as Senior Vice President and was promoted to President and Chief Operating Officer in July 1993. Prior to joining Computer Task Group, Inc., she was Vice President, Professional Services at International Business Machines Corporation, which evolved into IBM Global Services. Ms. Fitzgerald worked at IBM for 18 years in various technical, marketing and management positions. She is a member of the Board of Directors of Diebold Nixdorf, Inc. Ms. Fitzgerald has a B.A. in Government from Connecticut College and a Masters in Theology from Augustine Institute in Denver, Colorado.

The Board has concluded that Ms. Fitzgerald should serve as a director because of her extensive executive leadership experience and management skills. Ms. Fitzgerald’s expertise provides an invaluable resource to the Board with respect to corporate and strategic planning and assessing and managing risks.

Richard M. Mastaler has been a director since June 21, 2011. Mr. Mastaler has served on the Audit Committee and Governance and Nominating Committee since January 2014. Mr. Mastaler is the Chairman and Chief Executive Officer of Managed Health Ventures, Inc., a managed care consulting firm, which he founded in 2002. He previously held executive-level positions with CCN Managed Care, Inc., Magellan Health Services, Inc., Preferred Health Networks, QualMed, Inc., Humana Medical Plan, Unilab Corporation, and three Humana hospitals. He also is a Fellow of the American College of Healthcare Executives. Mr. Mastaler holds B.S. degree in Business Administration from Florida State University and a Masters in Healthcare Administration from George Washington University.

The Board has concluded that Mr. Mastaler should serve as a director because of his extensive healthcare and management experience. Mr. Mastaler’s experience in the healthcare industry provides an excellent resource to the Board for strategic planning and leadership purposes.

Mark Perlberg has been a director since May 12, 2015. He is currently President and Chief Executive Officer of Oasis Outsourcing, one of the nation’s leading Professional Employer Organizations. He has served in that capacity since October 2003. Prior to joining Oasis Outsourcing, Mr. Perlberg held a series of executive positions with Profit Recovery Group, the John Harland Group and Western Union. Prior to joining Western Union, he practiced law in New Jersey. Mr. Perlberg received his B.A. degree in History from the University of Rochester and his Juris Doctor degree from Boston College Law School.

The Board has concluded that Mr. Perlberg should serve as a director due to his extensive executive management and leadership experience in growing companies both organically and through acquisitions. Mr. Perlberg’s success during his career in overseeing the delivery of alternative workforce solutions brings a new perspective to the Company.

Joseph A. Trunfio, PhD has been a director since October 2001. He has served on the Governance and Nominating Committee since May 2006 and was appointed to the Compensation Committee as its Chairman, effective January 1, 2014. Mr. Trunfio served on the Audit Committee from October 2001 until December 2013. He served as President and Chief Executive Officer of Atlantic Health System, a not-for-profit hospital group, from March 1999 until his retirement in May 2015, where he was a member of the Board of Trustees. From July 1997 to February 1999, Mr. Trunfio served as President and Chief Executive Officer of Via Caritas Health System, a not-for-profit hospital group. Prior to his position with Via Caritas Health System, he served as President and Chief Executive Officer of SSM Healthcare Ministry Corp., a not-for-profit hospital group. Mr. Trunfio received his B.A. from St. John’s University (N.Y.) and holds a Ph.D. in Clinical Psychology from the University of Miami.

The Board has concluded that Mr. Trunfio should serve as a director due to his extensive executive management and leadership experience. Mr. Trunfio brings to the Board a depth of understanding of the delivery of healthcare delivery system in the United States, our business and the various challenges we face in the evolving healthcare industry.

Affirmative Determinations Regarding Director Independence and Other Matters

The Board of Directors observes all criteria for independence established by the Nasdaq Stock Market, or NASDAQ, under its applicable Listing Rules. As such, the Board of Directors has determined each of the following directors and nominees to be an “independent director” under the meaning of Rule 5605(a) (2) of the Nasdaq Listing Rules:

W. Larry Cash
Thomas C. Dircks
Gale Fitzgerald
Richard M. Mastaler
Mark Perlberg
Joseph A. Trunfio, PhD

The Board of Directors has also determined that each member of the Audit, Compensation and Governance and Nominating Committees meets the applicable independence requirements set forth by NASDAQ, the Commission and the Internal Revenue Service. The Board of Directors has further determined that W. Larry Cash, a member and Chairman of the Audit Committee, is an “audit committee financial expert” as defined in the rules promulgated by the Commission and, as such, Mr. Cash satisfies the requirements of Rule 5605(c)(2) of the Nasdaq Listing Rules.

Board Committees and Meetings

Meetings of the Board of Directors. During the year ended December 31, 2016, there were 7 meetings of the Board of Directors. Each director who served in such capacity during the year ended December 31, 2016 attended 100% of the aggregate number of meetings of the Board of Directors (except for one director who attended 6 of the 7 meetings), and 100% of the committee or committees thereof on which he or she served (except for one director who attended 92% of the committee meetings for which he serves). All of the directors nominated for election to the Board were members of the Board for the entire 2016 year. It is the practice of the Board of Directors to have the independent directors meet in an executive session at each meeting of the Board. It is also our practice that all directors should attend the Annual Meeting of Stockholders. Six of the seven directors attended the 2016 Annual Meeting.

Board Leadership Structure and Role in Risk Oversight. Our Company is led by Mr. William J. Grubbs, who has served as our President and Chief Executive Officer since July 5, 2013. Our Board of Directors is currently comprised of Mr. Grubbs, our Chief Executive Officer, and six independent directors. Each of our Audit, Compensation and Governance and Nominating Committees are comprised entirely of independent directors. While risk management is primarily the responsibility of our management team, the Board is responsible for the overall supervision of our risk management activities which occurs at both the full Board level and at the committee level. Our Audit Committee also has the responsibility to, among other things, review with management, the Company’s policies regarding major financial risk exposures and the steps management has taken to monitor and control such exposures. The Audit Committee also reviews with management, the policies governing the process by which risk assessment and risk management are undertaken and has oversight for the effectiveness of management’s enterprise risk management process that monitors key business risks facing us. In addition to our Audit Committee, the other committees of the Board consider the risks within their areas of responsibility. For example, the Compensation Committee assesses risk that could result from the structure and design of our executive compensation programs, our incentive compensation plans, director compensation, perquisites and compliance with the Sarbanes-Oxley Act of 2002 regarding prohibitions on loans to executive officers and directors. The Governance and Nominating Committee evaluates risks with respect to, among other things, corporate governance matters and the background and suitability of director nominees. Additionally, the Board of Directors continually evaluates our risks related to liquidity, operations, credit, regulatory compliance and fiduciary risks, and the processes in place to monitor and control such exposures. Management also provides regular updates throughout the year to the respective committees regarding management of the risks they oversee, and each of these committees report their findings to the full Board, including any areas of risk that require Board attention. Additionally, the full Board reviews our short- and long-term strategies, including consideration of risks facing us and their potential impact.

The Board of Directors has determined that our current board leadership structure is appropriate and helps to ensure proper risk oversight for us for a number of reasons, the most significant of which are as follows:

•	our Chief Executive Officer is the individual selected by the Board of Directors to manage us on a day-to-day basis and his direct involvement in our operations makes him best positioned to consult with our Board to create appropriate agendas for Board meetings and determine the time allocated to each agenda item in discussions of our short- and long-term objectives, as well as lead productive strategic planning sessions with the Board;
•	members of the Board are kept informed of our business by various documents sent to them before each meeting and as otherwise requested, as well as through oral reports made to them during these meetings by our Chief Executive Officer, Chief Financial Officer and other senior executives;
•	our Board structure provides strong oversight by independent directors, in particular because non-management directors meet separately, the Board is advised of all actions taken by the various committees of the Board, they have full access to all of our books, records and reports;
•	members of the Board have direct access to the management team and those individuals are available at all times to answer questions from the Board Members;
•	our Board has extensive management experience in business and, in particular, the healthcare industry in which we operate; and

•	the continuity and tenure of our Board provide a valuable source of institutional knowledge regarding our evaluation and current makeup.

Compensation-Related Risk. Our Board has specifically reviewed and considered whether our compensation programs and policies create risks that are reasonably likely to have a material adverse effect on us. In that regard, we design our programs in a balanced and diversified manner while also creating significant, yet appropriate, incentives for strong performance based on our business and strategic plan. In most cases, each component of our performance-based compensation program is subject to a limit on the amount paid. We believe that our compensation programs reflect a balance of short-term, long-term, guaranteed and performance-based compensation in order not to encourage excessive risk-taking. A significant portion of our compensation program includes performance-based compensation. We believe that this ensures that our NEOs and other employees focus on the health of our business and that will deliver stockholder value over time and discourages excess risk-taking by our NEOs and other employees.

Committees of the Board of Directors. Our Board of Directors has three standing committees: Audit, Compensation and Governance and Nominating Committees. Each of these committees is comprised solely of independent directors within the meaning of Rule 5605(a) (2) of the Nasdaq Listing Rules. Each committee operates pursuant to a committee charter. The charters of each of the Audit, Compensation and Governance and Nominating Committees are available on our website at www.crosscountryhealthcare.com by choosing the “Investors” link, clicking on the “Corporate Governance” section, and selecting the respective charter under “View.”

The current composition of our Board’s standing committees is as follows:

Audit Committee

The Audit Committee consists of Messrs. Cash and Mastaler and Ms. Fitzgerald. Mr. Cash joined the Audit Committee upon his appointment to the Board in October 2001; Ms. Fitzgerald joined the Audit Committee upon her appointment to the Board in May 2007; and Mr. Mastaler was appointed to serve on the Audit Committee, effective January 1, 2014. Mr. Cash is the Chairman of the Audit Committee. Messrs. Cash and Mastaler and Ms. Fitzgerald are independent directors under the Commission’s rules and NASDAQ’s Listing Rules for Audit Committees. The Audit Committee has adopted a written charter, which is available on our website as described under “Committees of the Board of Directors.” The Audit Committee is the principal agent of the Board of Directors in overseeing (i) the quality and integrity of our financial statements, (ii) legal and regulatory compliance, (iii) the independence, qualifications, and performance of our independent registered public accounting firm, (iv) the performance of our internal auditors and (v) the integrity of management and the quality and adequacy of disclosures to stockholders. The Committee also:

•	is responsible for hiring and terminating our independent registered public accounting firm and pre-approving all auditing, as well as any audit-related, tax advisory and any other non-auditing services to be performed by the independent registered public accounting firm;
•	reviews and discusses with our independent registered public accounting firm their quality control procedures and our critical accounting policies and practices;
•	regularly reviews the scope and results of audits performed by our independent registered public accounting firm and internal auditors;
•	meets with management to review the adequacy of our internal control framework and our financial, accounting, and reporting and disclosure control processes;
•	reviews our periodic filings and quarterly earnings releases;
•	reviews and discusses with our chief executive and financial officers the procedures they follow to complete their certifications in connection with our periodic filings with the Commission; and
•	discusses management’s plans with respect to our major financial risk exposures.

During 2016, there were 8 meetings of the Audit Committee. By meeting with independent auditors and internal auditors, and operating and financial management personnel, the Audit Committee oversees matters relating to accounting standards, policies and practices, any changes thereto and the effects of any changes on our financial statements, financial reporting practices and the quality and adequacy of internal controls.

Additionally our Internal Audit function reports directly to the Audit Committee. The Audit Committee regularly meets with our independent registered public accounting firm separate from management and regularly holds executive sessions without management. In addition, the Audit Committee regularly meets with our Chief Financial Officer and Director of Internal Audit in separate executive sessions.

The Audit Committee has established procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. A toll-free phone number is available for confidential and anonymous submission of concerns relating to accounting, auditing and other illegal or unethical matters, as well as alleged violations of the Company’s Code of Conduct or any other policies. All submissions are reported to the General Counsel and, in turn, to the Chairman of the Audit Committee. The Audit Committee has the power to retain independent counsel and other advisors as it deems necessary to carry out its duties.

The Board has determined that each member of the Audit Committee is able to read and understand fundamental financial statements, including our balance sheet, income statement and cash flow statement, as required by NASDAQ rules. In addition to determining that Mr. Cash is an “audit committee financial expert” under the Commission’s rules, the Board has determined that Mr. Cash satisfies the Nasdaq rule requiring that at least one member of the Audit Committee have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the member’s financial sophistication, including being, or having been, a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Compensation Committee

The role of the Compensation Committee includes (i) reviewing and approving corporate goals and objectives relevant to our Chief Executive Officer’s compensation, (ii) evaluating our Chief Executive Officer’s performance in light of the Company’s goals and objectives, and determining and approving our Chief Executive Officer’s compensation level based on this evaluation, and (iii) making recommendations to the Board with respect to compensation, incentive compensation plans and equity-based plans for all of our employees, including officers other than our Chief Executive Officer. The members of the Compensation Committee consist of Messrs. Trunfio, Cash and Perlberg who are independent directors under Rule 5605(a) (2) of the Nasdaq Listing Rules. Mr. Cash joined the Compensation Committee upon his appointment to the Board in October 2001 and Mr. Trunfio was appointed to the Compensation Committee as its Chairman, effective January 1, 2014. Mr. Perlberg was appointed to the Compensation Committee, effective May 12, 2015. During 2016, there were 5 meetings of the Compensation Committee. The Compensation Committee has adopted a written charter, which is available on our website as described under “Committees of the Board of Directors.”

The agenda for meetings of the Compensation Committee is determined by its Chairman with the assistance of our Chief Executive Officer. Compensation Committee meetings are regularly attended by our Chief Executive Officer and General Counsel, except for portions of the meetings with respect to voting or deliberation. The Compensation Committee’s Chairman reports the Committee’s recommendations on executive compensation to the Board of Directors.

Under its charter, the Compensation Committee has the authority and may, in its sole discretion, obtain advice and seek assistance from internal and external legal, accounting and other consultants. The Compensation Committee has the sole authority to select or receive advice from, and terminate a compensation consultant or other advisor to the Compensation Committee (other than in-house legal counsel) to assist in the evaluation of the compensation of our Chief Executive Officer, senior executives and directors, including sole authority to approve such firm’s fees and other retention terms, and we provide appropriate funding as determined by the Compensation Committee. In selecting advisers, the Compensation Committee will take into consideration certain independence factors.

During 2016, the Compensation Committee retained Pearl Meyer & Partners, LLC (“Pearl Meyer”) as its independent compensation consultant. In its role, Pearl Meyer rendered services specifically requested by the Compensation Committee, which included reviewing the pay of our executives and directors and making recommendations to and advising the Compensation Committee on compensation design and levels. The Compensation Committee assessed the independence of Pearl Meyer pursuant to the applicable Nasdaq and Commission requirement and concluded that no conflict of interest exists that would prevent Pearl Meyer from serving as its independent consultant.

Governance and Nominating Committee

The role of the Governance and Nominating Committee is to: (i) develop and recommend to the Board of Directors a set of corporate governance principles and review them at least annually; (ii) determine the qualifications for board membership and recommend nominees to the stockholders; and (iii) ensure a robust and effective performance evaluation process is in place for the Board, the CEO, and senior management, as well as an effective succession planning process for these positions.

The Amended and Restated Charter of the Governance and Nominating Committee is available on our website as described under “Committees of the Board of Directors.” Our Governance Guidelines are also available on our website at www.crosscountryhealthcare.com by choosing the “Investors” link, clicking on the “Corporate Governance” section, and selecting the guidelines under “View.” The Governance and Nominating Committee consists of Ms. Fitzgerald and Messrs. Trunfio and Mastaler, who are all independent directors under Rule 5605(a) (2) of the Nasdaq Listing Rules. Ms. Fitzgerald was appointed to the Governance and Nominating Committee as its Chairman, effective January 1, 2014; Mr. Trunfio has served on the Committee since October 2001; and Mr. Mastaler was appointed to the Committee, effective January 1, 2014.

The Board’s current policy with regard to the consideration of director candidates recommended by stockholders is that the Governance and Nominating Committee will review and consider any director candidates who have been recommended by stockholders in compliance with the procedures established from time to time by the Board (the current procedures are described below), and conduct inquiries as it deems appropriate. The Governance and Nominating Committee will consider for nomination any such proposed director candidate who is deemed qualified by the Governance and Nominating Committee in light of the minimum qualifications and other criteria for Board membership approved by the Board from time to time. To date, we have not received any recommendation from stockholders requesting that the Governance and Nominating Committee consider a candidate for inclusion among the Governance and Nominating Committee’s slate of nominees in our Proxy Statement.

Certain identification and disclosure rules apply to director candidate proposals submitted to the Governance and Nominating Committee by any single stockholder or group of stockholders that has beneficially owned more than five percent of Common Stock for at least one year, referred to as a Qualified Stockholder Proposal. If the Governance and Nominating Committee receives a Qualified Stockholder Proposal with the necessary notice, information and consent provisions as referenced above, the proxy statement to which the Qualified Stock Proposal referred will disclose the name of the proposed candidate and the stockholder (or stockholder group) who recommended the candidate and will also disclose whether or not the Governance and Nominating Committee chose to nominate the proposed candidate. However, no such disclosure will be made without the written consent of both the stockholder (or stockholder group) and the proposed candidate to be so identified. The procedures described in this paragraph are not meant to replace or limit stockholders’ general nomination rights in any way.

In considering director nominees, the Nominating Committee will consider the following:

•	the needs of the Company with respect to particular areas of specialized knowledge;
•	the relevant business experience of the nominee including any experience in healthcare, business, finance, accounting, administration or public service;
•	the personal and professional integrity of the nominee;
•	the nominee’s ability to commit the resources necessary to be an effective director of a public company, including the nominee’s ability to attend meetings; and
•	the overall balance of the Board.

Other than the foregoing, there are no stated minimum criteria for nominees, although the Governance and Nominating Committee may also consider other facts as it may deem are in the best interests of the Company and its stockholders.

All stockholder recommendations for director candidates must be submitted to our legal department at 5201 Congress Avenue, Boca Raton, Florida, 33487, who will forward all recommendations to the Governance and Nominating Committee. All stockholder recommendations for director candidates must be submitted to us not less than 120 calendar days prior to the first anniversary of the date of our proxy statement released to stockholders in connection with the previous year’s Annual Meeting. All stockholder recommendations for director candidates must include the following information:

•	the name and address of record of the stockholder;
•	a representation that the stockholder is a record holder of our securities or, if the stockholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b) (2) of the Exchange Act;
•	the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the proposed director candidate;
•	a description of the qualifications and background of the proposed director candidate that addresses the minimum qualifications and other criteria for Board membership approved by the Board from time to time;
•	a description of all arrangements or understandings between any stockholder and the proposed director candidate;
•	the consent of the proposed director candidate (i) to be named in the proxy statement relating to our Annual Meeting of Stockholders and (ii) to serve as a director if elected at such Annual Meeting; and
•	any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to the rules of the Commission.

There have been no changes to the procedures by which stockholders may recommend nominees to our Board of Directors since our last disclosure of such procedures, which appeared in the definitive proxy statement for our 2016 Annual Meeting of Stockholders.

The Governance and Nominating Committee is responsible for identifying and evaluating individuals qualified to become Board members, including nominees recommended by Stockholders, and recommending to the Board the persons to be nominated by the Board for election as directors at the Annual Meeting of Stockholders and the persons to be elected by the Board to fill any vacancies on the Board. Director nominees are selected by the Governance and Nominating Committee in accordance with the policies and principles in its charter and the criteria set forth above. There are no differences in the manner in which the Governance and Nominating Committee evaluates director nominees recommended by stockholders and a candidate that has been initially recommended by the Governance and Nominating Committee. The Nominating Committee has the authority to retain a search firm to identify or evaluate or assist in identifying and evaluating potential nominees.

During 2016, there were 2 meetings of the Governance and Nominating Committee.

COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION

The members of the Compensation Committee are Messrs. Trunfio, Cash and Perlberg. During 2016:

•	no officer (or former officer) or employee of the Company or any of its subsidiaries served as a member of the Compensation Committee;
•	none of the members of the Compensation Committee had a direct or indirect material interest in any transaction in which the Company was a participant and the amount involved exceeded $200,000, except that W. Larry Cash is the President of Financial Services and Chief Financial Officer of Community Health Systems and, during our fiscal year ended December 31, 2016, we provided healthcare staffing services to Community Health Systems resulting in revenues to us of $5,013,396;
•	none of our executive officers served on the Compensation Committee (or another Board committee with similar functions or, if there was no such committee, the entire Board of Directors) of another entity where one of that entity’s executive officers served on our Compensation Committee;
•	none of our executive officers was a director of another entity where one of that entity’s executive officers served on our Compensation Committee; and
•	none of our executive officers served on the Compensation Committee (or another Board committee with similar functions or, if there was no such committee, the entire Board of Directors) of another entity where one of that entity’s executive officers served as a director on our Board.

Director Compensation and Other Arrangements

In 2016, each independent director received an annual retainer of $60,000; the Chairman of the Board received an additional annual retainer of $50,000; the Chairman of the Audit Committee received an additional annual retainer of $20,000; the Chairman of the Compensation Committee received an additional annual retainer of $15,000; and the Chairperson of the Governance and Nominating Committee received an additional annual retainer of $10,000. No payments were made for committee member services in 2016. In accordance with the 2014 Omnibus Incentive Plan, Messrs. Cash, Dircks, Mastaler, Perlberg, Trunfio and Ms. Fitzgerald also received a grant of restricted shares of Common Stock on June 1, 2016, the first day of the month following our Annual Meeting. Each such grant consisted of a number of shares of restricted Common Stock equal to approximately $100,000, based on the closing price of our Common Stock on the date of grant. Directors are required to hold an amount of the Company’s common stock equal to two times the annual cash retainer, which amount may be accumulated over three years. All directors are also reimbursed for the expenses they incur in attending meetings of the Board or Board committees.

2016 DIRECTOR COMPENSATION TABLE

The following table provides compensation information for our directors in 2016, except for Mr. Grubbs, our President and Chief Executive Officer. Compensation received by Mr. Grubbs is included in the Summary Compensation Table on page 28 of this proxy statement.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
W. Larry Cash	80,000	100,000	180,000
Thomas C. Dircks	110,000	100,000	210,000
Gale Fitzgerald	70,000	100,000	170,000
Richard M. Mastaler	60,000	100,000	160,000
Mark Perlberg	60,000	100,000	160,000
Joseph A. Trunfio PhD	75,000	100,000	175,000
(1)	Amounts in this column reflect the aggregate grant date fair value of awards of restricted stock granted under our 2014 Omnibus Incentive Plan and computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 718, Compensation-Stock Compensation (ASC Topic 718). The aggregate grant date fair value per share of restricted stock granted on June 1, 2016 was $13.77. Based on a grant date fair value of approximately $100,000, the actual number of shares of restricted stock granted to each Director was 7,263. Restricted Shares outstanding as of December 31, 2016 for each non-employee director were as follows: Mr. Cash: 21,992; Mr. Dircks: 21,992; Ms. Fitzgerald: 21,992; Mr. Mastaler: 21,992; Mr. Perlberg: 13,576 and Mr. Trunfio: 21,992.

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our current executive officers other than Mr. Grubbs whose information is provided as part of Proposal I:

Name	Age	Position
Daniele Addis, MBA	57	SVP, Business Services
Vickie L. Anenberg	52	President, Cross Country Staffing
Susan E. Ball, JD, MBA, RN	53	EVP, General Counsel and Secretary
William J. Burns, MBA, CPA	47	EVP, Chief Financial Officer and Principal Accounting Officer
Deborah Dean	56	SVP, Sales and Marketing
Dennis Ducham	57	President, Mediscan
Timothy Fischer	49	President, Medical Doctor Associates
William G. Halnon	58	Chief Information Officer
Ronni R. Morrison	58	SVP, Chief Human Resource Officer
Buffy Stultz White	43	SVP, Recruiting Strategy and Operations

Daniele Addis has served as Senior Vice President, Business Services since January 29, 2014. From September 2011 to January 2014, Ms. Addis was Senior Vice President, Shared Services of Randstad Professionals, a staffing company. Prior to that, she was Vice President, Shared Services and held various other positions at SFN Group, Inc. From January 1998 to January 2006, Ms. Addis was Senior Finance Manager of Office Depot, Inc. Ms. Addis holds a Bachelor in Business from Ecole Superieure de Commerce, Nantes, France, a Master of Arts in Economics from George Mason University and a Master of Business Administration from Jacksonville University.

Vickie L. Anenberg has served as President of Cross Country Staffing since May 8, 2012. From January 2006 to May 8, 2012, she served as Executive Vice President of Cross Country Staffing. Ms. Anenberg previously served as President of Cross Country Staffing from August 2002 to December 2005. Prior to that, she served as Vice President of our then Nursing Division since 1995. Prior to joining Cross Country Staffing in 1990, she worked at Proctor & Gamble since 1986.

Susan E. Ball, JD, MBA, RN has served as an Executive Vice President of the Company since January 1, 2017, as General Counsel since May 2004 and Secretary since March 2010. Prior to that, Ms. Ball served as our Corporate Counsel from March 2002 to May 2004. Ms. Ball also served as a Director of Jamestown Indemnity, Ltd. from September 2008 until its liquidation in the third quarter of 2015. Before joining us, Ms. Ball practiced law at Gunster, Yoakley & Stewart, P.A. from November 1998 to March 2002 and at Skadden, Arps, Slate, Meagher and Flom from 1996 to November 1998. Prior to practicing law, Ms. Ball was a registered nurse. Ms. Ball received her B.S. degree in Nursing from The Ohio State University, her Juris Doctor degree from New York Law School, and her Masters of Business Administration from Florida Atlantic University.

William J. Burns was appointed Chief Financial Officer, effective April 1, 2014, and Principal Accounting Officer, effective December 1, 2014. He has served as an Executive Vice President of the Company since January 1, 2017. Prior to joining the Company, Mr. Burns served as Group Vice President and Corporate Controller for Gartner, Inc., a technology research and advisory firm, since 2008. From 2006 until 2008, Mr. Burns was the Chief Accounting Officer for CA Technologies, Inc. Mr. Burns earned his B.A. in Accounting and Information Systems from Queens College in 1992 and a Masters of Business Administration from New York University’s Stern School of Business in 2000. Mr. Burns is a Certified Public Accountant.

Deborah Dean has served as Senior Vice President, Sales and Marketing since June 20, 2013. Prior to joining the Company, Ms. Dean served as the Vice President of Sales of Vision IT from January 2012 to May 2013. She served as the Senior Vice President, Strategic Accounts for Spherion Staffing Services from May 2006 to November 2011. From November 2001 to March 2006, Ms. Dean served as the Vice President of Sales for Spring Group Plc. Ms. Dean holds her B.A. in English from Alma College.

Dennis Ducham has served as President of New Mediscan II, LLC since October 30, 2015 when it and its affiliates were acquired by the Company. Prior to joining the Company, from 2012 through June 2015,

Mr. Ducham served as President and Chief Executive Officer of Mediscan, Inc. and its affiliates. From January 2004 through December 2011, Mr. Ducham served as Chief Executive Officer of Global Recruiters Network, Pleasanton. Mr. Ducham holds a B.S. in Economics from Michigan State University.

Timothy Fischer has served as President of MDA Holdings, Inc. since April 2016. Prior to joining MDA, from 2014 through January 2016, Mr. Fischer served as Chief Operating Officer at Mitchell Martin, Inc., a talent acquisition solutions firm. From 2013 to 2014, Mr. Fischer served as Senior Vice President and led the integration of his prior employer, RCG Global Services, into Stefanini. Mr. Fischer was President of RCG Staffing from 2009 to 2013. Mr. Fischer holds a B.S. in Business Administration from Culver-Stockton College.

William G. Halnon has served as Chief Information Officer since February 2017. Prior to joining the Company, from February 2016 to February 2017, Mr. Halnon served as President of Albedon Digital, Inc. From January 2007 to February 2016, Mr. Halnon served as Senior Vice President and Chief Information Officer of Republic Services, Inc. and, from January 2005 to January 2007, he served as Senior Vice President and Chief Information Officer of Spherion, Inc. Mr. Halnon holds a B.A. in Accounting from Langston University.

Ronni R. Morrison has served as Cross Country Healthcare, Inc.'s Senior Vice President and Chief Human Resource Officer since March 31, 2017. From January 2011 to November 2016, and from July 2006 to January 2011, respectively, Ms. Morrison served as Senior Vice President, Human Resources and Vice President, Human Resources of Starboard Cruise Services. Prior to that, Ms. Morrison held various human resource positions at Pier I Imports from 1985 to 2006. Ms. Morrison earned her B.S. degree in Industrial and Labor Relations from Cornell University and a Masters of Business Administration from Southern Methodist University.

Buffy Stultz White has served as Senior Vice President, Recruiting Strategy and Operations since September 30, 2016. Before joining Cross Country Healthcare, Inc., Ms. White served as Executive Vice President, Global Services and Solutions Consulting, of Pontoon (a division of Adecco) from June 2015 to November 2015. Ms. White served in various capacities at Pontoon and Adecco since 2006 and prior to that, in various roles at SFN Group, Inc. from August 2001 to July 2006.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis is designed to provide our shareholders with a clear understanding of our compensation philosophy and objectives, compensation-setting process, and the 2016 compensation of our named executive officers, or NEOs. As discussed in Proposal IV, we are conducting a Say-on-Pay vote this year that requests your approval, on an advisory basis, of the compensation of our NEOs as described in this section and in the tables and accompanying narrative. As discussed in Proposal V, we are also conducting a frequency vote this year requesting that you indicate whether we should hold the Say-on-Pay vote every 1, 2 or 3 years.

Our NEOs for 2016 are:

William J. Grubbs, President and Chief Executive Officer
William J. Burns, Executive Vice President, Chief Financial Officer and Principal Accounting Officer
Christopher R. Pizzi, Former Acting Chief Financial Officer
Vickie L. Anenberg, President, Cross Country Staffing
Susan E. Ball, Executive Vice President, General Counsel and Secretary
Paul Tymchuk, Chief Information Officer

EXECUTIVE SUMMARY

2016 Business Performance Highlights

We are a national leader in providing healthcare staffing, recruiting and value-added workforce solutions. Through a full suite of innovative workforce solutions and a national presence including 74 office locations throughout the United States, we are able to meet the unique and dynamic needs of our clients. By utilizing our various solutions, clients are able to better plan their personnel needs, outsource recruitment processes, strategically flex their workforce, streamline their purchasing needs, access specialties not available in their local area, access quality healthcare personnel and provide continuity of care for improved patient outcomes. Our solutions are geared towards assisting our clients in solving their labor issues while maintaining high quality outcomes.

Over the past four years we have added nearly $400 million of revenue and increased our Adjusted EBITDA* (a non-GAAP financial measure) from $4 million to $45 million. In 2016, we won twenty-four Managed Service Programs (MSPs) and, through March 2, 2017, we have won ten (10) more. During 2016, we had more than 27,500 healthcare professionals on assignment at over 6,700 facilities. Our Managed Service Programs served more than 2,100 facilities.

We achieved solid performance in 2016. A summary of key highlights that occurred during 2016 include:

•	We grew revenue for the year ended December 31, 2016 to $833.5 million (or a 9% increase). We grew Adjusted EBITDA* to $44.7 million (or a 19% year-over-year increase). In addition, our Adjusted EPS* (a non-GAAP financial measure) for the year ended December 31, 2016 was $0.69 compared to $0.54 in 2015.
•	On December 1, 2016, we completed the acquisition of USr Healthcare to expand our RPO business.
•	For purposes of our annual incentive program, our financial performance was within the performance range established by the Compensation Committee, therefore entitling our NEOs to incentive compensation award payouts.

2016 Compensation Highlights

•	Base Salary: Base salaries for certain executive officers were raised approximately 10% in an effort to keep our NEOs benchmarked at median levels.
•	Annual Incentives: Based on 2016 results, our bonuses were paid out at between 61% and 79% of target for the 2016 year.
•	Long Term Incentives: Based on 2016 Adjusted EPS of 83.8% of target, 48.1% of our Performance-based Share Awards (PSAs) were issued as of March 22, 2017.

Pay for Performance

We pay for performance. The core of our executive compensation philosophy is that our executives’ pay should be linked to the performance of Cross Country Healthcare. Accordingly, our executives’ compensation is heavily weighted toward compensation that is performance-based or equity-based. Our NEO compensation for 2016 reflects this commitment.

*	See Annex A of this proxy statement for a reconciliation of non-GAAP financial measures to our results as reported under GAAP.

Good Governance

What we do	What we don’t do
☑ Majority of compensation incentive-based and at risk tied to company performance	X No guaranteed incentive payments
☑ Engage independent compensation consultants	X No 280G excise tax gross-ups
☑ Engage in peer group benchmarking	X No pension or retirement plans
☑ Due diligence in setting compensation targets and goals	X No option repricing
☑ Periodically assess the compensation programs to ensure that they are not reasonably likely to incentivize employee behavior that would result in any material adverse risks to the company	X Perquisites are not a substantial portion of our NEO pay packages
☑ Provide reasonable severance protection with double trigger protections upon a change in control	X No hedging or pledging
☑ Clawbacks of equity and cash compensation in the event of a restatement
☑ Robust stock ownership guidelines

Consideration of Shareholder Advisory Vote

As part of its compensation setting process, the Committee also considers the results of the prior year’s shareholders advisory vote on our executive compensation to provide useful feedback regarding whether shareholders believe the Committee is achieving its goal of designing an executive compensation program that promotes the best interests of the Company and its shareholders by providing its executives with the appropriate compensation and meaningful incentives. For the sixth straight year, our 2015 executive compensation program received substantial shareholder support and was approved, on an advisory basis, by 98.4% of the votes cast at the 2016 annual stockholder meeting. Our Compensation Committee believes that this vote reflected our shareholders’ strong support of the compensation decisions made by the Committee for our NEOs for 2016.

COMPENSATION PHILOSOPHY AND OBJECTIVES

The philosophy of our executive compensation program is to align pay with performance, keep overall compensation competitive and ensure that we can recruit, motivate and retain high quality executives. Accordingly, our executives’ compensation is heavily weighted toward compensation that is performance-based or equity-based. Our NEO compensation for 2016 reflects this commitment. Our executives’ compensation for 2016 consisted of a base salary, an annual incentive bonus and long-term equity awards (50% of which are time vested over three years and 50% of which are performance-based, with earned shares subject to a two-year cliff vest). For 2016, 75% of our CEO’s target total compensation and an average of 57% of our other NEO’s target total compensation was performance-based or equity-based. We do not provide pension, supplemental retirement benefits or material perquisites to our executives as they are not tied to performance.

The three principles of our compensation philosophy are as follows:

Total direct compensation levels should be sufficiently competitive to attract, motivate and retain the highest quality executives.   Our Committee seeks to establish target total direct compensation (base salary, short-term and long-term incentive) at the 50th percentile of our Peer Group and market data of companies of like size, thereby providing our executives the opportunity to be competitively rewarded for our financial, operational and stock price growth. It is also the Committee’s intention to set total executive compensation sufficiently high to attract and retain strong, motivated leadership who will not only strive to reach our key operating and strategic objectives, but also demonstrate the utmost integrity in doing so.

Performance-based compensation should constitute a substantial portion of total compensation.   We believe in a pay-for-performance culture, with a significant position of total direct compensation being performance -based and/or “at risk.” The performance of our executives, considered in light of general economic and specific company, industry and competitive conditions, serves as the primary basis for determining their overall compensation. Accordingly, a portion of the compensation provided to our executive officers is tied to, and varies with, our financial and operational performance, as well as individual performance. We view our short-term and long-term components of the compensation program as being “at risk.”

Long-term incentive compensation should align executives’ interests with our shareholders’ interest to further the creation of long-term shareholder value.   Awards of equity-based compensation encourage executives to focus on our long-term growth and prospects and incentivize executives to manage the Company from the perspective as owners with a meaningful stake, and to encourage them to remain with us for long and productive careers. Our stock ownership guidelines further enhance the incentive to create long-term shareholder value. Equity-based compensation also subjects our executives to market risk similar to our shareholders.

This philosophy serves as the basis of the Committee’s decisions regarding each of the following three components of pay: base salary, short-term (annual) incentive compensation and long-term (equity) compensation, each of which is discussed below.

THE ROLE OF THE COMPENSATION COMMITTEE, MANAGEMENT AND CONSULTANTS AND THE COMPENSATION SETTING PROCESS

The Committee is comprised solely of independent directors and is responsible for determining the compensation of our CEO and other NEOs. The Committee receives assistance from its independent compensation advisor, which was Pearl Meyer, and from our CEO (with respect to NEO compensation other than his own).

Annually, the Committee evaluates the Company’s executive and director compensation design, competitiveness and effectiveness. In 2016, the Committee engaged Pearl Meyer to review the compensation components for our NEOs against our 2016 Peer Group and market data of like-sized companies, assist in the determination of the 2016 compensation for our NEOs, and provide recommendations for our director compensation program. Pearl Meyer does not perform any other services for the Company other than its consulting services to the Committee and is deemed to be independent and conflict-free under relevant stock exchange standards.

Our NEO compensation program is implemented yearly and it coincides with the completion of our annual financial statement audit and release of annual earnings, as well as the approval of the budget for the then current year. Annual cash incentives earned for the prior year, if any, are determined by the Committee and paid out at that time. Current year target objectives are also established at that time and any adjustments to base salaries are typically determined by the Committee at that time.

When making NEO compensation decisions, the Committee takes many factors into account, including the economy, the NEO’s performance, expected future contributions to the Company’s success, the financial and operational results of individual business units, our financial and operational results as a whole, the NEO’s historical compensation, and any retention concerns. As part of the process, the CEO provides the Committee with his assessment of the NEOs’ performance and other factors used in developing his recommendation for their compensation, including salary adjustments, cash incentives and equity grant guidelines for the then current year. In looking at historical compensation, the Committee looks at the progression of salary increases over time, an NEO’s ability to meet targets in prior years, the value inherent in equity awards to be granted to complete the total compensation program for an NEO for a particular year, economic outlook and our stock performance. The Committee uses the same general factors in evaluating the CEO’s performance and compensation as it uses for the other NEOs.

Upon receipt of this information, the Committee discusses proposed compensation plans for the CEO and other NEOs in detail. Based on our Governance Guidelines, the Committee is required to annually approve the goals and objectives for compensating the CEO and other NEOs, evaluate their performance in light of these goals before setting their salaries, bonus and other incentive and equity compensation. The Committee adjusts the cash incentive portion of the NEOs’ compensation consistent with its philosophy to incentivize and reward executives to reach certain financial and strategic objectives and reward them based upon their performance. The Committee believes that maintaining the flexibility to make upward or downward adjustments to the various components of the NEOs compensation programs allows the Committee to appropriately provide incentives to individuals and further aligns the NEOs with the objectives of our stockholders.

THE ROLE OF BENCHMARKING

At the beginning of the executive compensation setting process each year, the Committee, in consultation with its independent compensation consultant, determines the process by which it will work to ensure that the Company’s compensation is competitive. For fiscal 2016, the Committee, in consultation with its independent compensation consultant, identified the process by which it will work to ensure that our executive compensation is competitive. For 2016, the Compensation Committee selected, with the recommendation of Pearl Meyer, a group of peer companies from both the healthcare staffing and general staffing industry, including the following 11 companies: AMN Healthcare Services, Inc., On Assignment, Inc., KForce, Inc., TrueBlue, Inc., CDI Corp., Hudson Global, Korn/Ferry International, Volt Information Sciences, Inc., Heidrick & Struggles International Inc., GP Strategies Corp., and Barrett Business Services, Inc. (the “2016 Peer Group”). The Compensation Committee decided to use companies from these two staffing industries as it believes that each of these two industries have business characteristics that are similar to our business. The number of companies in the 2016 Peer Group was revised to reflect the increased size of the Company compared to the year earlier and to increase the sample size.

Each 2016 Peer Group company is comparable to the Company in certain respects, however, factors such as revenue, business mix, as well as the way the companies structure their top management also affect executive compensation. The Committee looked at the practices of the 2016 Peer Group and used their compensation levels as an indicator of the competitive market for our executives for fiscal year 2016.

Generally, our policy has been to pay our NEOs base salaries at the 50th percentile of our Peer Group. Incentive payouts, at a reduced level, begin upon achievement of a predetermined percentage of targeted objectives (generally 80% or higher for EBITDA and 95% for revenue) which can vary from year to year and from one performance metric to another, so that there is not a disincentive to the NEOs. Payouts may exceed 100% if the performance exceeds 100% of the target objective as set forth in the table on page 22. We believe that an “all or nothing” approach could provide a disincentive compared to our tiered payout approach that is better aligned with our overall operating objectives, and ensures that pay varies in proportion to performance. In determining competitive compensation levels for the NEOs, the Committee takes into account their responsibilities, past performance, external market practices and the economy.

COMPONENTS OF 2016 NEO PAY PROGRAM

The Committee uses various compensation elements to provide an overall competitive total compensation and benefits package to the NEOs that is tied to creating stockholder value, is commensurate with our financial results and aligns with the business strategy. The Committee’s specific rationale, design, reward process and relating information are outlined below.

Base Salary

We provide the NEOs with a base salary to compensate them for services rendered during the fiscal year. Base salary ranges for NEOs are determined on the basis of each executive’s position, performance and level of responsibility. Base salary levels are currently reviewed at a minimum of every two years or earlier if the scale and scope of responsibilities and accountabilities for a NEO change. Peer group and market data from like sized companies are utilized in our review. Our practice does not include annual merit increases for NEOs. Base salaries for NEOs are generally benchmarked within a tight range of the market median for our peer groups and companies of like size. Commencing in 2017, base salaries for all of our NEOs will be reviewed annually.

Annual Cash Incentive Program

The annual cash incentive program is a core component of our “pay-for-results” philosophy. The program is heavily weighted to our financial results or relevant business units and the goals are closely linked to business strategy. The components of this program have historically included the incentive and reward opportunity (expressed as a percentage of base salary) and performance measures determined by the Committee, such as: revenue, Adjusted EBITDA, segment contribution income, Adjusted earnings per share (EPS) or Pre-Tax Income. To ensure the integrity of the goals and minimize the risk of unanticipated outcomes, each goal has had a performance range built around it with a commensurate increase or decrease in the associated award opportunity. The Committee may adjust performance measures for certain special, unusual or non-recurring items at its sole discretion.

Historically, the Committee has established performance goals and the weighting of each goal during its first Committee meeting each year. The process for setting the goals begins with the management team establishing preliminary goals based on prior year’s results, the budget, strategic initiatives, industry performance and projected economic conditions. The Committee assesses the difficulty of the goals and their implications for share price appreciation, revenue growth and other related factors. The iterative process results in final goals presented by management to the Committee at its March meeting.

Incentives and Award Opportunities.   Each annual target cash incentive award opportunity is expressed as a percentage of base salary, which may be earned based on both the achievement of certain financial objectives (the “Objective Bonus” component) and subjective considerations (the “Subjective Bonus” component). If results fall below pre-established threshold levels, no cash award is payable under the Objective Bonus component, although a Subjective Bonus may still be paid at the discretion of the Committee. If results exceed pre-established outstanding goals, the cash award payable under the Objective Bonus component is capped at a maximum award opportunity. The Committee believes that having a maximum cap serves to promote good judgment by the NEOs, reduce the likelihood of windfalls and makes the maximum cost of the plan predictable. The award opportunity is established for each position with the desired emphasis on pay at risk (more pay at risk for more senior executives) and internal equity (comparably positioned executives should have comparable award opportunities).

The Subjective Bonus opportunity is capped at a maximum amount, expressed as a percentage of base salary, which may vary for each position. The use of subjective criteria requires the Committee to weigh a multitude of subjective factors relative to specific responsibilities. This process allows the Committee to evaluate performance and to recognize contributions in light of our changing needs.

The table below sets forth the percentages of the portion of the 2016 annual incentive bonus that was payable upon achievement of the minimum, target and maximum levels (with interpolation between levels) of the performance metrics set forth in the table below for each of our NEOs.

Performance Metric	Attainment Range (Minimum/Target/Maximum)	Payout Percentage* (Minimum/Target/Maximum)	% of Annual Incentive by Performance Metric
			Grubbs	Burns	Ball	Tymchuk	Pizzi	Anenberg
Company Annual Revenue	95%/100%/105%	20%/100%/180%	20%	20%	20%	20%	20%	7.5%
Company Annual Adjusted EBITDA	80%/100%/120%	20%/100%/180%	60%	60%	60%	60%	60%	22.5%
CCS Revenue	95%/100%/105%	20%/100%/180%	n/a	n/a	n/a	n/a	n/a	12.5%
CCS Contribution Income	80%/100%/120%	20%/100%/180%	n/a	n/a	n/a	n/a	n/a	37.5%
Individual Objectives	n/a	20%/100%/180%	20%	20%	20%	20%	20%	20%
Total			100%	100%	100%	100%	100%	100%
*	Except for Mr. Pizzi’s payout percentage, which was 50%/100%/150%.

As the President of Cross Country Staffing (“CCS”), Ms. Anenberg is responsible for the performance of the Company’s Nurse and Allied Staffing business segment (other than Mediscan) which represented approximately 81% of the Company’s total revenue for the full year in 2016. Accordingly, the Committee designs her annual incentive bonus to focus on the short-term financial, operational, and qualitative performance metrics that the Committee believes will be the basis of long-term growth for both CCS and the Company. For 2016, Ms. Anenberg’s annual incentive bonus was therefore partially based on CCS contribution income and revenue.

The annualized Company Adjusted EBITDA (a non-GAAP financial measure) and annualized Company revenue targets for the NEOs for 2016 were $51.4 million and $854.6 million, respectively. See Annex A of this proxy statement for a reconciliation of non-GAAP financial measures to our results as reported under GAAP.

Determination of 2016 Annual Incentive Bonus Payments

The Committee determined that, for 2016, the Company achieved annualized Adjusted EBITDA of $44.7 million and annualized revenue of $833.5 million, after consideration of certain other unusual items outside the reasonable control of management. These amounts were 87.0% and 97.5% of the target level, respectively, and above the threshold levels. The Committee also determined for Ms. Anenberg that CCS achieved segment contribution income of $68.7 million and segment revenue of $674.1 million, after consideration of certain unusual items outside of the reasonable control of Ms. Anenberg. These amounts were 98.1% and 98.4% of their target levels, respectively. Set forth below are the annual incentive bonuses earned by the NEOs for 2016.

	Target Bonus Opportunity		Annual Incentive Bonus Earned
NEOs	% of Base Salary	$	% of Target Bonus Opportunity Earned		Individual Objectives Achieved	$
William J. Grubbs	100%	685,000	61.0	%(1)	100.0%	437,564	(4)

William J. Burns	70%	308,000	61.0	%(1)	100.0%	207,751	(4)

Susan E. Ball	60%	201,000	61.0	%(1)	100.0%	142,526	(4)

Paul Tymchuk	45%	123,750	—	(2)	— (2)	—	(2)

Vickie L. Anenberg	65%	260,000	79.2	%(3)	100.0%	205,953

Christopher R. Pizzi	40%	88,000	75.6	%(1)	100.0%	66,527
(1)	Based on Adjusted EBITDA and revenue, and achievement of individual objectives at 100%.
(2)	Mr. Tymchuk left the Company prior to the payment of the incentive bonus.
(3)	In addition to components referenced in (1), Ms. Anenberg’s bonus was also based on contribution income and revenue of CCS.
(4)	Includes a $20,000 discretionary bonus.

Long-Term Incentive Compensation

The Company uses equity-based awards to focus executives on long-term performance, to align executives’ financial interests with those of shareholders and to create retention platforms for key executives. Equity-based awards for NEOs are generally made based on the executive’s position, experience and performance, prior equity-based compensation awards and competitive equity-based compensation levels. Further, the Committee determines the terms and conditions of equity grants taking into account market practices and the objectives of the compensation program. Retaining key talent is a key factor for the Committee in considering the level of equity awards and the vesting schedule. The Committee may make grants of equity awards at such times during the year as it deems appropriate.

In 2016, 50% of the equity awards granted to the NEOs were in the form of time-based Restricted Share Awards (RSAs) and 50% were in the form of Performance-based Share Awards (PSAs) under our 2014 Omnibus Stock Incentive Plan (referred to as the Plan). Since 2014, the Company issued PSAs instead of Stock Appreciation Rights (SARs) since PSAs more closely tie compensation to specific financial performance goals and incentivizes management to focus their efforts on maximizing shareholder value.

The Committee approves a number of RSAs and a target number of PSAs for the NEOs to be granted on March 31st of each year. In 2016, the grant date values are set forth below and were based on the closing price on the grant date.

Name	Grant Date Value of Restricted Share Awards (per share)	Number of Restricted Share Awards	Grant Date Value of Performance Share Awards at Target (per share)	Target Number of Performance Share Awards
William J. Grubbs	$11.63	58,900	$11.63	58,900
William J. Burns	$11.63	17,025	$11.63	17,025
Vickie L. Anenberg	$11.63	15,477	$11.63	15,477
Susan E. Ball	$11.63	10,082	$11.63	10,082
Paul Tymchuk	$11.63	7,094	$11.63	7,094
Christopher R. Pizzi	$11.63	3,612	$11.63	3,612

All of the RSAs granted to the NEOs in 2016 provide for vesting of 33 and 1/3% of the award on each of the first, second and third anniversaries of the grant date, subject to the NEO’s continued employment through the vesting date. The PSAs granted to the NEOs in 2016 provide for the issuance of a number of restricted shares based on the level of attainment of Adjusted EPS (a non-GAAP financial measure) for 2016 as follows:

Performance Level	Adjusted Earnings Per Share Achieved ($000s)	Percentage of the Target Shares Earned
Below Threshold	Less than $0.62	0%
Threshold	$0.62	20%
Target	$0.83	100%
Maximum	$0.91	120%

Any restricted shares issued under the PSA would vest on December 31, 2018, subject to the NEO’s continued employment through such date. Our Adjusted EPS, as approved by the Committee, was $0.69, which was 83.8% of target, and resulted in 48.1% of the PSAs being issued on March 22, 2017. See Annex A of this proxy statement for a reconciliation of non-GAAP financial measures to our results as reported under GAAP.

OTHER COMPENSATION AND BENEFITS

Deferred Compensation Plan

We maintain the Deferred Compensation Plan, an unfunded non-qualified deferred compensation arrangement, intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended, or the Code. Designated executives, including our NEOs, may elect to defer the receipt of a portion of their annual base salary, bonus and commission to our Deferred Compensation Plan. We may also make a discretionary contribution to the Deferred Compensation Plan on behalf of certain participants, which generally becomes vested three years from the date such contribution is made to the plan, upon the occurrence of a change in control or upon a participant’s retirement, death during employment or disability. Generally, payments under the Deferred Compensation Plan automatically commence upon a participant’s retirement, termination of employment or death during employment. Under certain limited circumstances described in the Deferred Compensation Plan, participants may receive distributions during employment. To enable us to meet our financial commitment under the Deferred Compensation Plan, assets may be set aside in a corporate-owned vehicle, which assets remain available to all our general creditors in the event of our insolvency. Participants of the Deferred Compensation Plan are our unsecured general creditors with respect to the Deferred Compensation Plan benefits. Currently, none of our NEOs have any amounts deferred under the Deferred Compensation Plan and no discretionary contributions were made to the plan in 2016.

401(k) Plan

We maintain a 401(k) plan. The plan permits eligible employees to make voluntary, pre-tax contributions to the plan up to a specified percentage of compensation, subject to applicable tax limitations. We may make a discretionary matching contribution to the plan equal to a pre-determined percentage of an employee’s voluntary, pre-tax contributions and may make an additional discretionary profit sharing contribution to the plan, subject to applicable tax limitations; provided, however, that NEOs and other executive officers are no longer eligible to participate in our 401(k) plan effective January 2017. Other eligible employees who elect to participate in the plan are generally vested in any matching contribution after three years of service with us and fully vested at all times in their employee contributions to the plan. The plan is intended to be tax-qualified under Section 401(k) of the Code, so that contributions to the plan and income earned on plan contributions are not taxable to employees until withdrawn from the plan, and so that our contributions, if any, will be deductible by us when made. Our 401(k) matching contribution has a matching contribution rate equal to 25% of the first 6% of compensation contributed to the plan by eligible participants during each payroll period.

Other Benefits

Executives participate in the health and dental coverage, company-paid term life insurance, disability insurance, paid time off and paid holidays programs applicable to other employees in their locality. These benefits are designed to be competitive with overall market practices and are in place to attract and retain the necessary talent in the business.

Employment Agreements

On March 20, 2013, we entered into an employment agreement with William J. Grubbs pursuant to which, on April 1, 2013, Mr. Grubbs became our President and Chief Operating Officer. On July 5, 2013, Mr. Grubbs became our Chief Executive Officer. The initial term of that agreement expired on March 31, 2016, and we entered into a new employment agreement with Mr. Grubbs on March 9, 2016. Mr. Grubbs’ base salary was $500,000 during the period in which he served as President and Chief Operating Officer, and was increased to $550,000 per year on July 5, 2013 when he became the Chief Executive Officer. His salary was then increased to $625,000 in January 2015, and to $685,000 effective January 2016. The salary is subject to annual review by the Committee and Mr. Grubbs is currently eligible to receive an annual bonus of a target at 100% of his base salary but not in excess of 180% of his base salary based on the level of achievement of performance goals to be established by the Committee. Mr. Grubbs is eligible to participate in the Company’s equity incentive plan, as well as all benefit plans and fringe benefit arrangements available to our senior executives. If Mr. Grubbs’ employment agreement is not renewed by us at the end of any employment term, is terminated by us without cause or Mr. Grubbs terminates his employment for good reason (see “Potential Payments Upon Termination or Change in Control” below), and if he is not otherwise entitled to receive severance benefits under our Executive Severance Policy, subject to his timely execution of a release, he will be entitled to a severance payment equal to the sum of (i) two years base salary and (ii) two times the average annual bonus paid in the immediately three prior calendar years and (iii) two years health benefits. In addition, any and all unvested stock appreciation rights, performance stock awards, stock options or other equity shall immediately vest upon such termination without Cause or for Good Reason.

The Company also agreed to reimburse Mr. Grubbs (on a tax grossed up basis) for the reasonable legal fees incurred by him in connection with the negotiation of the new employment agreement.

On March 3, 2014, we entered into an employment agreement with William J. Burns pursuant to which, on April 1, 2014, Mr. Burns became our Chief Financial Officer. Mr. Burns’ base salary was $400,000 per year. Effective January 2016, Mr. Burns’ base salary was increased to $440,000. The base salary is subject to annual review by the Committee and Mr. Burns is eligible to receive an annual bonus with a target of 70% of his base salary and not to exceed 180% of his base salary based on the level of achievement of performance goals to be established by the Committee. Mr. Burns is also eligible to participate in the Company’s equity incentive plan, as well as all benefit plans and fringe benefit arrangements available to our senior executives. If Mr. Burns’ employment is terminated by us without cause or Mr. Burns terminates his employment for good reason, and if he is not otherwise entitled to receive severance benefits under our Executive Severance Policy, subject to his timely execution of a release, he will be entitled to a severance payment equal to one year’s base salary and benefits.

Severance/Change of Control Arrangements

We maintain an Executive Severance Policy, or the Severance Policy pursuant to which, subject to executing a release, each NEO is entitled to receive certain severance payments and benefits if, within 90 days prior to, or within 18 months after, a “Change of Control” (as defined in the Severance Policy) of the Company, such NEO was terminated without cause or incurred an “involuntary termination” (i.e. a resignation for good reason). It is a “double-trigger” policy as a “Change of Control” must occur and the NEO must be terminated without Cause (as defined in the Severance Policy) or the NEO terminates for “Good Reason” (as defined in the Severance Policy). Under the Severance Policy, Mr. Grubbs, Mr. Burns, and Mses. Anenberg and Ball, are entitled to, and Mr. Tymchuk was entitled to, receive continued base salary for a period of two years following termination, plus two times the amount of their target bonus for the year in which a Change of Control occurs. In addition, during such periods, we would continue to make group health, life or other similar insurance plans available to such NEO and his or her dependents, and we would pay for such coverage to the extent we paid for such coverage prior to the termination of employment. The severance benefits payable under the Severance Policy are subject to: (1) the six-month delay under Section 409A of the Code; (2) the execution and non-revocation of a general release of claims in favor of the Company within a specified time period; and (3) reduction to avoid any excise tax on “parachute payments” if the NEO would benefit from such reduction as compared to paying the excise tax.

In addition, under our general severance pay policy for all of our eligible employees, if an NEO (other than Mr. Grubbs and Mr. Burns whose arrangements are included in their employment agreements) is terminated without cause (as defined in our general severance pay policy) other than in connection with a Change of Control, the NEO, subject to executing a release, would be entitled to one week’s base salary for each full year of continuous service with us.

Perquisites

Our NEOs are not entitled to any perquisites that are not otherwise available to all of our employees. In this regard, it should be noted that we do not provide pension arrangements, post-retirement health coverage or similar benefits for our executives or employees.

Stock Ownership Guidelines

Effective as of January 1, 2014, our Company’s chief executive officer must hold shares of Common Stock equal to three times his base salary, to be accumulated over three years, and the Company’s other senior executives must hold shares of Common Stock equal to one times his or her base salary, to be accumulated over three years.

Impact of Accounting and Tax Matters

As a general matter, the Committee reviews and considers the various tax and accounting implications of compensation vehicles that we utilize. With respect to accounting matters, the Committee examines the accounting cost associated with equity compensation in light of ASC Topic 718.

With respect to tax matters, the Committee considers the impact of Section 162(m) of the Code, which generally prohibits any publicly-held corporation from taking a Federal income tax deduction for compensation paid in excess of $1 million in any taxable year to the chief executive officer and any other executive officer (other than the chief financial officer) employed on the last day of the taxable year whose compensation is required to be disclosed to stockholders under Commission rules. Exceptions include qualified performance-based compensation, among other things. It is the Committee’s policy to maximize the effectiveness of our executive compensation plans in this regard. Nonetheless, the Committee retains the discretion to grant awards (such as restricted stock with time-based vesting) that will not comply with the performance-based exception of 162(m) if it is deemed in the best interest of the Company to do so.

Incentive Compensation Recoupment “Clawback” Policy

The Company has an Incentive Compensation Recoupment Policy (“Clawback Policy”) for executive officers. This policy further strengthens the risk mitigation program by defining the economic consequences that misconduct has on the executive officer’s incentive-related compensation. If there is a “Restatement” and the

Board determines that an executive received incentive compensation over a 3-year look back period (during which the policy was in effect) in excess of the amount that would have been paid to the executive had such incentive compensation been calculated based on the restatement, regardless of fault, the Board has the discretion to (i) require the executive to repay all or a portion of any cash incentive compensation, (ii) cancel all or a portion of any vested or unvested incentive compensation awarded to the executive, and (iii) require the executive to repay all or a portion of any gains realized with respect to the award. Under the policy, “Restatement” means any restatement of the Company’s financial statements due to non-compliance with any accounting requirement where such restatement is due to the covered person’s fraud or misconduct, errors or omissions or other related activities.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Proxy Statement.

THE COMPENSATION COMMITTEE
Joseph A. Trunfio, PhD, Chairman
W. Larry Cash, Member Mark Perlberg, Member

SUMMARY COMPENSATION TABLE

The following table provides a summary of the compensation received by our NEOs for the fiscal years ended December 31, 2016, 2015 and 2014.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
William J. Grubbs Chief Executive Officer and President	2016	685,000	—	1,370,014	—	437,564	—	—	2,492,578
	2015	625,000	—	1,093,753	—	600,000	—	—	2,318,753
	2014	549,997	—	669,101	—	418,159	—	—	1,637,257

William J. Burns Chief Financial Officer and Principal Accounting Officer(4)	2016	440,000	—	396,002	—	207,751	—	1,656	1,045,409
	2015	400,000	—	359,998	—	288,899	—	34,014	1,082,911
	2014	298,461	—	552,605	—	159,661	—	85,727	1,096,454

Christopher R. Pizzi Former Acting Chief Financial Officer(4)	2016	220,000	—	84,015	—	66,527	—	1,616	372,158

Vickie L. Anenberg President, Cross Country Staffing	2016	400,000	—	359,995	—	205,953	—	1,656	967,604
	2015	357,500	—	321,762	—	191,307	—	4,675	875,244
	2014	342,375	—	243,748	—	196,092	—	4,375	786,590

Susan E. Ball General Counsel And Secretary	2016	335,000	—	234,507	—	142,526	—	1,656	713,689
	2015	335,000	—	234,496	—	207,389	—	3,430	780,315
	2014	289,731	75,000	217,400	—	127,272	—	3,250	712,653

Paul Tymchuk Chief Information Officer	2016	275,000	—	165,006	—	—	—	1,656	441,662
	2015	275,000	—	164,996	—	95,896	—	3,390	539,282
	2014	259,616	—	150,008	—	76,020	—	—	485,644
(1)	For 2014, reflects a bonus paid to Ms. Ball for performance in connection with the Company’s acquisition of MSN and entry into new credit agreements.
(2)	Amounts in this column reflect the aggregate grant date fair value of awards of restricted stock and Performance-based Share Awards granted under our 2014 Omnibus Incentive Plan and computed in accordance with ASC Topic 718. The grant date fair value of the Performance-based Share Awards is based on the probable outcome of the performance conditions as of the grant date, in accordance with Item 402 of Regulation S-K. The aggregate grant date fair value per share of stock awards granted on March 31, 2016, was $11.63. The fair value of awards at the maximum level of achievement for performance awards for 2016 is as follows: Mr. Grubbs, $1,507,015; Mr. Burns, $435,602; Mr. Pizzi, $92,412; Ms. Annenberg, $395,990; Ms. Ball, $257,953; and Mr. Tymchuk, $181,509.
(3)	The “All Other Compensation” column for 2016 consists of employer matching contributions to the 401(k) plan in the following amounts:
Name	401(k) Match
Grubbs	—
Burns	1,656
Pizzi	1,616
Anenberg	1,656
Ball	1,656
Tymchuk	1,656

See the discussion of our matching contributions under “401(k) Plan” above in the Compensation and Discussion Analysis.

(4)	Mr. Pizzi was Cross Country Healthcare’s Acting Chief Financial Officer during Mr. Burns’ medical leave of absence beginning October 12, 2016. On December 1, 2016, Mr. Burns returned to his duties and Mr. Pizzi resumed his full-time duties as Cross Country Healthcare’s Vice President of Finance, Corporate Controller and Treasurer.

GRANTS OF PLAN-BASED AWARDS

The following table summarizes equity and non-equity incentive plan awards granted to our NEOs during the last fiscal year.

Name			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number Of Shares Of Stock Or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
	Grant Date	Committee Action Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
William J. Grubbs	3/31/2016	2/24/2016	137,000	685,000	1,233,000	—	—	—	—	—
	3/31/2016	2/24/2016	—	—	—	11,780	58,900	70,680	58,900	1,370,014

William J. Burns	3/31/2016	2/24/2016	61,600	308,000	554,400	—	—	—	—	—
	3/31/2016	2/24/2016	—	—	—	3,405	17,025	20,430	17,025	396,002

Christopher R. Pizzi	3/31/2016	2/24/2016	44,000	88,000	132,000	—	—	—	—	—
	3/31/2016	2/24/2016	—	—	—	722	3,612	4,334	3,612	84,015

Vickie L. Anenberg	3/31/2016	2/24/2016	52,000	260,000	468,000	—	—	—	—	—
	3/31/2016	2/24/2016	—	—	—	3,095	15,477	18,572	15,477	359,995

Susan E. Ball	3/31/2016	2/24/2016	40,200	201,000	361,800	—	—	—	—	—
	3/31/2016	2/24/2016	—	—	—	2,016	10,082	12,098	10,082	234,507

Paul Tymchuk	3/31/2016	2/24/2016	24,750	123,750	222,750	—	—	—	—	—
	3/31/2016	2/24/2016	—	—	—	1,419	7,094	8,513	7,094	165,006
(1)	Amounts relate to the NEOs individual annual cash incentive as described in the Compensation Discussion and Analysis contained herein.
(2)	The number of shares relate to the Performance-based Share Awards (PSAs) granted to the NEOs for 2016. The PSAs provide for the issuance of a number of restricted shares after the one-year performance period based on the level of attainment of Adjusted EPS (a non-GAAP financial measure) for 2016 as discussed above. Any restricted shares issued under the PSAs would vest on December 31, 2018, subject to the NEO’s continued employment through such date.
(3)	All other stock awards include restricted stock awards granted to the NEOs for 2016, as described in the Compensation Discussion and Analysis contained herein. All of the restricted stock awards provide for vesting of 33 and 1/3% of the award on each of the first, second and third anniversaries of the grant date, subject to the NEO’s continued employment through the vesting date.
(4)	Grant date fair value is calculated by multiplying the number of shares times the fair value per award. The grant date fair value of the Performance-based Share Awards is based on the probable outcome of the performance conditions as of the grant date. Refer to the footnotes to the Summary Compensation Table above.

OUTSTANDING EQUITY AWARDS AT 2016 YEAR-END

The following table summarizes the outstanding equity awards as of December 31, 2016 held by our NEOs.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
William J. Grubbs	4/01/2013	—	12,500	—	5.35	4/1/2020	11,683	182,372	—	—
	3/31/2014	—	—	—	—	—	18,742	292,563	—	—
	3/31/2015	—	—	—	—	—	76,851	1,199,644	—	—
	3/31/2016	—	—	—	—	—	58,900	919,429	58,900	919,429

William J. Burns	4/01/2014	—	—	—	—	—	6,667	104,072	—	—
	6/01/2014	—	—	—	—	—	8,666	135,276	—	—
	8/19/2014	—	—	—	—	—	3,333	52,028	—	—
	3/31/2015	—	—	—	—	—	25,295	394,855	—	—
	3/31/2016	—	—	—	—	—	17,025	265,760	17,025	265,760

Christopher R. Pizzi	3/31/2015	—	—	—	—	—	5,903	92,146	—	—
	3/31/2016	—	—	—	—	—	3,612	56,383	3,612	56,383

Vickie L. Anenberg	6/1/2013	—	6,250	—	5.21	6/01/2020	6,250	97,563	—	—
	6/1/2014	—	—	—	—	—	7,041	109,910	—	—
	3/31/2015	—	—	—	—	—	22,608	352,911	—	—
	3/31/2016	—	—	—	—	—	15,477	241,596	15,477	241,596

Susan E. Ball	6/01/2013	—	5,625	—	5.21	6/01/2020	5,625	87,806	—	—
	6/01/2014	—	—	—	—	—	4,835	75,474	—	—
	8/19/2014	—	—	—	—	—	2,023	31,579	—	—
	3/31/2015	—	—	—	—	—	16,476	257,190	—	—
	3/31/2016	—	—	—	—	—	10,082	157,380	10,082	157,380

Paul Tymchuk	7/29/2013	5,625	5,625	—	5.61	5/18/2017	5,625	87,806	—	—
	6/01/2014	—	—	—	—	—	4,333	67,638	—	—
	3/31/2015	—	—	—	—	—	11,593	180,967	—	—
	3/31/2016	—	—	—	—	—	7,094	110,737	7,094	110,737
(1)	Awards issued prior to November 5, 2013 vest in four equal installments on the anniversary of the grant date, provided that the officer continues to be employed with us through each vesting date. Awards issued beginning November 5, 2013 vest in three equal installments on the anniversary of the grant date, provided that the officer continues to be employed with us through each vesting date.
(2)	Market value of shares is measured by reference to our closing stock price as of December 30, 2016 of $15.61.
(3)	Performance-based Share Awards, when earned, are subject to a two-year cliff vest. The amounts reflected in the table assume that all goals under the Performance-based Share Awards will be achieved at the target level. The amounts indicated are not necessarily indicative of the amounts that may be realized by our NEOs.

OPTION EXERCISES AND STOCK VESTED IN 2016

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
William J. Grubbs	12,500	85,375	69,072	894,898
William J. Burns	—	—	34,485	461,936
Christopher R. Pizzi	—	—	1,181	13,735
Vickie L. Anenberg	66,750	507,645	34,056	475,363
Susan E. Ball	27,500	194,063	28,533	392,629
Paul Tymchuk	11,250	60,863	17,658	252,870
(1)	The value realized upon the exercise of the stock options represents the number of options multiplied by the difference between the closing stock price of our common stock on the date of the exercise and the exercise price of the options.
(2)	Value realized upon vesting of the stock awards represents the total number of shares vested multiplied by the closing price on the vesting date.

Potential Payments Upon Termination or Change in Control

The tables below describe and estimate the amounts and benefits that our NEOs would have been entitled to receive upon a change of control or a termination of their employment in certain circumstances, assuming such events occurred as of December 31, 2016 (based on the plans and arrangements in effect on such date). Where applicable, the amounts payable assume a $15.61 fair value of our Common Stock (the closing price on December 30, 2016). The estimated payments are not necessarily indicative of the actual amounts any of our NEOs would have received in such circumstances. The tables exclude (i) compensation amounts accrued through December 31, 2016 that would be paid in the normal course of continued employment, such as accrued but unpaid salary and (ii) vested account balances under our retirement plans that are generally available to all of our salaried employees. In addition, where applicable, the Cash Payment amounts include the actual amount paid to the NEOs for 2016, since the hypothetical termination or change of control date is the last day of the fiscal year for which the bonus is to be determined.

William J. Grubbs:	Non-Change of Control Termination without Cause or for Good Reason ($)(1)		Termination for Cause or Resignation without Good Reason ($)	Change of Control Termination without Cause or for Good Reason ($)		Change of Control without Termination ($)
Cash Payment	2,327,149	(2)	—	2,740,000	(8)	—
Health and Life Insurance Benefits	20,904	(2)	—	20,904	(9)	—
Acceleration of Equity Awards	3,641,686	(2)	—	3,641,686	(3)	3,641,686	(3)
Total Termination Benefits:	5,989,739		—	6,402,590		3,641,686
William J. Burns:	Non-Change of Control Termination without Cause ($)(1)		Termination for Cause or Resignation ($)	Change of Control Termination without Cause or for Good Reason ($)		Change of Control without Termination ($)
Cash Payment	440,000	(2)	—	1,496,000	(8)	—
Health and Life Insurance Benefits	13,884	(2)	—	27,768	(9)	—
Acceleration of Equity Awards	—		—	1,217,752	(3)	1,217,752	(3)
Total Termination Benefits:	453,884		—	2,741,520		1,217,752

Vickie L. Anenberg:	Non-Change of Control Termination without Cause ($)		Termination for Cause or Resignation ($)(4)	Change of Control Termination without Cause or for Good Reason ($)(5)(6)		Change of Control without Termination ($)
Cash Payment	200,000	(7)	—	1,320,000	(8)	—
Health and Life Insurance Benefits	—		—	27,794	(9)	—
Acceleration of Equity Awards	—		—	1,108,575	(3)	1,108,575	(3)
Total Termination Benefits:	200,000		—	2,456,369		1,108,575
Susan E. Ball:	Non-Change of Control Termination without Cause ($)		Termination for Cause or Resignation ($)(4)	Change of Control Termination without Cause or for Good Reason ($)(5)(6)		Change of Control without Termination ($)
Cash Payment	90,192	(7)	—	1,072,000	(8)	—
Health and Life Insurance Benefits	—		—	21,039	(9)	—
Acceleration of Equity Awards	—		—	825,310	(3)	825,310	(3)
Total Termination Benefits:	90,192		—	1,918,349		825,310
Paul Tymchuk:	Non-Change of Control Termination without Cause ($)		Termination for Cause or Resignation ($)(4)	Change of Control Termination without Cause or for Good Reason ($)(5)(6)		Change of Control without Termination ($)
Cash Payment	15,865	(7)	—	797,500	(8)	—
Health and Life Insurance Benefits	—		—	27,451	(9)	—
Acceleration of Equity Awards	—		—	614,136	(3)	614,136	(3)
Total Termination Benefits:	15,865		—	1,439,087		614,136
Christopher R. Pizzi:	Non-Change of Control Termination without Cause ($)		Termination for Cause or Resignation ($)(4)	Change of Control Termination without Cause or for Good Reason ($)(5)(6)	Change of Control without Termination ($)
Cash Payment	8,462	(7)	—	—	—
Health and Life Insurance Benefits	—		—	—	—
Acceleration of Equity Awards	—		—	—	—
Total Termination Benefits:	8,462		—	—	—
(1)	“Cause” is generally defined under both Mr. Grubbs’ and Mr. Burns’ employment agreements as: (i) an act or acts of fraud or dishonesty which results in the personal enrichment of him or another person or entity at the expense of the Company; (ii) his admission, confession, pleading of guilty or nolo contendere to, or conviction of (x) any felony (other than third degree vehicular infractions), or (y) of any other crime or offense involving misuse or misappropriation of money or other property; (iii) his continued material breach of the Company’s Code of Conduct or any obligations under his employment agreement for 30 days after the Company has given him notice thereof in reasonable detail, if such breach has not been cured by him during such period; or (iv) his gross negligence or willful misconduct with respect to his duties or gross misfeasance of office.

“Good Reason” is generally defined under both Mr. Grubbs’ and Mr. Burns’ employment agreements as, without his written consent, the occurrence of any of the following events that are not cured by the Company within 30 days of written notice specifying the occurrence such Good Reason event, which notice will be given to the Company within 90 days after the occurrence of the Good Reason event: (i) a material diminution in his then authority, duties or responsibilities; (ii) a material diminution in his base salary; (iii) a relocation of his principal business location to a location more than 50 miles outside of Boca Raton, Florida; or (iv) any material breach of the employment agreement by the Company.

(2)	Effective April 1, 2016, a new employment agreement was approved for Mr. Grubbs, revising the amounts to equal the sum of (i) two years base salary and (ii) two times the average annual bonus paid in the immediately three prior calendar years and (iii) two years health benefits and (iv) any and all unvested stock appreciation rights, performance stock awards, stock options or other equity shall immediately vest upon such termination without Cause or for Good Reason. For Mr. Burns, represents the sum of (i) one year base salary and (ii) one year benefits.
(3)	Represents the value of unvested outstanding options, stock appreciation rights and restricted stock that would accelerate and vest on a change in control (as defined in the 2014 Omnibus Incentive Plan). In the case of options and stock appreciation rights, the value is calculated by multiplying the number of shares underlying each accelerated unvested award by the difference between the per share closing price of the Common Stock on December 31, 2016 and the per share exercise price. In the case of restricted stock, the value is calculated by multiplying the number of shares of restricted stock that accelerate by the per share closing price of the Common Stock on December 30, 2016 of $15.61. Awards issued on or after June 20, 2014 do not vest on change in control except at discretion of Committee. The above table assumes that all awards will vest upon a change in control.
(4)	“Cause” is generally defined under our general severance pay policy as: (i) an NEO engaging in actions that are injurious to us (monetarily or otherwise) or (ii) an NEO’s conviction for any felony or any criminal violation involving dishonesty or fraud.
(5)	Under the Severance Policy “cause” is as defined under an NEO’s employment agreement with us, but if the NEO does not have an employment agreement with us that defines “cause,” then “cause” is defined as termination due to an NEO’s insubordination, dishonesty, fraud, incompetence, moral turpitude, misconduct, refusal to perform his or her duties or responsibilities for any reason other than illness or incapacity or materially unsatisfactory performance of his or her duties for us or an affiliate as determined by the Compensation Committee of the Board in its sole discretion; or (ii) in the case where there is an employment agreement, or similar agreement, in effect between us or an affiliate and the NEO at the termination date that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement that conditions “cause” on occurrence of a change of control, such definition of “cause” shall not apply until a change of control actually takes place and then only with regard to a termination thereafter. Notwithstanding the foregoing, an NEO shall be deemed to be terminated for “Cause” if the NEO: (i) breaches the terms of any agreement between the Company or an affiliate and the NEO including, without limitation, an employment agreement or non-competition agreement or (ii) discloses to anyone outside the Company or its affiliates, or uses in other than the Company’s or its affiliates’ business, without written authorization from the Company, any confidential information or proprietary information, relating to the business of the Company or its affiliates acquired by the NEO prior to the termination date.
(6)	“Good reason” (called an “involuntary termination” under the Severance Policy) is generally defined under the Severance Policy as: (i) without the Employee’s express written consent, a significant reduction of the Employee’s duties, position or responsibilities relative to the NEO’s duties, position or responsibilities in effect immediately prior to such reduction, or the removal of the NEO from such position, duties and responsibilities, unless the NEO is provided with comparable duties, position and responsibilities; provided, however, that a reduction in duties, position or responsibilities solely by virtue of the Company being acquired and made part of a larger entity shall not constitute an “Involuntary Termination”; (ii) a reduction by the Company of the NEO’s base salary as in effect immediately prior to such reduction; (iii) a material reduction by the Company in the kind or level of employee benefits to which the NEO is entitled immediately prior to such reduction with the result that the NEO’s overall benefits package is materially reduced (unless such reduction is applicable to all employees); or (iv) without the NEO’s express written consent, the relocation of the NEO to a facility or a location more than thirty-five (35) miles from his or her current location.

(7)	Represents one week’s base salary for each full year of continuous service with us.
(8)	Represents two times the sum of base salary plus target bonus. The severance benefits payable under the Severance Policy are subject to reduction to avoid any excise tax on “parachute payments” if the NEO would benefit from such reduction as compared to paying the excise tax.
(9)	Represents two years of continued health and life insurance benefits.

RELATED PARTY TRANSACTIONS

On an ongoing basis, the Audit Committee reviews all “related party transactions” (those transactions that are required to be disclosed in this proxy statement by SEC Regulation S-K, Item 404 and under Nasdaq’s rules), if any, for potential conflicts of interest and all such transactions must be approved by the Audit Committee.

Our Director, W. Larry Cash, is a director and the Executive Vice President and Chief Financial Officer of Community Health Systems. During our fiscal year ended December 31, 2016, we provided healthcare staffing services to Community Health Systems resulting in revenues to us of $5,013,396. We believe this amount is at market rate for a third party.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors, including the Company’s internal controls, the quality of its financial reporting and the independence and performance of the Company’s independent registered public accounting firm. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available on our website at www.crosscountryhealthcare.com.

Management has the primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls. The Company’s independent registered public accounting firm audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements fairly present the consolidated financial position, results of operations and cash flows of the Company and its subsidiaries in conformity with U.S. generally accepted accounting principles, as well as expresses an opinion on the effectiveness of internal control over financial reporting, and discusses with us any issues they believe should be raised with us.

The Audit Committee reviewed the Company’s unaudited financial statements for each calendar quarter of 2016 as well as the Company’s audited financial statements for the 2016 fiscal year and reviewed and discussed the financial statements with management and Deloitte & Touche LLP (“D&T”), the Company’s independent registered public accounting firm. Management has represented to us that the financial statements were prepared in accordance with U.S. generally accepted accounting principles.

We have received from D&T the written disclosures and the letter required by Rule 3526 of Public Company Accounting Oversight Board (“PCAOB”), “Communication with Audit Committee Concerning Independence” and discussed with D&T its independence from the Company and its management. The Audit Committee also discussed with D&T any matters required to be discussed by PCAOB Auditing Standard No. 1301, “Communications with Audit Committees”.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

THE AUDIT COMMITTEE
W. Larry Cash, Chairman Gale Fitzgerald, Member Richard M. Mastaler, Member

PROPOSAL I

ELECTION OF SEVEN DIRECTORS TO THE COMPANY’S BOARD OF DIRECTORS

The election of the following seven directors to our Board of Directors to hold office until the next Annual Meeting or until their successors are duly elected and qualified:

W. Larry Cash

Thomas C. Dircks

Gale Fitzgerald

William J. Grubbs

Richard M. Mastaler

Mark Perlberg

Joseph A. Trunfio, PhD

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE UNDER PROPOSAL I.

PROPOSAL II

APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our independent registered public accounting firm for the year ended December 31, 2016 was Deloitte & Touche LLP (“D&T”). D&T’s fees for services rendered during the fiscal years ended December 31, 2016 and December 31, 2015 are set forth below.

	2016	2015
Audit Fees	$1,305,000	$1,301,000
Audit-Related Fees	22,661	155,941
Tax Fees	—	24,294
All Other Fees	2,000	2,000
Total	$1,329,661	$1,483,235

Audit Fees consist of the fees billed for professional services rendered for our annual financial statements and review of the financial statements included in our Form 10-Q and services that are provided in connection with statutory and regulatory filings or engagements. Audit Fees for 2016 and 2015 included three quarterly reviews for each year. This category also includes: fees for comfort letters, consents, assistance with and review of documents filed with the Commission, Section 404 attest services, work done by tax professionals in connection with the audit or quarterly review, and accounting consultations billed as audit services, as well as other accounting and financial reporting consultation and research work necessary to comply with generally accepted auditing standards.

Audit-Related Fees consist of the fees for assurance and related services that are reasonably related to the performance of the audit and review of our financial statements and are not reported under Audit Fees.

Tax Fees consist of services rendered for tax compliance, advice and planning.

All Other Fees consist of fees for products and services other than the services reported above.

All of the fees described above were approved by the Audit Committee in advance. The Audit Committee has considered, and is satisfied that, the provision of the services provided by D&T represented under the headings “Audit-Related Fees,” “Tax Fees” and “All Other Fees” is compatible with maintaining the principal accountants’ independence.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of the Independent Registered Public Accounting Firm

It is the Company’s policy that the Audit Committee pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee will consider annually and, if appropriate, approve the scope of the audit services to be performed during the fiscal year. The Chairman of the Audit Committee has been vested with the authority to approve or pre-approve services to be provided by the independent auditors when expedition of services is necessary, provided that the Chairman reports any approval or pre-approval decisions to the Audit Committee at its next scheduled meeting.

The Audit Committee is prohibited from delegating its responsibility to pre-approve services of the independent auditor to management. None of the services of the independent auditors were approved by the Audit Committee pursuant to a waiver of the Commission’s rules regarding pre-approval.

Recommendations

The Audit Committee deems the appointment of D&T as our independent registered public accounting firm to be in the best interest of the Company and its stockholders and recommends that holders of the Common Stock vote FOR Proposal II.

The affirmative vote of holders of a majority of shares represented at the Annual Meeting, in person or by proxy and entitled to vote is required for the appointment of the Audit Committee’s selection of D&T as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

Changes in Registrant’s Certifying Accountant

Dismissal of Independent Registered Public Accounting Firm

On March 10, 2015, the Company notified E&Y that it had been dismissed as the Company’s independent registered public accounting firm effective on March 10, 2015. The decision to change principal accountants was approved by both the Audit Committee and the Company’s Board of Directors.

E&Y’s audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2014 and December 31, 2013 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2014 and December 31, 2013, there were (i) no disagreements between the Company and E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which, if not resolved to E&Y’s satisfaction, would have caused E&Y to make reference thereto in their reports, and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K, except for a material weakness in the Company’s internal control over financial reporting related to the Company’s review of significant non-routine accounting matters as it related to the fair value estimation of its indefinite-lived intangible assets and the valuation allowance on its deferred tax assets, identified in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013. Management’s Report on Internal Control Over Financial Reporting included in Item 9A of Form 10-K for the year ended December 31, 2014, states that such material weakness was remediated in 2014.

The Company provided E&Y with a copy of disclosures it is making in this Proxy Statement.

Engagement of D&T

The Audit Committee conducted a comprehensive competitive process to determine the Company’s independent registered public accounting firm for the Company’s fiscal year ended December 31, 2015. On March 10, 2015, the Audit Committee selected, and the Board of Directors approved, the selection of D&T as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2015. On March 10, 2015, the Company’s management notified D&T that it had been selected as its independent registered public accounting firm for the Company’s fiscal year ending December 31, 2015.

During the fiscal years ended December 31, 2014 and December 31, 2013, and the interim period through March 10, 2015, neither the Company nor anyone on its behalf has consulted with D&T regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that D&T concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company provided D&T with a copy of disclosures it is making in this Proxy Statement.

Representatives of D&T are expected to attend the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions asked by stockholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR THE ADOPTION OF PROPOSAL II.

PROPOSAL III

APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE
CROSS COUNTRY HEALTHCARE, INC. 2014 OMNIBUS INCENTIVE PLAN
(AMENDED AND RESTATED EFFECTIVE MAY 23, 2017)

Introduction

Our stockholders are being asked to approve an amendment and restatement of the Company’s 2014 Omnibus Incentive Plan (amended and restated effective May 23, 2017) (the “Omnibus Plan”). The Omnibus Plan as amended and restated is referred to below as the Amended Omnibus Plan. On March 30, 2017, the Board approved the Amended Omnibus Plan, subject to, and to be effective upon, stockholder approval at the Annual Meeting (the date of such approval is referred to below as the “2017 Restatement Date”). The Amended Omnibus Plan incorporates the provisions of the Omnibus Plan as currently in effect and includes the following key modifications, effective upon the 2017 Restatement Date:

•	Increase of the Aggregate Share Reserve. The current aggregate share reserve will be increased by an additional 2,000,000 shares for a total share reserve of 6,100,000 shares under the Amended Omnibus Plan. As of March 27, 2017, 678,163 shares remain available for future issuance under the Omnibus Plan. The remaining shares will not be sufficient for long-term incentives expected to be awarded in fiscal 2017 and future years. The Board believes that it is important that a significant portion of the compensation for our key employees, consultants, officers and directors consist of performance-based pay in order to encourage the enhancement of stockholder value by fostering long-term commitment to the benefit of our stockholders and to bolster the motivational effect of overall pay packages to attract and retain the services of key individuals essential to our long-term growth and financial success. The Board believes that the proposed increase in the share reserve is necessary to insure that a sufficient reserve of common stock remains available for issuance to allow us to continue to utilize equity incentives.
•	Term Extension. The term of the Amended Omnibus Plan will be extended until May 23, 2027.

In addition to the foregoing, our stockholders are being asked to re-approve the Section 162(m) performance goals under the Amended Omnibus Plan so that certain incentive awards granted under the Amended Omnibus Plan to certain executive officers of the Company may qualify as exempt performance-based compensation under Section 162(m) of the Code. Section 162(m) of the Code generally disallows the corporate tax deduction for certain compensation paid in excess of  $1,000,000 annually to each of the chief executive officer and the three other most highly paid executive officers of publicly held companies (other than the chief financial officer). Section 162(m) of the Code generally requires such performance goals to be approved by stockholders every five years. If stockholders do not approve the Section 162(m) performance goals at the Annual Meeting, then certain awards granted under the Plan after the first stockholder’s meeting in 2019 will not qualify as exempt performance-based compensation under Code Section 162(m) unless such approval is obtained or stockholders approve other designated performance criteria at or prior to the first stockholders’ meeting in 2019. Notwithstanding the foregoing, awards of stock options and stock appreciation rights issued at or above fair market value will continue to qualify as exempt performance-based compensation under Section 162(m) of the Code even if the stockholders do not approve the Section 162(m) performance goals at or prior to the first stockholders’ meeting in 2019.

The Omnibus Plan currently includes key provisions designed to protect stockholder interests, promote effective corporate governance and reflect use of corporate governance best practices including, but not limited to, the following:

•	No Discounted Options or SARs. Stock options and SARs may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.
•	No Repricing/Buyout of Options or SARs. The Omnibus Plan does not allow for the repricing of stock options and SARs, including the replacement of outstanding stock options and SARs with options or SARs with a lower exercise price, and expressly prohibits the cancellation, conversion, exchange, replacement, buyout or surrender of stock options and SARs in exchange for cash, other awards, stock options or SARs with an exercise price that is equal to or less than the exercise price of the original stock options or SARs without stockholder approval.

•	No Share Recycling for Net Exercises, Tax Withholding or Net Settlement of SARs. Shares surrendered or withheld to pay either the exercise price of an award or to withhold taxes in respect of an award do not become available for issuance as future awards under the Omnibus Plan, nor do shares that were not settled in shares with respect to SARs.
•	No Evergreen Provision. The Omnibus Plan does not contain an “evergreen” or automatic replenishment provision pursuant to which the shares authorized for issuance under the Omnibus Plan are automatically replenished.
•	No Automatic Grants. The Omnibus Plan does not provide for automatic grants to any participant.

As of March 27, 2017, the closing price of shares of our Common Stock as reported on Nasdaq was $13.53 per share. As of March 27, 2017, (i) 168,400 stock options and SARs were outstanding (at an average exercise price of $5.54 per share and a weighted average remaining term of 2.4 years), (ii) 505,206 shares of restricted stock were granted and remain outstanding, and (iii) 678,163 shares remain available for future grants.

The Omnibus Plan was originally adopted as the Cross Country Healthcare, Inc. 2007 Stock Incentive Plan (the “Initial Plan”) by the Board of Directors on April 5, 2007 and was approved by our stockholders on May 10, 2007. On March 20, 2013 (the “2013 Restatement Date”), the Board of Directors approved and adopted an amendment and restatement of the Initial Plan effective as of the 2013 Restatement Date (“2013 Plan”).

On March 11, 2014, the Board of Directors approved and adopted a further amendment and restatement of the 2013 Plan, subject to and effective upon stockholder approval of such plan (which stockholder approval was obtained at the 2014 Annual Meeting of Stockholders on May 13, 2014). On March 30, 2017, the Board of Directors approved and adopted the Amended Omnibus Plan, subject to and effective upon stockholder approval of such plan on the 2017 Restatement Date.

The affirmative vote of the holders of at least a majority of the outstanding shares of our Common Stock present or represented by proxy and entitled to vote at the Annual Meeting is required to approve the amendment and restatement of the 2014 Omnibus Incentive Plan. The Board of Directors recommends that the stockholders vote “for” the approval of the amendment and restatement of the 2014 Omnibus Incentive Plan.

Description of the Amended Omnibus Plan

The following description of the Amended Omnibus Plan is a summary and is qualified in its entirety by reference to the Amended Omnibus Plan, a copy of which is attached as Appendix A to this proxy statement.

The purpose of the Amended Omnibus Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling us to offer eligible employees, consultants and non-employee directors’ incentive awards to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders.

Administration. The Amended Omnibus Plan is administered by a committee (the “Committee”), which consists of two or more non-employee directors, each of whom is intended to be (i) a non-employee director as defined in Rule 16b-3 of the Exchange Act, (ii) an outside director as defined under Section 162(m) of the Code, and (iii) an independent director as defined under NASDAQ Listing Rule 5605(a)(2). Currently, the Compensation Committee serves as the Committee.

To the extent permitted by the Amended Omnibus Plan, the Committee has full authority to administer and interpret the Amended Omnibus Plan, to grant awards under the Amended Omnibus Plan, to determine the persons to whom awards will be granted, to determine the types of awards to be granted, to determine the terms and conditions of each award, to determine, in accordance with the terms of the Amended Omnibus Plan, the number of shares of Common Stock to be covered by each award and to make all other determinations in connection with the Amended Omnibus Plan and the awards thereunder as the Committee, in its sole discretion, deems necessary or desirable. The terms and conditions of individual awards will be set forth in written agreements that are consistent with the terms of the Amended Omnibus Plan.

No awards may be granted under the Amended Omnibus Plan after May 23, 2027. Awards granted prior to such date, however, may extend beyond such date and the provisions of the Amended Omnibus Plan will continue to apply thereto.

Eligibility and Types of Awards. All of our employees, consultants and non-employee directors are eligible to be granted nonqualified stock options, SARs, performance shares, restricted stock and other stock-based awards. Performance-based cash awards and other awards denominated in cash may also be granted under the Amended Omnibus Plan. In addition, our employees and employees of our affiliates that qualify as subsidiaries or parent corporations (as defined under Section 424 of the Code) are eligible to be granted incentive stock options under the Amended Omnibus Plan. Employees, consultants and non-employee directors are selected for participation in the Amended Omnibus Plan by the Committee and there are as of March 27 2017, 66 employees, 0 consultants and 6 non-employee directors eligible to participate in the Amended Omnibus Plan.

Unless otherwise determined by the Committee at grant, awards granted under the Amended Omnibus Plan are subject to termination or forfeiture if the recipient engages in Detrimental Activity (as defined in the Amended Omnibus Plan) prior to the exercise of, or during the one year period after any vesting or exercise of the award.

“Full value awards” (e.g., restricted stock) will be subject to a minimum one-year vesting schedule for performance-based awards and a vesting schedule of no fewer than three equal annual installments on the first and, second and third anniversaries of the grant date for time-based awards. “Appreciation awards” (e.g., stock options and SARs) will be subject to a vesting schedule of no fewer than three equal annual installments on the first, second and third anniversaries of the grant date. However, accelerated vesting will be permitted in certain limited events (such as death, disability, retirement or change in control), and a more generous vesting schedule is permitted with respect to up to 5% of the aggregate share reserve. Any dividends or dividend equivalents paid on “full-value awards” will be subject to the same vesting and payout requirements as the underlying award.

Available Shares. The aggregate number of shares of Common Stock that may be issued or used for reference purposes under the Amended Omnibus Plan or with respect to which awards may be granted may not exceed 6,100,000 shares, which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company. In general, if awards under the Amended Omnibus Plan are for any reason cancelled, or expire or terminate unexercised, the shares covered by such awards will again be available for the grant of awards under the Amended Omnibus Plan. The number of shares of Common Stock available for awards under the Amended Omnibus Plan will be reduced by (i) the total number of stock options or SARs exercised, regardless of whether any of the shares of Common Stock underlying such awards are not actually issued to the participant as the result of a net settlement, and (ii) any shares of Common Stock used to pay any exercise price or tax withholding obligation with respect to any award. In addition, the Company may not use the cash proceeds it receives from stock option exercises to repurchase shares of Common Stock on the open market for reuse under the Amended Omnibus Plan. Awards that may be settled solely in cash will not be deemed to use any shares of Common Stock which may be issued under the Amended Omnibus Plan.

The maximum number of shares of Common Stock with respect to which any stock option, SAR or shares of restricted stock that are subject to the attainment of specified performance goals and intended to satisfy Section 162(m) of the Code and may be granted under the Amended Omnibus Plan during any fiscal year to any eligible employee or consultant will be 250,000 shares (per type of award). The total number of shares of Common Stock with respect to all awards that may be granted under the Amended Omnibus Plan during any fiscal year to any eligible employee or consultant will be 500,000 shares. There are no annual limits on the number of shares of Common Stock with respect to an award of restricted stock that are not subject to the attainment of specified performance goals to eligible employees or consultants. The maximum number of shares of Common Stock with respect to any award of performance shares to an eligible employee or consultant during any fiscal year is 250,000 shares. The maximum number of shares of Common Stock with respect to which any stock option (other than incentive stock options), SAR, performance share or other stock-based award that may be granted under the Amended Omnibus Plan during any fiscal year to any non-employee director will be 100,000 shares (per type of award). The total number of shares of Common Stock with respect to all awards that may be granted under the Amended Omnibus Plan during any fiscal year to any non-employee director will be 250,000 shares. The aggregate amount of compensation to be paid to any one participant in respect of any performance-based cash award, and granted to such Participant in any one fiscal year, shall not exceed $3,000,000.

The Committee will adjust the above individual maximum share limitations, the aggregate number of shares of Common Stock available for the grant of awards and the exercise price of an award to reflect certain changes in our capital structure or business by reason of certain corporate transactions or events.

Awards Under the Amended Omnibus Plan. The following types of awards are available under the Amended Omnibus Plan:

Stock Options. The Committee may grant nonqualified stock options and incentive stock options (only to eligible employees) to purchase shares of Common Stock. The Committee will determine the number of shares of Common Stock subject to each option, the term of each option (which may not exceed 10 years (or five years in the case of an incentive stock option granted to a 10% stockholder)), the exercise price, the vesting schedule (if any), and the other material terms of each option. No stock option may have an exercise price less than the fair market value of the Common Stock at the time of grant (or, in the case of an incentive stock option granted to a 10% stockholder, 110% of fair market value).

Options will be exercisable at such time or times and subject to such terms and conditions as determined by the Committee at grant and the exercisability of such options may be accelerated by the Committee in its sole discretion. Upon the exercise of an option, the participant must make payment of the full exercise price, either (i) in cash, check, bank draft or money order; (ii) solely to the extent permitted by law, through the delivery of irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price; or (iii) on such other terms and conditions as a may be acceptable to the Committee.

Stock Appreciation Rights (“SARs”). The Committee may grant SARs either with a stock option which may be exercised only at such times and to the extent the related option is exercisable (“Tandem SAR”) or independent of a stock option (“Non-Tandem SAR”). A SAR is a right to receive a payment in common stock or cash (as determined by the Committee) equal in value to the excess of the fair market value of one share of Common Stock on the date of exercise over the exercise price per share established in connection with the grant of the SAR. The exercise price per share of Common Stock subject to a SAR may not be less than fair market value at the time of grant. The Committee may also grant “limited SARs,” either as Tandem SARs or Non-Tandem SARs, which may become exercisable only upon the occurrence of a change in control (as defined in the Amended Omnibus Plan) or such other event as the Committee may, in its sole discretion, designate at the time of grant or thereafter.

Restricted Stock. The Committee may award shares of restricted stock. Except as otherwise provided by the Committee upon the award of restricted stock, the recipient generally has the rights of a stockholder with respect to the shares, including the right to receive dividends, the right to vote the shares of restricted stock and, conditioned upon full vesting of shares of restricted stock, the right to tender such shares, subject to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the recipient’s restricted stock agreement. The Committee may determine at the time of award that the payment of dividends, if any, will be deferred until the expiration of the applicable restriction period.

Recipients of restricted stock are required to enter into a restricted stock agreement with the Company which states the restrictions to which the shares are subject, which may include satisfaction of pre-established performance goals, and the criteria or date or dates on which such restrictions will lapse.

If the grant of restricted stock or the lapse of the relevant restrictions is based on the attainment of performance goals, the Committee will establish for each recipient the applicable performance goals, formulae or standards and the applicable vesting percentages with reference to the attainment of such goals or satisfaction of such formulas or standards while the outcome of the performance goals are substantially uncertain.

Performance Shares. The Committee may award performance shares. A performance share is the equivalent of one share of Common Stock. The Committee will specify one or more performance criteria to meet within a specified period determined by the Committee at the time of grant. A minimum level of acceptable achievement may also be established by the Committee. If, by the end of the performance period, the recipient has achieved the specified performance goals, he or she will be deemed to have fully earned the performance shares. To the extent earned, the performance shares will be paid to the recipient at the time and in the manner determined by the Committee in cash or shares of Common Stock.

Other Stock-Based Awards. The Committee may, subject to limitations under applicable law, make a grant of such other stock-based awards (including, without limitation, performance units, dividend equivalent units, stock equivalent units, restricted stock units and deferred stock units) under the Amended Omnibus Plan that are payable in cash or denominated or payable in or valued by shares of Common Stock or factors that influence the value of such shares. The Committee will determine the terms and conditions of any such other awards, which may include the achievement of certain minimum performance goals for purposes of compliance with Section 162(m) of the Code and/or a minimum vesting period.

Performance-Based Cash Awards. The Committee may make grant of cash awards under the Amended Omnibus Plan that are contingent upon the satisfaction of certain pre-established performance criteria that are reached within a specified performance period, each of which, together with any other terms and conditions, will be determined by the Committee in its sole discretion at the time of grant. At the time the performance criteria are established, the Committee will prescribe a formula to determine the maximum or minimum percentages (which may be greater or less than 100%) of the individual target award which may be earned or payable based upon the degree of attainment of the performance criteria during the performance period. The Committee may, in its sole discretion, elect to pay a participant an amount that is less than the participant’s individual target award regardless of the degree of attainment of the performance criteria. The performance criteria for performance-based cash awards will be based on one or more of the performance goals discussed below.

Performance Goals. The Committee may grant awards of restricted stock, performance shares, and other stock based awards that are intended to qualify as “performance-based compensation” for purposes of Code Section 162(m). Code Section 162(m) requires that performance-based compensation be based upon objective performance measures. If an award is intended to be “performance based” under Code Section 162(m), the performance goals will be based on one or more of the following criteria

•	earnings before interest, tax, depreciation and amortization margin
•	adjusted earnings before interest, tax, depreciation and amortization margin
•	earnings before interest, tax, depreciation and amortization
•	adjusted earnings before interest, tax, depreciation and amortization
•	earnings per share;
•	operating income;
•	operating profit margin;
•	net income;
•	pre-tax income;
•	cash flow;
•	gross profit;
•	gross profit return on investment;
•	gross margin return on investment;
•	gross margin;
•	working capital;
•	earnings before interest and taxes;
•	return on equity;
•	return on assets;
•	return on capital;
•	return on invested capital;
•	net revenues;
•	gross revenues;
•	revenue growth;
•	total shareholder return;

•	economic value added;
•	specified objectives with regard to limiting the level of increase in all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee in its sole discretion;
•	the fair market value of the shares of the Company’s Common Stock;
•	market share and/or market segment share;
•	the growth in the value of an investment in the Company’s Common Stock assuming the reinvestment of dividends; or
•	reduction in expenses.

Performance goals may also be based on individual participant performance goals, as determined by the Committee, in its sole discretion.

In addition, performance goals may be based upon the attainment of specified levels of Company (or subsidiary, division or other operational unit of the Company) performance under one or more of the measures described above relative to the performance of other corporations. To the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee may designate additional business criteria on which the performance goals may be based or adjust, modify or amend the aforementioned business criteria. Unless otherwise determined by the Committee at grant, such performance goals will disregard all items of gain, loss or expense related to certain events and circumstances, such as changes in accounting methods and corporate transactions (including dispositions and acquisitions).

Change in Control. Unless otherwise determined by the Committee at the time of grant or in a written employment agreement, upon a change in control awards subject to vesting and/or restrictions that were granted (a) prior to the 2013 Restatement Date will vest in full, and (b) on or after the 2013 Restatement Date will not vest. In either case, such awards will be, in the discretion of the Committee, (i) assumed and continued or substituted in accordance with applicable law, (ii) purchased by the Company for an amount equal to the excess of the price of the Company’s Common Stock paid in a change in control over the exercise price of the award(s) (or cancelled and extinguished pursuant to the terms of a merger or other purchase agreement), such purchase price not to exceed the fair market value of the common stock at the time of purchase, or (iii) cancelled if the price of the Company’s Common Stock paid in a change in control is less than the exercise price of the award. The Committee may also, in its sole discretion, provide for accelerated vesting or lapse of restrictions of an award at any time.

In the event of a merger or consolidation in which the Company is not the surviving corporation or in the event of a transaction that results in the acquisition of all or substantially all of the Company’s Common Stock or assets, the Committee may elect to terminate all outstanding exercisable awards granted under the Amended Omnibus Plan, provided that during the period from notification of such termination to the date of consummation of the relevant transaction (which must be at least 20 days) each participant will have the right to exercise all of his or her exercisable awards in full (without regard to any restrictions on exercisability), contingent on the consummation of such transaction.

Amendment and Termination. Notwithstanding any other provision of the Amended Omnibus Plan, the Board of Directors may at any time amend any or all of the provisions of the Amended Omnibus Plan, or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided in the Amended Omnibus Plan, the rights of a participant with respect to awards granted prior to such amendment, suspension or termination may not be adversely affected without the consent of such participant and, provided further that the approval of our stockholders will be obtained to the extent required by applicable law.

The Amended Omnibus Plan also contains express prohibition against repricing stock options and SARs. An outstanding stock option or SAR may not be modified to reduce the exercise price and a stock option or SAR may not be surrendered, cancelled, converted, exchanged, replaced or bought out in exchange for cash, another award or a stock option or SAR with an exercise price that is less than the exercise price of the stock option or SAR unless such action is approved by the stockholders.

Miscellaneous. Awards granted under the Amended Omnibus Plan are generally nontransferable (other than by will or the laws of descent and distribution), except that the Committee may provide for the transferability of nonqualified stock options at the time of grant or thereafter to certain family members.

Certain U.S. Federal Income Tax Consequences. The rules concerning the federal income tax consequences with respect to options granted and to be granted pursuant to the Amended Omnibus Plan are quite technical. Moreover, the applicable statutory provisions are subject to change (possibly with retroactive effect), as are their interpretations and applications, which may vary in individual circumstances. Therefore, the following is designed to provide a general understanding of the U.S. federal income tax consequences. In addition, the following discussion does not set forth any gift, estate, social security or state or local tax consequences that may be applicable and is limited to the U.S. federal income tax consequences (state, local and other tax consequences are not addressed below) to individuals who are citizens or residents of the U.S., other than those individuals who are taxed on a residence basis in a foreign country.

The U.S. federal income tax law is technical and complex and the discussion below represents only a general summary. The following summary is included for general information only and does not purport to address all the tax considerations that may be relevant. Each recipient of a grant is urged to consult his or her own tax advisor as to the specific tax consequences to such grantee and the disposition of common stock.

Incentive Stock Options. In general, an employee will not realize taxable income upon either the grant or the exercise of an incentive stock option and the Company will not realize an income tax deduction at either such time. In general, however, for purposes of the alternative minimum tax, the excess of the fair market value of the shares of common stock acquired upon exercise of an incentive stock option (determined at the time of exercise) over the exercise price of the incentive stock option will be considered income. If the recipient was continuously employed on the date of grant until the date three months prior to the date of exercise and such recipient does not sell the common stock received pursuant to the exercise of the incentive stock option within either (i) two years after the date of the grant of the incentive stock option or (ii) one year after the date of exercise, a subsequent sale of the common stock will result in long-term capital gain or loss to the recipient and will not result in a tax deduction to the Company.

To the extent that the aggregate fair market value (determined as of the time of grant) of the common stock with respect to which incentive stock options are exercisable for the first time by an eligible employee during any calendar year under the Amended Omnibus Plan and/or any other stock option plan of the Company, any subsidiary or any parent exceeds $100,000, such options will be treated as nonqualified stock options. In addition, if the recipient is not continuously employed on the date of grant until the date three months prior to the date of exercise or a recipient disposes of the common stock acquired upon exercise of the incentive stock option within either of the above-mentioned time periods, the recipient will generally realize as ordinary income an amount equal to the lesser of (i) the fair market value of the common stock on the date of exercise over the exercise price, or (ii) the amount realized upon disposition over the exercise price. In such event, subject to the limitations under Sections 162(m) and 280G of the Code (as described below), the Company generally will be entitled to an income tax deduction equal to the amount recognized as ordinary income. Any gain in excess of such amount realized by the recipient as ordinary income would be taxed at the rates applicable to short-term or long-term capital gains (depending on the holding period).

Nonqualified Stock Options. A recipient will not realize any taxable income upon the grant of a nonqualified stock option and the Company will not receive a deduction at the time of such grant unless such option has a readily ascertainable fair market value (as determined under applicable tax law) at the time of grant. Upon exercise of a nonqualified stock option, the recipient generally will realize ordinary income in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price. Upon a subsequent sale of the common stock by the recipient, the recipient will recognize short-term or long-term capital gain or loss depending upon his or her holding period for the common stock. Subject to the limitations under Sections 162(m) and 280G of the Code (as described below), the Company will generally be allowed a deduction equal to the amount recognized by the recipient as ordinary income.

All Options. With regard to both incentive stock options and nonqualified stock options, the following also apply: (i) any of our officers and directors subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, may be subject to special tax rules regarding the income tax consequences concerning their stock options; (ii) any entitlement to a tax deduction on the part of the Company is subject to the applicable tax rules (including, without limitation, Section 162(m) of the Code regarding the $1,000,000 limitation on deductible compensation); and (iii) in the event that the payment, exercisability or vesting of any award is accelerated because of a change in ownership (as defined in Code Section 280G(b)(2)), and such payment of an award, either alone or together with any other payments made to certain participants, constitute parachute payments under Code Section 280G, then subject to certain exceptions, a portion of such payments would be nondeductible to the Company and the participant would be subject to a 20% excise tax on such portion of the payment.

In general, Section 162(m) of the Code denies a publicly held corporation a deduction for federal income tax purposes for compensation in excess of $1,000,000 per year per person to its “covered employees” (generally, its chief executive officer and three other executive officers (other than its chief financial officer) whose compensation is disclosed in its proxy statement), subject to certain exceptions. Compensation paid under certain qualified performance-based compensation arrangements, which (among other things) provide for compensation based on pre-established objective performance goals established by a compensation committee that is comprised solely of two or more “outside directors”, is not considered in determining whether a “covered employee’s” compensation exceeds $1,000,000. Options will generally qualify under one of these exceptions if they are granted under a plan that states the maximum number of shares with respect to which options may be granted to any recipient during a specified period of time and the plan under which the options are granted is approved by stockholders and is administered by a committee comprised of outside directors. Subject to stockholder approval of the Section 162(m) performance goals under the Amended Omnibus Plan, it is intended that certain awards under the Amended Omnibus Plan will satisfy these requirements so that the income recognized in connection with awards will not be included in a “covered employee’s” compensation for the purpose of determining whether such individual’s compensation exceeds $1,000,000.

Code Section 409A. Code Section 409A provides that all amounts deferred under a nonqualified deferred compensation plan are includible in a participant’s gross income to the extent such amounts are not subject to a substantial risk of forfeiture, unless certain requirements are satisfied. If the requirements are not satisfied, in addition to current income inclusion, interest at the underpayment rate plus 1% will be imposed on the participant’s underpayments that would have occurred had the deferred compensation been includible in gross income for the taxable year in which first deferred or, if later, the first taxable year in which such deferred compensation is not subject to a substantial risk of forfeiture. The amount required to be included in income is also subject to an additional 20% tax. While most awards under the Amended Omnibus Plan are anticipated to be exempt from the requirements of Code Section 409A, awards that are not exempt are intended to comply with Code Section 409A.

The Amended Omnibus Plan is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended. The Amended Omnibus Plan is not, nor is it intended to be, qualified under Section 401(a) of the Code.

New Plan Benefits. The following table sets forth certain information regarding certain performance-based awards that were granted by the Committee under the Amended Omnibus Plan, subject to stockholder approval of the Amended Omnibus Plan, to the following persons and groups.

Name and Position	Dollar Value ($)(1)	Number of Shares(2)
William J. Grubbs, Chief Executive Officer and President	1,788,500	124,548
William J. Burns, EVP, Chief Financial Officer and Principal Accounting Officer	593,750	41,348
Christopher R. Pizzi, Former Acting Chief Financial Officer	163,000	11,354
Vickie L. Anenberg, President, Cross Country Staffing	543,750	37,866
Susan E. Ball, EVP, General Counsel and Secretary	375,000	26,116
Paul Tymchuk, Chief Information Officer	—	—
Executive Group(3)	4,238,400	295,162
Non-Executive Director Group	—	—
Non-Executive Officer Employee Group	1,867,489	130,110
(1)	Fair value of shares multiplied by the grant date fair value on March 31, 2017 of $14.36.
(2)	Total restricted stock awards and targeted number of performance-based share awards.
(3)	Executive Officers.

Other than as set forth above, any future awards under the Amended Omnibus Plan will be based upon prospective factors including the nature of services to be rendered and a participant’s potential contributions to the success of the Company or its affiliates and, accordingly, cannot be determined at this time.

Equity Compensation Plan Information. The following table sets forth, as of December 31, 2016, certain information related to our equity compensation plans.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column) (#)
Equity compensation plans approved by security holders	188,213	$5.72	589,269
Equity compensation plans not approved by security holders	—	—	—
Total	188,213	$5.72	589,269

THE BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE
CROSS COUNTRY HEALTHCARE, INC. 2014 OMNIBUS INCENTIVE PLAN
(AMENDED AND RESTATED MAY 23, 2017)

PROPOSAL IV

NON-BINDING ADVISORY VOTE TO APPROVE COMPENSATION OF OUR
NAMED EXECUTIVE OFFICERS

We urge stockholders to read the “Compensation Discussion and Analysis” beginning on page 17 of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, beginning on page 28, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement has contributed to the Company’s recent and long-term success.

In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking stockholders to approve the following advisory resolution at the 2017 annual meeting of stockholders:

RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2017 annual meeting of stockholders.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board of Directors. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

The Board of Directors has adopted a policy providing for an annual “say-on-pay” advisory vote. Unless the Board of Directors modifies its policy on the frequency of holding “say-on-pay” advisory votes, the next “say-on-pay” advisory vote will occur in 2018.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE NAMED EXECUTIVE OFFICER COMPENSATION AS DISCLOSED PURSUANT TO ITEM 402 OF REGULATION S-K, INCLUDED IN THE COMPENSATION DISCUSSION AND ANALYSIS, THE SUMMARY COMPENSATION TABLE AND OTHER COMPENSATION TABLES, AND ANY RELATED INFORMATION CONTAINED IN THIS PROXY STATEMENT. PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THIS PROPOSAL UNLESS OTHERWISE INSTRUCTED.

PROPOSAL V

NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF STOCKHOLDER ADVISORY VOTES TO APPROVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Pursuant to rules of the Commission, we are including this proposal to enable our stockholders to indicate how frequently we should seek an advisory vote on the compensation of our NEOs, as disclosed pursuant to the Commission’s compensation disclosure rules, such as Proposal IV included on page 49 of this proxy statement. By voting on this proposal, stockholders may indicate whether they would prefer an advisory vote on NEO compensation once every one, two or three years, or they may abstain from voting.

Since 2011, following the advisory vote of stockholders in favor of an advisory vote every one year, the Company has held such votes every year. Our Board of Directors recognizes the importance of receiving regular input from our stockholders on important issues such as our executive compensation, and believes that at present it should continue to receive advisory input from our stockholders each year; in addition, market practice is that annual “say-on-pay” votes are held. We ask that you support a frequency period of every year (an annual vote) for future non-binding advisory stockholder votes on compensation of our NEOs.

The voting frequency option that receives the highest number of votes cast by stockholders will be the frequency for the non-binding advisory vote on executive compensation that has been selected by stockholders. However, because this vote is advisory and not binding on the Board or the Company in any way, the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders. If you “abstain” from voting on this proposal, your shares will be counted as present at the Annual Meeting for purposes of this proposal and your abstention will have no effect on this vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” A FREQUENCY PERIOD OF EVERY ONE YEAR (AN ANNUAL VOTE) FOR FUTURE NON-BINDING STOCKHOLDER VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION. PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR A FREQUENCY PERIOD OF EVERY ONE YEAR UNLESS OTHERWISE INSTRUCTED.

DEADLINES FOR SUBMISSION OF PROXY PROPOSALS AND OTHER BUSINESS

Stockholder proposals intended to be included in the Proxy Statement and form of proxy for the Annual Meeting of Stockholders to be held in 2018, in addition to meeting certain eligibility requirements established by the Commission, must be in writing and received by the General Counsel at the Company’s principal executive offices on or prior to December 3, 2017. If the date of next year’s Annual Meeting is moved more than 30 days before or after the anniversary date of this year’s Annual Meeting, the deadline for inclusion of proposals in our proxy materials is instead a reasonable time before we begin to print and mail our proxy materials. Notice of any stockholder proposal must include various matters as prescribed by the Commission, including a clear and concise description of the proposal, and the reasons for proposing it. The proxy solicited by the Board of Directors for the 2018 Annual Meeting of Stockholders will confer discretionary authority to vote as the proxy holders deem advisable on such stockholder proposals that are considered untimely.

ANNUAL REPORT

The Company has filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2016, or the 2016 Form 10-K, with the Commission which is available free of charge through our Internet website, www.crosscountryhealthcare.com. Stockholders may obtain a printed copy of the 2016 Form 10-K by writing to our Investor Relations department at 5201 Congress Avenue, Boca Raton, Florida, 33487. In response to such request, we will furnish without charge the 2016 Form 10-K including financial statements, financial schedules and a list of exhibits. A copy of our Annual Report for the year ended December 31, 2016, which includes the 2016 Form 10-K, is being mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting and who request a 2016 Form 10-K be mailed to them. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate by reference this Proxy statement or future filings made by the Company under those statutes, the Compensation Committee Report, the Audit Committee Report, references to the Audit Committee Charter and reference to the independence of the Audit Committee members are not deemed filed with the Commission, are not deemed soliciting material and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes, except to the extent that the Company specifically incorporates such information by reference into a previous or future filing, or specifically requests that such information be treated as soliciting material, in each case under those statutes.

By Order of the Board of Directors,

Susan E. Ball
Executive Vice President, General Counsel and Secretary

April 10, 2017

Annex A

Reconciliation of GAAP and Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. GAAP. However, management believes that certain non-GAAP financial measures provide additional financial information that is meaningful and uses these measures to help evaluate operational results and make financial, operating and planning decisions. Management also uses these non-GAAP financial measures as performance measures in its incentive programs for certain members of its management team. Adjusted EBITDA, as defined, closely matches the operating measure typically used in the Company’s credit facilities in calculating various ratios. We believe these non-GAAP measures should be considered by investors and others when reviewing the Company’s performance.

We use Adjusted EBITDA and Adjusted EPS as supplemental measures to the financial measures we present in accordance with GAAP. These non-GAAP financial measures are provided as additional information and should not be considered substitutes for, or superior to, financial measures calculated in accordance with U.S. GAAP. These non-GAAP financial measures are provided for consistency and comparability to prior year results, and management believes they are useful to investors when evaluating the Company’s performance as they exclude certain items that management believes are not indicative of the Company’s operating performance. These non-GAAP financial measures may differ materially from the non-GAAP financial measures used by other companies.

Cross Country Healtbcare, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited. amounts in thousands, except per share data)

	Year Ended December 31,
	2016	2015
Reconciliation of Adjusted EPS(1)
Diluted EPS, GAAP	$0.15	$0.14
Non-GAAP adjustments - pretax:
Loss on sale of business	—	0.07
Acquisition-related contingent consideration	0.03	—
Acquisition and integration costs	—	0.03
Restructuring costs	0.03	0.04
Impairment charges	0.74	0.07
(Gain) loss on derivative liability	(0.18)	0.30
Loss on early extinguishment of debt	0.05	—
Tax impact of non-GAAP adjustments	(0.22)	(0.11)
Adjustment for change in dilutive shares	0.09	—
Adjusted EPS, non-GAAP	$0.69	$0.54
	Year Ended December 31,
	2016	2015
Reconciliation of Adjusted EBITDA(2)
Consolidated net income attributable to common shareholders	$7,967	$4,418
Depreciation and Amortization	9,182	8,066
Interest expense	6,106	6,810
Income tax benefit	(4,186)	(794)
Loss on sale of business	—	2,184
Acquisition-related contingent consideration	814	—
Acquisition and integration costs	78	902
Restructuring costs	753	1,274
Impairment charges	24,311	2,100
(Gain) loss on derivative liability	(5,805)	9,901
Loss on early extinguishment and modification of debt	1,568	—
Other income, net	(230)	(306)
Equity compensation	3,379	2,460
Net income attributable to noncontrolling interest in subsidiary	764	536
Adjusted EBlTDA	$44,701	$37,551

(1)	Adjusted EPS. a non-GAAP financial measure, is defined as net income attributable to common shareholders per diluted share (diluted EPS, GAAP) before the diluted EPS impact of loss on sale of business, acquisition-related contingent consideration, acquisition and integration costs, restructuring costs, impairment charges, (gain) loss on derivative liability, and loss on early extinguishment of debt.
(2)	Adjusted EBITDA, a non-GAAP financial measure, is defined as consolidated net income attributable to common shareholders before depreciation and amortization, interest expense, income tax benefit, loss on sale of business, acquisition-related contingent consideration, acquisition and integration costs, restructuring costs, impairment charges, (gain) loss on derivative liability, loss on early extinguishment of debt, other income, net, equity compensation, and includes net income attributable to non-controlling interest in subsidiary.

APPENDIX A

CROSS COUNTRY HEALTHCARE, INC.

2014 OMNIBUS INCENTIVE PLAN

(AS AMENDED AND RESTATED MAY 23, 2017)

CROSS COUNTRY HEALTHCARE, INC.

2014 OMNIBUS INCENTIVE PLAN

(AS AMENDED AND RESTATED MAY 23, 2017)

ARTICLE I
PURPOSE

The purpose of the Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer Eligible Employees, Consultants and Non-Employee Directors incentive awards to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders.

ARTICLE II
DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings:

2.1   “Acquisition Event” means a merger or consolidation in which the Company is not the surviving entity, any transaction that results in the acquisition of all or substantially all of the Company’s outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or the sale or transfer of all or substantially all of the Company’s assets.

2.2   “Affiliate” means each of the following: (a) any Subsidiary; (b) any Parent; (c) any corporation, trade or business (including, without limitation, a partnership or limited liability company) that is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; (d) any corporation, trade or business (including, without limitation, a partnership or limited liability company) that directly or indirectly controls 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) of the Company; and (e) any other entity in which the Company or any of its Affiliates has a material equity interest and that is designated as an “Affiliate” by resolution of the Committee.

2.3   “Appreciation Award” means any Award under the Plan of any Stock Option, Stock Appreciation Right or Other Stock-Based Award, provided that such Other Stock-Based Award is based on the appreciation in value of a share of Common Stock in excess of an amount equal to at least the Fair Market Value of the Common Stock on the date such Other Stock-Based Award is granted.

2.4   “Award” means any award under the Plan of any Stock Option, Stock Appreciation Right, Restricted Stock, Performance Share, Other Stock-Based Award or Performance-Based Cash Award. All Awards shall be evidenced by, and subject to the terms of, a written agreement executed by the Company and the Participant. Any reference herein to an agreement in writing shall be deemed to include an electronic writing to the extent permitted by applicable law.

2.5   “Board” means the Board of Directors of the Company.

2.6   “Cause” means with respect to a Participant’s Termination of Employment or Termination of Consultancy from and after the date hereof, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import)), termination due to: (i) a Participant’s conviction of, or plea of guilty or nolo contendere to, a felony; (ii) perpetration by a Participant of an illegal act that could cause significant economic injury to the Company; (iii) a Participant’s insubordination, dishonesty, fraud, incompetence, moral turpitude, misconduct, refusal to perform his or her duties or responsibilities for any reason other than illness or incapacity or materially unsatisfactory performance of his or her duties for the Company or an Affiliate as determined by the Committee in its sole discretion; or (iv) continuing willful and deliberate failure by the Participant to perform the Participant’s duties in any material respect, provided that the

Participant is given notice and an opportunity to effectuate a cure as determined by the Committee; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter. With respect to a Participant’s Termination of Directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.

2.7   “Change in Control” has the meaning set forth in Section 13.2.

2.8   “Change in Control Price” has the meaning set forth in Section 13.1.

2.9   “Code” means the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision and any Treasury Regulation promulgated thereunder.

2.10   “Committee” means a committee or subcommittee of the Board appointed from time to time by the Board, which committee or subcommittee shall consist of two or more non-employee directors, each of whom is intended to be, (i) to the extent required by Rule 16b-3 promulgated under Section 16(b) of the Exchange Act, a “non-employee director” as defined in Rule 16b-3; (ii) to the extent required by Section 162(m) of the Code, an “outside director” as defined under Section 162(m) of the Code; and (iii) an “independent director” as defined under NASDAQ Listing Rule 5605(a)(2) or such other applicable stock exchange rule. To the extent that no Committee exists that has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or Section 162(m) of the Code, such noncompliance shall not affect the validity of Awards, grants, interpretations or other actions of the Committee.

2.11   “Common Stock” means the Common Stock, $0.0001 par value per share, of the Company.

2.12   “Company” means Cross Country Healthcare, Inc., a Delaware corporation, and its successors by operation of law.

2.13   “Consultant” means any natural person who provides bona fide consulting or advisory services to the Company or its Affiliates pursuant to a written agreement, which are not in connection with the offer and sale of securities in a capital-raising transaction, and do not, directly or indirectly, promote or maintain a market for the Company’s or its Affiliates’ securities.

2.14   “Detrimental Activity” means:

(a) disclosing, divulging, furnishing or making available to anyone at any time, except as necessary in the furtherance of Participant’s responsibilities to the Company or any of its Affiliates, either during or subsequent to Participant’s service relationship with the Company or its Affiliates, any knowledge or information with respect to confidential or proprietary information, methods, processes, plans or materials of the Company or any of its Affiliates, or with respect to any other confidential or proprietary aspects of the business of the Company or any of its Affiliate, acquired by the Participant at any time prior to the Participant’s Termination;

(b) any activity while employed or performing services that results, or if known could reasonably be expected to result, in the Participant’s Termination that is classified by the Company as a termination for Cause;

(c) (i) directly or indirectly soliciting, enticing or inducing any employee of the Company or of any of its Affiliates to be employed by an person, firm or corporation that is, directly or indirectly, in competition with the business or activities of the Company or any of its Affiliates; (ii) directly or indirectly approaching any such employee for these purposes; (iii) authorizing or knowingly approving the taking of such actions by other persons on behalf of any such person, firm or corporation, or assisting any such person, firm or corporation in taking such action; (iv) directly or indirectly soliciting, raiding, enticing or inducing any person, firm or corporation (other than the U.S. Government or its agencies) who or which is, or at any time from and after the date of grant of the Award was, a customer of the Company or of any of its Affiliates to become a customer for the same or similar products or services that it purchased from the Company or any of its Affiliates, or any other person, firm or corporation, or approaching any such customer for such purpose or authorize or knowingly approving the taking of such actions by any other person; or

(d) a material breach of any agreement between the Participant and the Company or an Affiliate (including, without limitation, any employment agreement or noncompetition or nonsolicitation or confidentiality agreement). Unless otherwise determined by the Committee at grant, Detrimental Activity shall not be deemed to occur after the end of the one-year period following the Participant’s Termination.

For purposes of subsections (a), (c) and (d) above, the Chief Executive Officer of the Company has the authority to provide the Participant with written authorization to engage in the activities contemplated thereby and no other person shall have authority to provide the Participant with such authorization.

2.15   “Disability” means a disability which would qualify as such under the Company’s long-term disability plan. A Disability shall only be deemed to occur at the time of the determination by the Committee of the Disability. Notwithstanding the foregoing, with respect to any payment pursuant to a Section 409A Covered Award that is triggered upon a Disability, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.

2.16   “Disparagement” means making comments or statements to the press, the Company’s or its Affiliates’ employees, consultants or any individual or entity that could reasonably be expected to adversely affect in any manner: (a) the conduct of the business of the Company or its Affiliates (including, without limitation, any products or business plans or prospects); or (b) the business reputation of the Company or its Affiliates, or any of their products, or their past or present officers, directors or employees.

2.17   “Eligible Employee” means each employee of the Company or an Affiliate.

2.18   “Exchange Act” means the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder. Any references to any section of the Exchange Act shall also be a reference to any successor provision.

2.19   “Exercisable Awards” has the meaning set forth in Section 4.2(d).

2.20   “Fair Market Value” means, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date and except as provided below, the last sales price reported for the Common Stock on the applicable date: (a) as reported on the principal national securities exchange in the United States on which it is then traded; or (b) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the Financial Industry Regulatory Authority or if the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted. If the Common Stock is not traded, listed or otherwise reported or quoted, then Fair Market Value means the fair market value of the Common Stock as determined by the Committee in good faith in whatever manner it considers appropriate taking into account the requirements of Section 422 of the Code or Section 409A of the Code, as applicable. For purposes of the grant of any Award, the applicable date shall be the trading day on which the Award is granted, or if such grant date is not a trading day, the trading day immediately prior to the date on which the Award is granted. For purposes of the exercise of any Award, the applicable date shall be the date a notice of exercise is received by the Company or, if not a day on which the applicable market is open, the next day that it is open.

2.21   “Family Member” means “family member” as defined in Section A.1.(5) of the general instructions of Form S-8, as may be amended from time to time.

2.22   “Full Value Awards” has the meaning set forth in Section 4.4.

2.23   “Incentive Stock Option” means any Stock Option awarded to an Eligible Employee of the Company, its Subsidiaries or its Parent (if any) under the Plan intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

2.24   “Limited Stock Appreciation Right” has the meaning set forth in Section 7.5.

2.25   “Non-Employee Director” means a director of the Company who is not an active employee of the Company or an Affiliate.

2.26   “Non-Qualified Stock Option” means any Stock Option awarded under the Plan that is not an Incentive Stock Option.

2.27   “Non-Tandem Stock Appreciation Rights” has the meaning set forth in Section 7.3.

2.28   “Other Extraordinary Event” has the meaning set forth in Section 4.2(b).

2.29   “Other Stock-Based Award” means an Award under Article X of the Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock, including, without limitation, a restricted stock unit or an Award valued by reference to an Affiliate.

2.30   “Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

2.31   “Participant” means an Eligible Employee, Non-Employee Director or Consultant to whom an Award has been granted pursuant to the Plan.

2.32   “Performance-Based Cash Award” shall mean a cash Award under Article XI that is payable or otherwise based on the attainment of certain pre-established Performance Goals during a Performance Period.

2.33   “Performance Goal” shall mean the performance goals described on Exhibit A.

2.34   “Performance Period” means each fiscal year of the Company or such other period (as determined by the Committee in its sole discretion) over which the attainment of Performance Goals is measured.

2.35   “Performance Share” means an Award made pursuant to Article IX of the Plan of the right to receive Common Stock or cash of an equivalent value at the end of a specified Performance Period.

2.36   “Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, incorporated organization, governmental or regulatory or other entity.

2.37   “Plan” means this Cross Country Healthcare, Inc. 2014 Omnibus Incentive Plan, as amended from time to time.

2.38   “Reference Stock Option” has the meaning set forth in Section 7.1.

2.39   “Restricted Stock” means a share of Common Stock issued under the Plan that is subject to restrictions under Article VIII.

2.40   “Restriction Period” has the meaning set forth in Section 8.3(a).

2.41   “Retirement” means a voluntary Termination of Employment or Termination of Consultancy at or after age 65 or such earlier date after age 50 as may be approved by the Committee, in its sole discretion, at the time of grant, or thereafter, except that Retirement shall not include any Termination with or without Cause. With respect to a Participant’s Termination of Directorship, Retirement means the failure to stand for reelection or the failure to be reelected on or after a Participant has attained age 65 or, with the consent of the Board, before age 65 but after age 50.

2.42   “Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provision.

2.43   “Section 162(m) of the Code” means the exception for performance-based compensation under Section 162(m) of the Code and any applicable Treasury regulations thereunder.

2.44   “Section 409A Covered Award” has the meaning set forth in Section 16.14.

2.45   “Section 409A of the Code” means the nonqualified deferred compensation rules under Section 409A of the Code and any applicable Treasury regulations thereunder.

2.46   “Section 4.2 Event” has the meaning set forth in Section 4.2(b).

2.47   “Securities Act” means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder. Any reference to any section of the Securities Act shall also be a reference to any successor provision.

2.48   “Stock Appreciation Right” means the right pursuant to an Award granted under Article VII. A Tandem Stock Appreciation Right shall mean the right to surrender to the Company all (or a portion) of a Stock Option in exchange for a number of shares of Common Stock and/or cash (as determined by the Committee, in its sole discretion, on the date of grant) equal to the difference between (a) the Fair Market Value on the date such Stock Option (or such portion thereof) is surrendered, of the Common Stock covered by such Stock Option (or such portion thereof), and (b) the aggregate exercise price of such Stock Option (or such portion thereof). A Non-Tandem Stock Appreciation Right shall mean the right to receive a number of shares of Common Stock and/or cash (as determined by the Committee, in its sole discretion, on the date of grant) equal to the difference between (i) the Fair Market Value of a share of Common Stock on the date such right is exercised, and (ii) the aggregate exercise price of such right, otherwise than on surrender of a Stock Option.

2.49   “Stock Option” or “Option” means any option to purchase shares of Common Stock granted to Eligible Employees, Non-Employee Directors or Consultants pursuant to Article VI.

2.50   “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

2.51   “Tandem Stock Appreciation Rights” has the meaning set forth in Section 7.1.

2.52   “Ten Percent Stockholder” means a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its Subsidiaries or its Parent.

2.53   “Termination” means a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

2.54   “Termination of Consultancy” means: (a) that the Consultant is no longer acting as a consultant to the Company or an Affiliate; or (b) when an entity that is retaining a Participant as a Consultant ceases to be an Affiliate unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that a Consultant becomes an Eligible Employee or a Non-Employee Director upon the termination of his or her consultancy, unless otherwise determined by the Committee, in its sole discretion, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant, an Eligible Employee or a Non-Employee Director. Notwithstanding the foregoing, the Committee may, in its sole discretion, otherwise define Termination of Consultancy in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Consultancy thereafter.

2.55   “Termination of Directorship” means that the Non-Employee Director has ceased to be a director of the Company; except that if a Non-Employee Director becomes an Eligible Employee or a Consultant upon the termination of his or her directorship, his or her ceasing to be a director of the Company shall not be treated as a Termination of Directorship unless and until the Participant has a Termination of Employment or Termination of Consultancy, as the case may be.

2.56   “Termination of Employment” means: (a) a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates; or (b) when an entity that is employing a Participant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that an Eligible Employee becomes a Consultant or a Non-Employee Director upon the termination of his or her employment, unless otherwise determined by the Committee, in its sole discretion, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee, a Consultant or a Non-Employee Director. Notwithstanding the foregoing, the Committee may, in its sole discretion, otherwise define Termination of Employment in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter.

2.57   “Transfer” means anticipate, alienate, attach, sell, assign, pledge, encumber, charge, hypothecate or otherwise transfer and “Transferred” has a correlative meaning.

2.58   “2013 Restatement Date” has the meaning set forth in Article XVII.

2.59   “2014 Restatement Date” has the meaning set forth in Article XVII.

2.60   “2017 Restatement Date” has the meaning set forth in Article XVII.

ARTICLE III
ADMINISTRATION

3.1   The Committee.   The Plan shall be administered and interpreted by the Committee.

3.2   Grants of Awards.   The Committee shall have full authority to grant, pursuant to the terms of the Plan, to Eligible Employees, Consultants and Non-Employee Directors: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Performance Shares; (v) Other Stock-Based Awards and (vi) Performance-Based Cash Awards. In particular, the Committee shall have the authority:

(a)   to select the Eligible Employees, Consultants and Non-Employee Directors to whom Awards may from time to time be granted hereunder;

(b)   to determine whether and to what extent Awards, or any combination thereof, are to be granted hereunder to one or more Eligible Employees, Consultants or Non-Employee Directors;

(c)   to determine, in accordance with the terms of the Plan, the number of shares of Common Stock to be covered by each Award granted hereunder;

(d)   to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);

(e)   to determine whether, to what extent and under what circumstances grants of Options and other Awards under the Plan are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company outside of the Plan;

(f)   subject to Section 6.3(h), to determine whether and under what circumstances a Stock Option may be settled in cash, Common Stock and/or Restricted Stock under Section 6.3(d);

(g)   to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the Participant in any case, in a manner intended to comply with Section 409A of the Code;

(h)   to determine whether a Stock Option is an Incentive Stock Option or Non-Qualified Stock Option;

(i)   to determine whether to require a Participant, as a condition of the granting of any Award, to not sell or otherwise dispose of shares acquired pursuant to the exercise of an Award for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Award; and

(j)   generally, to exercise such powers and to perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.

3.3   Guidelines.   Subject to Article XIV, the Committee shall, in its sole discretion, have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may, in its sole discretion, correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan; provided, that with regard to any provision of the Plan or any agreement relating thereto that is intended to comply with Section 162(m) of the Code, any such action by the Committee shall be permitted only to the extent such action would be permitted under Section 162(m) of the Code. The Committee may, in its sole discretion, adopt special guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to comply with applicable tax and securities laws of such domestic or foreign jurisdictions. The Plan is intended to comply with the applicable requirements of Rule 16b-3 and with respect to Awards intended to be “performance-based,” the applicable provisions of Section 162(m) of the Code, and the Plan shall be limited, construed and interpreted in a manner so as to comply therewith.

3.4   Decisions Final.   Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

3.5   Procedures.   If the Committee is appointed, the Board shall designate one of the members of the Committee as chairman and the Committee shall hold meetings, subject to the By-Laws of the Company, at such times and places as it shall deem advisable, including, without limitation, by telephone conference or by written consent to the extent permitted by applicable law. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all the Committee members in accordance with the By-Laws of the Company shall be as fully effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3.6   Designation of Consultants/Liability.

(a)   The Committee may, in its sole discretion, designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and (to the extent permitted by applicable law and applicable exchange rules) may grant authority, to the extent permitted by law, to officers to grant Awards and/or execute agreements or other documents on behalf of the Committee, provided that officer who has authority to grant Awards may not grant Awards to himself or herself.

(b)   The Committee may, in its sole discretion, employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any person designated pursuant to subsection (a) above shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

3.7   Indemnification.   To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance directly insuring such person, each officer or employee of the Company or any Affiliate and member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of the Plan, except to the extent arising out of such officer’s, employee’s, member’s or former member’s fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the officers, employees, directors or members or former officers, directors or members may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company or any Affiliate. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her under the Plan.

ARTICLE IV
SHARE LIMITATION

4.1   Shares.

(a)   General Limitations.   The aggregate number of shares of Common Stock that may be issued or used for reference purposes or with respect to which Awards may be granted under the Plan shall not exceed 6,100,000 shares (subject to any increase or decrease pursuant to Section 4.2), which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both. If any Award granted under the Plan expires, terminates, is canceled or is forfeited for any reason, the number of shares of Common Stock underlying any such Award shall again be available for the purpose of Awards under the Plan, as provided in this Section 4.1(a). If a Tandem Stock Appreciation

Right or a Limited Stock Appreciation Right is granted in tandem with an Option, such grant shall only apply once against the maximum number of shares of Common Stock that may be issued under the Plan. Notwithstanding anything herein to the contrary, other than with respect to Incentive Stock Options, any share of Common Stock subject to an award that again becomes available for grant pursuant to this Section 4.1(a) shall be added back to the maximum aggregate limit. The number of shares of Common Stock available for the purpose of Awards under the Plan shall be reduced by (i) the total number of Stock Options or Stock Appreciation Rights exercised, regardless of whether any of the shares of Common Stock underlying such Awards are not actually issued to the Participant as the result of a net settlement, and (ii) any shares of Common Stock used to pay any exercise price or tax withholding obligation with respect to any Award. In addition, the Company may not use the cash proceeds it receives from Stock Option exercises to repurchase shares of Common Stock on the open market for reuse under this Plan. Awards that may be settled solely in cash shall not be deemed to use any shares of Common Stock which may be issued under this Plan.

(b)   Individual Participant Limitations.

(i)   The maximum number of shares of Common Stock subject to any Award of Stock Options, Stock Appreciation Rights or shares of Restricted Stock for which the grant of such Award or the lapse of the relevant Restriction Period is subject to the attainment of Performance Goals in accordance with Section 8.3(a)(ii), which may be granted under the Plan during any fiscal year of the Company to each Eligible Employee or Consultant shall be 250,000 shares per type of Award (which shall be subject to any further increase or decrease pursuant to Section 4.2), provided that the maximum number of shares of Common Stock for all types of Awards does not exceed 500,000 (which shall be subject to any further increase or decrease pursuant to Section 4.2) with respect to any fiscal year of the Company. If a Tandem Stock Appreciation Right is granted or a Limited Stock Appreciation Right is granted in tandem with a Stock Option, it shall apply against the Eligible Employee’s or Consultant’s individual share limitations for both Stock Appreciation Rights and Stock Options.

(ii)   The maximum number of shares of Common Stock subject to any Award of Stock Options (other than Incentive Stock Options), Stock Appreciation Rights, Performance Shares or Other Stock-Based Awards that may be granted under the Plan during any fiscal year of the Company to each Non-Employee Director shall be 100,000 shares per type of Award (which shall be subject to any further increase or decrease pursuant to Section 4.2), provided that the maximum number of shares of Common Stock for all types of Awards does not exceed 250,000 (which shall be subject to any further increase or decrease pursuant to Section 4.2) with respect to any fiscal year of the Company. If a Tandem Stock Appreciation Right is granted or a Limited Stock Appreciation Right is granted in tandem with a Stock Option, it shall apply against the Non-Employee Director’s individual share limitations for both Stock Appreciation Rights and Stock Options.

(iii)   There are no annual individual Eligible Employee or Consultant share limitations on Restricted Stock for which the grant of such Award or the lapse of the relevant Restriction Period is not subject to attainment of Performance Goals in accordance with Section 8.3(a)(ii).

(iv)   The maximum number of shares of Common Stock subject to any Award of Performance Shares that may be granted under the Plan during any fiscal year of the Company to each Eligible Employee or Consultant shall be 250,000 (which shall be subject to any further increase or decrease pursuant to Section 4.2) with respect to any fiscal year of the Company. Each Performance Share shall be referenced to one share of Common Stock and shall be charged against the available shares under the Plan at the time the unit value measurement is converted to a referenced number of shares of Common Stock in accordance with Section 9.1.

(v)   The aggregate amount of compensation to be paid to any one Participant in respect of any Performance-Based Cash Award, and granted to such Participant in any one calendar year, shall not exceed $3,000,000.

4.2   Changes.

(a)   The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize (i) any adjustment,

recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger or consolidation of the Company or any Affiliate, (iii) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, (iv) the dissolution or liquidation of the Company or any Affiliate, (v) any sale or transfer of all or part of the assets or business of the Company or any Affiliate, (vi) any Section 4.2 Event, (vii) any Other Extraordinary Event, or (viii) any other corporate act or proceeding.

(b)   Subject to the provisions of Section 4.2(d), if there shall occur any such change in the capital structure of the Company by reason of any stock split, reverse stock split, stock dividend, subdivision, combination or reclassification of shares that may be issued under the Plan, any recapitalization, any merger, any consolidation, any spin off, any reorganization or any partial or complete liquidation, or any other corporate transaction or event having an effect similar to any of the foregoing (a “Section 4.2 Event”), then (i) the aggregate number and/or kind of shares that thereafter may be issued under the Plan, (ii) the number and/or kind of shares or other property (including cash) to be issued upon exercise of an outstanding Award or under other Awards granted under the Plan, (iii) the purchase price thereof, and/or (iv) the individual Participant limitations set forth in Section 4.1(b) (other than those based on cash limitations) shall be appropriately adjusted. In addition, subject to Section 4.2(d), if there shall occur any change in the capital structure or the business of the Company that is not a Section 4.2 Event (an “Other Extraordinary Event”), including, without limitation, by reason of any extraordinary dividend (whether cash or stock), any conversion, any adjustment, any issuance of any class of securities convertible or exercisable into, or exercisable for, any class of stock, or any sale or transfer of all or substantially all the Company’s assets or business, then the Committee, in its sole discretion, may adjust any Award and make such other adjustments to the Plan. Any adjustment pursuant to this Section 4.2 shall be consistent with the applicable Section 4.2 Event or the applicable Other Extraordinary Event, as the case may be, and in such manner as the Committee may, in its sole discretion, deem appropriate and equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under the Plan. Any such adjustment determined by the Committee shall be final, binding and conclusive on the Company and all Participants and their respective heirs, executors, administrators, successors and permitted assigns. In connection with any Section 4.2 Event, the Committee may provide, in its sole discretion, for the cancellation of any outstanding Awards and payment in cash or other property in exchange therefor. Except as expressly provided in this Section 4.2 or in the applicable Award agreement, a Participant shall have no rights by reason of any Section 4.2 Event or any Other Extraordinary Event.

(c)   Fractional shares of Common Stock resulting from any adjustment in Awards pursuant to Section 4.2(a) or Section 4.2(b) shall be aggregated until, and eliminated at, the time of exercise by rounding-down for fractions less than one-half and rounding-up for fractions equal to or greater than one-half. No cash settlements shall be made with respect to fractional shares eliminated by rounding. Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

(d)   In the event of an Acquisition Event, the Committee may, in its sole discretion, terminate all outstanding and unexercised Stock Options or Stock Appreciation Rights or any Other Stock Based Award that provides for a Participant elected exercise (“Exercisable Awards”) effective as of the date of the Acquisition Event, by delivering notice of termination to each Participant at least 20 days prior to the date of consummation of the Acquisition Event, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each such Participant shall have the right to exercise his or her Exercisable Awards that are then outstanding to the extent vested as of the date on which such notice of termination is delivered (or, at the discretion of the Committee, without regard to any limitations on exercisability otherwise contained in the Award agreements), but any such exercise shall be contingent on the occurrence of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void. If the Acquisition Event does take place after giving such notice, an Exercisable Award not exercised prior to the date of the consummation of the Acquisition Event shall be forfeited simultaneously with the consummation of the

Acquisition Event. For the avoidance of doubt, in the event of an Acquisition Event, the Committee may, in its sole discretion, terminate any Exercisable Award for which the exercise price is equal to or exceeds the Fair Market Value without payment of consideration therefor.

If an Acquisition Event occurs but the Committee does not terminate the outstanding Exercisable Awards pursuant to this Section 4.2(d), then the applicable provisions of Section 4.2(b) and Article XIII shall apply.

4.3   Minimum Purchase Price.   Notwithstanding any provision of the Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under the Plan, such shares shall not be issued for a consideration that is less than as permitted under applicable law.

4.4   Minimum Restriction and Vesting Period.   Notwithstanding any other provision of the Plan to the contrary, effective as of the 2013 Restatement Date, with respect to any Award of Restricted Stock, Performance Shares, Performance Units, or Other Stock-Based Award that is not an Appreciation Award (collectively, “Full-Value Awards”), (i) the Restriction Period with respect to any such Award of Restricted Stock, (ii) the vesting period with respect to any such Award of Performance Shares and (iii) the vesting period with respect to any such Other Stock-Based Award that is payable in shares of Common Stock granted on or after the 2013 Restatement Date shall be no less than (A) one year, if the lapsing of restrictions or vesting of the Full-Value Award is based (in whole or in part) on the attainment of one or more Performance Goals, and (B) three years, if the lapsing of restrictions or vesting of the Full-Value Award is based solely on the continued performance of services by the Participant (with the restrictions thereto lapsing or the Full-Value Award becoming vested as to no more than one-third (1/3rd) of the Common Stock subject thereto on each of the first and second anniversaries of the date of grant). In addition, notwithstanding any other provision of the Plan to the contrary, effective as of the 2013 Restatement Date, with respect to any Appreciation Award, the vesting schedule shall be no less than in three equal annual installments on the first, second and third anniversaries of the date of grant. Notwithstanding the foregoing, (a) the Committee may (at the time of grant or thereafter) provide for the earlier lapsing of restrictions or the vesting of any Award in the event of a Change of Control, a Participant’s retirement, death or Disability, and (b) subject to the limitations set forth in Section 4.1(a), Awards may be granted that are not subject to the foregoing limitations with respect to up to five percent (5%) of the total number of Shares reserved for Awards under the Plan pursuant to Section 4.1(a).

4.5   Dividends and Dividend Equivalents.   Notwithstanding any other provision of the Plan to the contrary, any rights granted hereunder to a Participant under an Award to receive or retain dividends or dividend equivalents unless otherwise determined by the Committee at the time of grant, with respect to the shares of Common Stock underlying such Award, shall be subject to the same vesting and/or forfeiture conditions (performance-based, service-based or otherwise) as are applicable to such Award.

ARTICLE V
ELIGIBILITY AND GENERAL REQUIREMENTS FOR AWARDS

5.1   General Eligibility.   All Eligible Employees, Consultants, Non-Employee Directors and prospective employees and consultants of the Company and its Affiliates are eligible to be granted Awards, subject to the terms and conditions of the Plan. Eligibility for the grant of Awards and actual participation in the Plan shall be determined by the Committee in its sole discretion. Notwithstanding anything herein to the contrary, no Award under which a Participant may receive shares of Common Stock may be granted under this Plan to an Eligible Employee, Consultant or Non-Employee Director of any Affiliate if such shares of Common Stock does not constitute “service recipient stock” for purposes of Section 409A of the Code with respect to such Eligible Employee, Consultant or Non-Employee Director unless such Award is structured in a manner intended to comply with, or be exempt from, Section 409A of the Code.

5.2   Incentive Stock Options.   Notwithstanding anything herein to the contrary, only Eligible Employees of the Company, its Subsidiaries and its Parent (if any) are eligible to be granted Incentive Stock Options under the Plan. Eligibility for the grant of an Incentive Stock Option and actual participation in the Plan shall be determined by the Committee in its sole discretion.

5.3   General Requirement.   The vesting and exercise of Awards granted to a prospective employee or consultant is conditioned upon such individual actually becoming an Eligible Employee or Consultant.

ARTICLE VI
STOCK OPTIONS

6.1   Options.   Each Stock Option granted under the Plan shall be one of two types: (a) an Incentive Stock Option; or (b) a Non-Qualified Stock Option.

6.2   Grants.   The Committee shall, in its sole discretion, have the authority to grant to any Eligible Employee (subject to Section 5.2) Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. The Committee shall, in its sole discretion, have the authority to grant any Consultant or Non-Employee Director Non-Qualified Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof that does not qualify shall constitute a separate Non-Qualified Stock Option.

6.3   Terms of Options.   Stock Options granted under the Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee, in its sole discretion, shall deem desirable:

(a)   Exercise Price.   The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Stock Option shall not be less than 100% (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110%) of the Fair Market Value of the Common Stock at the time of grant.

(b)   Stock Option Term.   The term of each Stock Option shall be fixed by the Committee, provided that no Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted; and provided further that the term of an Incentive Stock Option granted to a Ten Percent Stockholder shall not exceed five years.

(c)   Exercisability.   Subject to Section 4.4, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant. If the Committee provides, in its discretion, that any Stock Option is exercisable subject to certain limitations (including, without limitation, that such Stock Option is exercisable only in installments or within certain time periods or upon attainment of certain financial results), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such Stock Option may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion. Unless otherwise determined by the Committee at grant, the Option agreement shall provide that (i) in the event the Participant engages in Detrimental Activity prior to any exercise of the Stock Option, all Stock Options held by the Participant shall thereupon terminate and expire, (ii) as a condition of the exercise of a Stock Option, the Participant shall be required to certify (or shall be deemed to have certified) at the time of exercise in a manner acceptable to the Company that the Participant is in compliance with the terms and conditions of the Plan and that the Participant has not engaged in, and does not intend to engage in, any Detrimental Activity, and (iii) in the event the Participant engages in Detrimental Activity during the one year period commencing on the later of the date the Stock Option is exercised or becomes vested, the Company shall be entitled to recover from the Participant at any time within one year after such date, and the Participant shall pay over to the Company, an amount equal to any gain realized as a result of the exercise (whether at the time of exercise or thereafter). In the event that a written employment agreement between the Company and a Participant provides for a vesting schedule that is more favorable than the vesting schedule provided in the form of Award agreement, the vesting schedule in such employment agreement shall govern, provided that such agreement is in effect on the date of grant and applicable to the specific Award.

(d)   Method of Exercise.   Subject to whatever installment exercise and waiting period provisions apply under subsection (c) above, to the extent vested, Stock Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be in a form acceptable to the Company and shall be accompanied by payment in full of the purchase price as follows: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) solely to the extent permitted by applicable law, if the Common Stock is traded on a national securities exchange or quoted on a national quotation system sponsored by the Financial Industry Regulatory Authority, and the Committee authorizes, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price; or (iii) on such other terms and conditions as may be acceptable to the Committee (including, without limitation, the relinquishment of Stock Options or by payment in full or in part in the form of Common Stock owned by the Participant (for which the Participant has good title free and clear of any liens and encumbrances) based on the Fair Market Value of the Common Stock on the payment date as determined by the Committee, in its sole discretion). No shares of Common Stock shall be issued until payment therefor, as provided herein, has been made or provided for.

(e)   Non-Transferability of Stock Options.   No Stock Option shall be Transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, at the time of grant or thereafter that a Non-Qualified Stock Option that is otherwise not Transferable pursuant to this Section is Transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as determined by the Committee, in its sole discretion. A Non-Qualified Stock Option that is Transferred to a Family Member pursuant to the preceding sentence (i) may not be subsequently Transferred otherwise than by will or by the laws of descent and distribution and (ii) remains subject to the terms of the Plan and the applicable Award agreement. Any shares of Common Stock acquired upon the exercise of a Non-Qualified Stock Option by a permissible transferee of a Non-Qualified Stock Option or a permissible transferee pursuant to a Transfer after the exercise of the Non-Qualified Stock Option shall be subject to the terms of the Plan and the applicable Award agreement.

(f)   Incentive Stock Option Limitations.   To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under the Plan and/or any other stock option plan of the Company, any Subsidiary or any Parent exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. In addition, if an Eligible Employee does not remain employed by the Company, any Subsidiary or any Parent at all times from the time an Incentive Stock Option is granted until three (3) months prior to the date of exercise thereof (or such other period as required by applicable law), such Stock Option shall be treated as a Non-Qualified Stock Option. Should any provision of the Plan not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may, in its sole discretion, amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

(g)   Form, Modification, Extension and Renewal of Stock Options.   Subject to the terms and conditions and within the limitations of the Plan, Stock Options shall be evidenced by such form of agreement or grant as is approved by the Committee, and the Committee may, in its sole discretion (i) subject to Section 14.1(d), modify, extend or renew outstanding Stock Options granted under the Plan (provided that the rights of a Participant are not reduced without his or her consent and provided further that such action does not extend the Stock Option beyond its stated term), and (ii) accept the surrender of outstanding Stock Options (up to the extent not theretofore exercised) and authorize the granting of new Stock Options in substitution therefor (to the extent not theretofore exercised).

(h)   Repricings and Buyouts of Stock Options Prohibited.   Notwithstanding any other provision of the Plan to the contrary, an outstanding Stock Option may not be modified to reduce the Exercise Price thereof nor may a Stock Option be surrendered, cancelled, converted, exchanged, replaced or bought out in exchange for cash, another Award or Exercisable Award with an Exercise Price that is less than the Exercise Price of the Stock Option (other than adjustments or substitutions in accordance with Section 4.2(b) hereof), unless such action is approved by the stockholders of the Company.

(i)   Other Terms and Conditions.   Stock Options may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall, in its sole discretion, deem appropriate.

ARTICLE VII
STOCK APPRECIATION RIGHTS

7.1   Tandem Stock Appreciation Rights.   Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option (a “Reference Stock Option”) granted under the Plan (“Tandem Stock

Appreciation Rights”). In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Reference Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Reference Stock Option.

7.2   Terms and Conditions of Tandem Stock Appreciation Rights.   Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee in its sole discretion, and the following:

(a)   Exercise Price.   The exercise price per share of Common Stock subject to a Tandem Stock Appreciation Right shall be the exercise price of the Reference Stock Option as determined in accordance with Section 6.3(a).

(b)   Term.   A Tandem Stock Appreciation Right or applicable portion thereof granted with respect to a Reference Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the Reference Stock Option, except that, unless otherwise determined by the Committee, in its sole discretion, at the time of grant, a Tandem Stock Appreciation Right granted with respect to less than the full number of shares covered by the Reference Stock Option shall not be reduced until and then only to the extent the exercise or termination of the Reference Stock Option causes the number of shares covered by the Tandem Stock Appreciation Right to exceed the number of shares remaining available and unexercised under the Reference Stock Option.

(c)   Exercisability.   Tandem Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Reference Stock Options to which they relate shall be exercisable in accordance with the provisions of Article VI, and shall be subject to the provisions of Section 6.3(c).

(d)   Method of Exercise.   A Tandem Stock Appreciation Right may be exercised by the Participant by surrendering the applicable portion of the Reference Stock Option. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in this Section 7.2. Stock Options that have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Tandem Stock Appreciation Rights have been exercised.

(e)   Payment.   Upon the exercise of a Tandem Stock Appreciation Right, a Participant shall be entitled to receive up to, but no more than, an amount in cash and/or shares of Common Stock (as determined by the Committee, in its sole discretion, on the date of grant) equal in value to the excess of the Fair Market Value of one share of Common Stock over the Option exercise price per share specified in the Reference Stock Option agreement, multiplied by the number of shares in respect of which the Tandem Stock Appreciation Right shall have been exercised.

(f)   Deemed Exercise of Reference Stock Option.   Upon the exercise of a Tandem Stock Appreciation Right, the Reference Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Article IV of the Plan on the number of shares of Common Stock to be issued under the Plan.

(g)   Non-Transferability.   Tandem Stock Appreciation Rights shall be Transferable only when and to the extent that the underlying Stock Option would be Transferable under Section 6.3(e) of the Plan.

7.3   Non-Tandem Stock Appreciation Rights.   Stock Appreciation Rights may also be granted without reference to any Stock Options granted under the Plan (“Non-Tandem Stock Appreciation Rights”).

7.4   Terms and Conditions of Non-Tandem Stock Appreciation Rights.   Non-Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee in its sole discretion, and the following:

(a)   Exercise Price.   The exercise price per share of Common Stock subject to a Non-Tandem Stock Appreciation Right shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Non-Tandem Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Common Stock at the time of grant.

(b)   Term.   The term of each Non-Tandem Stock Appreciation Right shall be fixed by the Committee, but shall not be greater than 10 years after the date the right is granted.

(c)   Exercisability.   Subject to Section 4.4, Non-Tandem Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant. If the Committee provides, in its discretion, that any such right is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such right may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion. Unless otherwise determined by the Committee at grant, the Award agreement shall provide that (i) in the event the Participant engages in Detrimental Activity prior to any exercise of the Non-Tandem Stock Appreciation Right, all Non-Tandem Stock Appreciation Rights held by the Participant shall thereupon terminate and expire, (ii) as a condition of the exercise of a Non-Tandem Stock Appreciation Right, the Participant shall be required to certify (or shall be deemed to have certified) at the time of exercise in a manner acceptable to the Company that the Participant is in compliance with the terms and conditions of the Plan and that the Participant has not engaged in, and does not intend to engage in, any Detrimental Activity, and (iii) in the event the Participant engages in Detrimental Activity during the one year period commencing on the later of the date the Non-Tandem Stock Appreciation Right is exercised or becomes vested, the Company shall be entitled to recover from the Participant at any time within one year after such date, and the Participant shall pay over to the Company, an amount equal to any gain realized as a result of the exercise (whether at the time of exercise or thereafter). In the event that a written employment agreement between the Company and a Participant provides for a vesting schedule that is more favorable than the vesting schedule provided in the form of Award agreement, the vesting schedule in such employment agreement shall govern, provided that such agreement is in effect on the date of grant and applicable to the specific Award.

(d)   Method of Exercise.   Subject to whatever installment exercise and waiting period provisions apply under subsection (c) above, Non-Tandem Stock Appreciation Rights may be exercised in whole or in part at any time in accordance with the applicable Award agreement, by giving written notice of exercise to the Company specifying the number of Non-Tandem Stock Appreciation Rights to be exercised.

(e)   Payment.   Upon the exercise of a Non-Tandem Stock Appreciation Right a Participant shall be entitled to receive, for each right exercised, up to, but no more than, an amount in cash and/or shares of Common Stock (as determined by the Committee, in its sole discretion, on the date of grant) equal in value to the excess of the Fair Market Value of one share of Common Stock on the date the right is exercised over the Fair Market Value of one share of Common Stock on the date the right was awarded to the Participant.

(f)   Non-Transferability.   No Non-Tandem Stock Appreciation Rights shall be Transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all such rights shall be exercisable, during the Participant’s lifetime, only by the Participant.

7.5   Limited Stock Appreciation Rights.   The Committee may, in its sole discretion, grant Tandem and Non-Tandem Stock Appreciation Rights either as a general Stock Appreciation Right or as a limited stock appreciation right (a “Limited Stock Appreciation Right”). Limited Stock Appreciation Rights may be exercised only upon the occurrence of a Change in Control or such other event as the Committee may, in its sole discretion, designate at the time of grant or thereafter. Upon the exercise of Limited Stock Appreciation Rights, except as otherwise provided in an Award agreement, the Participant shall receive in cash or Common Stock, as determined by the Committee, an amount equal to the amount (a) set forth in Section 7.2(e) with respect to Tandem Stock Appreciation Rights, or (b) set forth in Section 7.4(e) with respect to Non-Tandem Stock Appreciation Rights, as applicable.

7.6   Repricings and Buyouts of Stock Appreciation Rights Prohibited.   Notwithstanding any other provision of the Plan to the contrary, an outstanding Stock Appreciation Right may not be modified to reduce the base price thereof nor may a Stock Appreciation Right be surrendered, cancelled, converted, exchanged, replaced or bought out in exchange for cash, another Award or Exercisable Award with a base or exercise price that is less than the base price of the Stock Appreciation Right (other than adjustments or substitutions in accordance with Section 4.2(b) hereof), unless such action is approved by the stockholders of the Company.

ARTICLE VIII
RESTRICTED STOCK

8.1   Awards of Restricted Stock.   Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall, in its sole discretion, determine the Eligible Employees, Consultants and Non-Employee Directors, to whom, and the time or times at which, grants of Restricted Stock shall be made, the number of shares to be awarded, the price (if any) to be paid by the Participant (subject to Section 8.2), the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards. The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance targets (including, the Performance Goals specified in Exhibit A attached hereto) or such other factors as the Committee may determine, in its sole discretion, including to comply with the requirements of Section 162(m) of the Code.

Unless otherwise determined by the Committee at grant, each Award of Restricted Stock shall provide that in the event the Participant engages in Detrimental Activity prior to, or during the one-year period after, any vesting of Restricted Stock, the Committee may direct that all unvested Restricted Stock shall be immediately forfeited to the Company and that the Participant shall pay over to the Company an amount equal to the Fair Market Value at the time of vesting of any Restricted Stock that had vested in the period referred to above.

8.2   Awards and Certificates.   Eligible Employees, Consultants and Non-Employee Directors selected to receive Restricted Stock shall not have any rights with respect to such Award, unless and until such Participant has delivered a fully executed copy of the agreement evidencing the Award to the Company and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

(a)   Purchase Price.   The purchase price of Restricted Stock shall be fixed by the Committee. Subject to Section 4.3, the purchase price for shares of Restricted Stock may be zero to the extent permitted by applicable law, and, to the extent not so permitted, such purchase price may not be less than par value.

(b)   Acceptance.   Awards of Restricted Stock must be accepted within a period of 60 days (or such other period as the Committee may specify) after the grant date, by executing a Restricted Stock agreement and by paying whatever price (if any) the Committee has designated thereunder.

(c)   Legend.   Each Participant receiving Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall, in addition to such legends required by applicable securities laws, bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Cross Country Healthcare, Inc. (the “Company”) 2014 Omnibus Incentive Plan (as the same may be amended or supplemented from time to time, the “Plan”) and an agreement entered into between the registered owner and the Company dated __________. Copies of such Plan and agreement are on file at the principal office of the Company.”

(d)   Custody.   If stock certificates are issued in respect of shares of Restricted Stock, the Committee may require that any stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any grant of Restricted Stock, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.

8.3   Restrictions and Conditions.   The shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(a)   (i)   Restriction Period.   The Participant shall not be permitted to Transfer shares of Restricted Stock awarded under the Plan during the period or periods set by the Committee (the “Restriction Period”) commencing on the date of such Award, as set forth in a Restricted Stock Award agreement and such agreement shall set forth a vesting schedule and any events that would accelerate vesting of the shares of

Restricted Stock. Within these limits, based on service, attainment of performance goals pursuant to Section 8.3(a)(ii) below and/or such other factors or criteria as the Committee may determine in its sole discretion, the Committee may condition the grant or provide for the lapse of such restrictions in installments in whole or in part, or may accelerate the vesting of all or any part of any Restricted Stock Award and/or waive the deferral limitations for all or any part of any Restricted Stock Award. In the event that a written employment agreement between the Company and a Participant provides for a vesting schedule that is more favorable than the vesting schedule provided in the form of Award agreement, the vesting schedule in such employment agreement shall govern, provided that such agreement is in effect on the date of grant and applicable to the specific Award.

(ii)   Objective Performance Goals, Formulae or Standards.   If the grant of shares of Restricted Stock or the lapse of restrictions is based on the attainment of performance criteria, the Committee shall establish the objective performance criteria and the applicable vesting percentage of the Restricted Stock Award applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or at such later date as otherwise determined by the Committee and while the outcome of the Performance Goals are substantially uncertain as otherwise determined by the Committee in its sole discretion and that is permitted under Section 162(m) of the Code with regard to a Restricted Stock Award that is intended to comply with Section 162(m) of the Code. Such performance criteria may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. With regard to a Restricted Stock Award that is intended to comply with Section 162(m) of the Code, (A) to the extent any such provision set forth in the prior sentence would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect and (B) the applicable performance criteria shall be based on one or more of the Performance Goals set forth in Exhibit A hereto.

(b)   Rights as a Stockholder.   Except as provided in this subsection (b) and subsection (a) above and as otherwise determined by the Committee, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company including, without limitation, the right to receive any dividends, the right to vote such shares and, subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares. The Committee may, in its sole discretion, determine at the time of grant that the payment of dividends shall be deferred until, and conditioned upon, the expiration of the applicable Restriction Period.

(c)   Lapse of Restrictions.   If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant, except as otherwise required by applicable law or other limitations imposed by the Committee.

ARTICLE IX
PERFORMANCE SHARES

9.1   Award of Performance Shares.   Performance Shares may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall, in its sole discretion, determine the Eligible Employees, Consultants and Non-Employee Directors, to whom, and the time or times at which, Performance Shares shall be awarded, the number of Performance Shares to be awarded to any person, the Performance Period during which, and the conditions under which, receipt of the Shares will be deferred, and the other terms and conditions of the Award in addition to those set forth in Section 9.2.

Unless otherwise determined by the Committee at grant, each Award of Performance Shares shall provide that in the event the Participant engages in Detrimental Activity prior to, or during the one-year period after the later of the date of any vesting of Performance Shares or the date of the Participant’s Termination, the Committee may direct (at any time within one year thereafter) that all unvested Performance Shares shall be immediately forfeited to the Company and that the Participant shall pay over to the Company an amount equal to any gain the Participant realized from any Performance Shares that had vested in the period referred to above.

Except as otherwise provided herein, the Committee shall condition the right to payment of any Performance Share upon the attainment of objective performance goals established pursuant to Section 9.2(c) below and such other factors as the Committee may determine in its sole discretion.

9.2   Terms and Conditions.   Performance Shares awarded pursuant to this Article IX shall be subject to the following terms and conditions:

(a)   Earning of Performance Share Award.   At the expiration of the applicable Performance Period, the Committee shall determine the extent to which the performance goals established pursuant to Section 9.2(c) are achieved and the percentage of each Performance Share Award that has been earned.

(b)   Non-Transferability.   Subject to the applicable provisions of the Award agreement and the Plan, Performance Shares may not be Transferred during the Performance Period.

(c)   Objective Performance Goals, Formulae or Standards.   The Committee shall establish the objective performance criteria for the earning of Performance Shares based on a Performance Period applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or at such later date as permitted under Section 162(m) of the Code and while the outcome of the Performance Goals are substantially uncertain as otherwise determined by the Committee in its sole discretion and that is permitted under Section 162(m) of the Code with regard to a Performance Share Award that is intended to comply with Section 162(m) of the Code. Such performance criteria may incorporate, if and only to the extent permitted under Section 162(m) of the Code, provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. With regard to a Performance Share Award that is intended to comply with Section 162(m) of the Code, (A) to the extent any such provision set forth in the prior sentence would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect and (B) the applicable performance criteria shall be based on one or more of the Performance Goals set forth in Exhibit A hereto.

(d)   Dividends.   Unless otherwise determined by the Committee at the time of grant, amounts equal to any dividends declared during the Performance Period with respect to the number of shares of Common Stock covered by a Performance Share will not be paid to the Participant.

(e)   Payment.   Following the Committee’s determination in accordance with subsection (a) above, shares of Common Stock or, as determined by the Committee in its sole discretion, the cash equivalent of such shares shall be delivered to the Eligible Employee, Consultant or Non-Employee Director, or his legal representative, in an amount equal to such individual’s earned Performance Share. Notwithstanding the foregoing, the Committee may, in its sole discretion, award an amount less than the earned Performance Share and/or subject the payment of all or part of any Performance Share to additional vesting, forfeiture and deferral conditions as it deems appropriate.

(f)   Accelerated Vesting.   Based on service, performance and/or such other factors or criteria, if any, as the Committee may determine, the Committee may, in its sole discretion, at or after grant, accelerate the vesting of all or any part of any Performance Share Award and/or waive the deferral limitations for all or any part of such Award.

ARTICLE X
OTHER STOCK-BASED AWARDS

10.1   Other Stock-Based Awards.   The Committee, in its sole discretion, is authorized to grant to Eligible Employees, Consultants and Non-Employee Directors Other Stock-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, including, but not limited to, shares of Common Stock awarded purely as a bonus and not subject to any restrictions or conditions, shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, performance units, dividend equivalent units, stock equivalent units, restricted stock units and deferred stock units. To the extent permitted by law, the Committee may, in its sole discretion, permit Eligible Employees and/or Non-Employee Directors to defer all or a portion of their cash compensation in the form of Other Stock-Based Awards granted under the Plan, subject to the terms and conditions of any deferred compensation arrangement established by the Company, which shall be in a manner intended to comply with Section 409A of the Code. Other Stock-Based Awards may be granted either alone or in addition to or in tandem with other Awards granted under the Plan.

Unless otherwise determined by the Committee at grant, each Other Stock-Based Award shall provide that in the event the Participant engages in Detrimental Activity prior to, or during the one-year period after the later of the date the Other Stock-Based Award is exercised (if applicable) or becomes vested, the Committee may direct (at any time within one year thereafter) that any unvested portion of such Award shall be immediately forfeited to the Company and that the Participant shall pay over to the Company an amount equal to any gain the Participant realized from any such Award that had vested in the period referred to above.

Subject to the provisions of the Plan, the Committee shall, in its sole discretion, have authority to determine the Eligible Employees, Consultants and Non-Employee Directors, to whom, and the time or times at which, such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Common Stock under such Awards upon the completion of a specified Performance Period.

The Committee may condition the grant or vesting of Other Stock-Based Awards upon the attainment of specified performance criteria (including, the Performance Goals specified in Exhibit A attached hereto) or such other factors as the Committee may determine, in its sole discretion. If the grant or vesting of an Other Stock-Based Award is based on the attainment of performance criteria, the Committee shall, in its sole discretion, establish the objective performance criteria and the applicable vesting percentage of the Other Stock-Based Award applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or at such later date while the outcome of the Performance Goals are substantially uncertain as otherwise determined by the Committee in its sole discretion and that is permitted under Section 162(m) of the Code with regard to an Other Stock-Based Award that is intended to comply with Section 162(m) of the Code. Such performance criteria may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. With regard to an Other Stock-Based Award that is intended to comply with Section 162(m) of the Code, (A) to the extent any such provision set forth in the prior sentence would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect and (B) the applicable performance criteria shall be based on one or more of the Performance Goals set forth in Exhibit A hereto.

10.2   Terms and Conditions.   Other Stock-Based Awards made pursuant to this Article X shall be subject to the following terms and conditions:

(a)   Non-Transferability.   Subject to the applicable provisions of the Award agreement and the Plan, shares of Common Stock subject to Awards made under this Article X may not be Transferred prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

(b)   Dividends.   Unless otherwise determined by the Committee at the time of grant, subject to the provisions of the Award agreement and the Plan, the recipient of an Award under this Article X shall not be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares of Common Stock covered by the Award.

(c)   Vesting.   Any Award under this Article X and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award agreement, as determined by the Committee, in its sole discretion. In the event that a written employment agreement between the Company and a Participant provides for a vesting schedule that is more favorable than the vesting schedule provided in the form of Award agreement, the vesting schedule in such employment agreement shall govern, provided that such agreement is in effect on the date of grant and applicable to the specific Award.

(d)   Price.   Common Stock issued on a bonus basis under this Article X may be issued for no cash consideration; Common Stock purchased pursuant to a purchase right awarded under this Article X shall be priced, as determined by the Committee in its sole discretion. The exercise or base price per share of Common Stock subject to an Other Stock-Based Award that is an Appreciation Award shall be determined by the Committee at the time of grant, but shall not be less than 100% of the Fair Market Value of a Common Stock at the time of grant.

(e)   Payment.   Form of payment for the Other Stock-Based Award shall be specified in the Award agreement.

(f)   Repricings and Buyouts Prohibited.   Notwithstanding any other provision of the Plan to the contrary, an outstanding Other Stock-Based Award that is an Exercisable Award may not be modified to reduce the base or exercise price thereof nor may such Other Stock-Based Award be surrendered, cancelled, converted, exchanged, replaced or bought out in exchange for cash, another Award or Exercisable Award with a base or exercise price that is less than the base or exercise price of such Other Stock-Based Award (other than adjustments or substitutions in accordance with Section 4.2(b) hereof), unless such action is approved by the stockholders of the Company.

ARTICLE XI
PERFORMANCE-BASED CASH AWARD

11.1   Performance-Based Cash Awards.   The Committee shall have authority to determine the Eligible Employees and Consultants to whom, and the time or times at which, Performance-Based Cash Awards shall be made, the dollar amount to be awarded pursuant to such Performance-Based Cash Award, and all other conditions for the payment of the Performance-Based Cash Award.

Except as otherwise provided herein, the Committee shall condition the right to payment of any Performance-Based Cash Award upon the attainment of specified performance goals (including the Performance Goals) established pursuant to Section 11.2(c) and such other factors as the Committee may determine, including to comply with the requirements of Section 162(m) of the Code. The Committee may establish different Performance Goals for different Participants.

Subject to Section 11.2(c), for any Participant the Committee may specify a targeted Performance-Based Cash Award for a Performance Period (each an “Individual Target Award”). An Individual Target Award may be expressed, at the Committee’s discretion, as a fixed dollar amount, a percentage of the Participant’s base pay, as a percentage of a bonus pool funded by a formula based on achievement of Performance Goals, or an amount determined pursuant to an objective formula or standard. The Committee’s establishment of an Individual Target Award for a Participant for a Performance Period shall not imply or require that the same level or any Individual Target Award be established for the Participant for any subsequent Performance Period or for any other Participant for that Performance Period or any subsequent Performance Period. At the time the Performance Goals are established (as provided in Section 11.2(c)), the Committee shall prescribe a formula to determine the maximum and minimum percentages (which may be greater or less than 100% of an Individual Target Award) that may be earned or payable based upon the degree of attainment of the applicable Performance Goals during the Performance Period. Notwithstanding anything else herein, the Committee may exercise negative discretion by providing in an Individual Target Award the discretion to pay a Participant an amount that is less than the Participant’s Individual Target Award (or attained percentages thereof) regardless of the degree of attainment of the performance goals; provided that, except as otherwise specified by the Committee with respect to an Individual Target Award, no discretion to reduce a Performance-Based Cash Award earned based on achievement of the applicable Performance Goals shall be permitted for any Performance Period in which a Change in Control occurs, or during such Performance Period with regard to the prior Performance Periods if the Performance-Based Cash Awards for the prior Performance Periods have not been paid by the time of the Change in Control, with regard to individuals who were Participants at the time of the Change in Control.

11.2   Terms and Conditions.   Performance-Based Cash Awards shall be subject to the following terms and conditions:

(a)   Committee Certification.   At the expiration of the applicable Performance Period, the Committee shall determine and certify in writing the extent to which the Performance Goals established pursuant to Section 11.2(c) are achieved and, if applicable, the percentage of the Performance-Based Cash Award that has been vested and earned.

(b)   Waiver of Limitation.   In the event of the Participant’s Disability or death, or in cases of special circumstances (to the extent permitted under Section 162(m) of the Code with regard to a Performance-Based Cash Award that is intended to comply with Section 162(m) of the Code), the Committee may waive in whole or in part any or all of the limitations imposed thereunder with respect to any or all of a Performance-Based Cash Award.

(c)   Performance Goals, Formulae or Standards.   The Performance Goals for the earning of Performance-Based Cash Awards shall be established by the Committee in writing on or before the date the grant of Performance-Based Cash Award is made and while the outcome of the Performance Goals is substantially uncertain and that is permitted under Section 162(m) of the Code with regard to a Performance-Based Cash Award that is intended to comply with Section 162(m) of the Code. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including dispositions and acquisitions) and other similar type events or circumstances. With regard to a Performance-Based Cash Award that is intended to comply with Section 162(m) of the Code, to the extent any such provision set forth in the prior sentence would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect.

(d)   Payment.   Following the Committee’s determination and certification in accordance with subsection (a) above, the earned Performance-Based Cash Award amount shall be paid to the Participant or his legal representative, in accordance with the terms and conditions set forth in the Performance-Based Cash Award agreement, but in no event, except as provided in the next sentence, shall such amount be paid later than the later of: (i) March 15 of the year following the year in which the applicable Performance Period ends (or, if later, the year in which the Award is earned); or (ii) two and one-half months after the expiration of the fiscal year of the Company in which the applicable Performance Period ends. Notwithstanding the foregoing, the Committee may place such conditions on the payment of all or any portion of any Performance-Based Cash Award as the Committee may determine and prior to the beginning of a Performance Period, the Committee may (A) provide that the payment of all or any portion of any Performance-Based Cash Award shall be deferred and (B) permit a Participant to elect to defer receipt of all or a portion of any Performance-Based Cash Award. Any Performance-Based Cash Award deferred by a Participant in accordance with the terms and conditions established by the Committee shall not increase (between the date on which the Performance-Based Cash Award is credited to any deferred compensation program applicable to such Participant and the payment date) by an amount that would result in such deferral being deemed as an “increase in the amount of compensation” under Section 162(m) of the Code. To the extent applicable, any deferral under this Section 11.2(d) shall be made in a manner intended to comply with or be exempt from the applicable requirements of Section 409A of the Code. Notwithstanding the foregoing, the Committee may exercise negative discretion by providing in a Performance-Based Cash Award the discretion to pay an amount less than otherwise would be provided under the applicable level of attainment of the performance goals.

(e)   Termination.   Unless otherwise determined by the Committee at the time of grant (or, if no rights of the Participant (or, in the case of his death, his estate) are reduced, thereafter), no Performance-Based Cash Award or pro rata portion thereof shall be payable to any Participant who incurs a Termination prior to the date such Performance-Based Cash Award is paid and the Performance-Based Cash Awards only shall be deemed to be earned when actually paid.

(f)   Non-Transferability.   Subject to the applicable provisions of the Award agreement and the Plan, Performance-Based Cash Awards may not be Transferred prior to the payment thereof.

ARTICLE XII
TERMINATION

12.1   Termination.   The following rules apply with regard to the Termination of a Participant.

(a)   Rules Applicable to Stock Option and Stock Appreciation Rights.   Unless otherwise determined by the Committee at grant (or, if no rights of the Participant are reduced, thereafter):

(i)   Termination by Reason of Death, Disability or Retirement.   If a Participant’s Termination is by reason of death, Disability or the Participant’s Retirement, all Stock Options or Stock Appreciation Rights that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant (or, in the case of death, by the legal representative of the Participant’s estate) at any time within a one-year period from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options or Stock Appreciation Rights; provided, however, if the Participant dies within such exercise period, all unexercised Stock Options or Stock Appreciation Rights held by such Participant shall thereafter be exercisable, to the extent to which they were exercisable at the time of death, for a period of one year from the date of such death, but in no event beyond the expiration of the stated term of such Stock Options or Stock Appreciation Rights.

(ii)   Involuntary Termination Without Cause.   If a Participant’s Termination is by involuntary termination without Cause, all Stock Options or Stock Appreciation Rights that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of 90 days (or, solely for Non-Employee Directors, one year) from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options or Stock Appreciation Rights.

(iii)   Voluntary Termination.   If a Participant’s Termination is voluntary (other than a voluntary termination described in Section 12.2(a)(iv)(2) below, or a Retirement), all Stock Options or Stock Appreciation Rights that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of 30 days (or, solely for Non-Employee Directors, one year) from the date of such Termination, but in no event beyond the expiration of the stated terms of such Stock Options or Stock Appreciation Rights.

(iv)   Termination for Cause.   If a Participant’s Termination: (1) is for Cause or (2) is a voluntary Termination (as provided in subsection (iii) above) or a Retirement after the occurrence of an event that would be grounds for a Termination for Cause, all Stock Options or Stock Appreciation Rights, whether vested or not vested, that are held by such Participant shall thereupon terminate and expire as of the date of such Termination.

(v)   Unvested Stock Options and Stock Appreciation Rights.   Stock Options or Stock Appreciation Rights that are not vested as of the date of a Participant’s Termination for any reason shall terminate and expire as of the date of such Termination.

(b)   Rules Applicable to Restricted Stock, Performance Shares and Other Stock-Based Awards.   Unless otherwise determined by the Committee at grant or thereafter, upon a Participant’s Termination for any reason: (i) during the relevant Restriction Period, all Restricted Stock still subject to restriction shall be forfeited; and (ii) any unvested Performance Shares or Other Stock-Based Awards shall be forfeited.

ARTICLE XIII
CHANGE IN CONTROL PROVISIONS

13.1   Benefits.   In the event of a Change in Control of the Company, and except as otherwise provided by the Committee in an Award agreement or in a written employment or other similar agreement between the Company and a Participant, a Participant’s unvested Award that (i) was granted prior to the 2013 Restatement Date shall vest in full and (ii) was granted on or after the 2013 Restatement Date shall not vest. In either event, a Participant’s Award shall be treated in accordance with one of the following methods as determined by the Committee in its sole discretion:

(a)   Awards, whether or not then vested by their terms or pursuant to Section 13.1(i), shall be continued, assumed, have new rights substituted therefor or be treated in accordance with Section 4.2(d), as determined by the Committee in its sole discretion, and restrictions to which any shares of Restricted Stock or any other Award granted prior to the Change in Control are subject shall not lapse upon a Change in Control (other than with respect to vesting pursuant to Section 13.1(i)) and the Restricted Stock or other Award shall, where appropriate in the sole discretion of the Committee, receive the same or other appropriate distribution as other Common Stock on such terms as determined by the Committee in its sole discretion; provided, however, that, the Committee may, in its sole discretion, decide to award additional Restricted Stock or other Award in lieu of any cash distribution. Notwithstanding anything to the contrary herein, for purposes of Incentive Stock Options, any assumed or substituted Stock Option shall comply with the requirements of Treasury Regulation § 1.424-1 (and any amendments thereto).

(b)   The Committee, in its sole discretion, may provide for the purchase of any Awards by the Company or an Affiliate (or the cancellation and extinguishment thereof pursuant to the terms of a merger or other purchase agreement entered into by the Company) for an amount of cash equal to the excess of the Change in Control Price (as defined below) of the shares of Common Stock covered by such Awards, over the aggregate exercise price of such Awards. For purposes of this Section 13.1, “Change in Control Price” shall mean the highest price per share of Common Stock paid in any transaction related to a Change in Control of the Company.

(c)   The Committee may, in its sole discretion, provide for the cancellation of any Appreciation Awards without payment, if the Change in Control Price is less than the exercise price of such Appreciation Award.

(d)   Notwithstanding anything else herein, the Committee may, in its sole discretion, provide for accelerated vesting or lapse of restrictions, of an Award at the time of grant or at any time thereafter.

13.2   Change in Control.   Unless otherwise determined by the Committee in the applicable Award agreement or other written agreement approved by the Committee, a “Change in Control” shall be deemed to have occurred:

(a)   upon any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

(b)   during any period of 2 consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c), or (d) of this Section or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(c)   the consummation of a merger or consolidation of the Company or a Subsidiary with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 35% of the combined voting power of the voting securities of the Company or such surviving entity or such surviving entity’s parent outstanding immediately after such merger or consolidation; or

(d)   upon the approval by the stockholders of the Company of a plan of complete liquidation of the Company or upon the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

Notwithstanding anything herein to the contrary, with respect to any payment made on a Change in Control pursuant to a Section 409A Covered Award, a Change in Control shall not be deemed to occur unless such event constitutes a “change in control event” within the meaning of Section 409A of the Code.

ARTICLE XIV
TERMINATION OR AMENDMENT OF PLAN

14.1   Termination or Amendment.   Notwithstanding any other provision of the Plan, the Board or the Committee may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure compliance with any regulatory requirement referred to in Article XVI), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Participant and, provided further, without the approval of the stockholders of the Company in accordance with the laws of the State of Delaware and the exchange or system on which the Company’s securities are then listed or traded, to the extent required by the applicable provisions of Rule 16b-3 or Section 162(m) of the Code, or, to the extent applicable to Incentive Stock Options, Section 422 of the Code, no amendment may be made that would:

(a)   increase the aggregate number of shares of Common Stock that may be issued under the Plan pursuant to Section 4.1 (except by operation of Section 4.2);

(b)   increase the maximum individual Participant limitations for a fiscal year under Section 4.1(b) (except by operation of Section 4.2);

(c)   change the classification of employees, directors or service providers eligible to receive Awards under the Plan;

(d)   other than adjustments or substitutions in accordance with Section 4.2, amend the terms of outstanding Awards to reduce the exercise price of outstanding Exercisable Awards or to cancel outstanding Exercisable Awards (where prior to the reduction or cancellation the exercise price equals or exceeds the fair market value of the shares of Common Stock underlying such Awards) in exchange for cash, other Awards or Exercisable Awards with an exercise price that is less than the exercise price of the original Exercisable Award;

(e)   extend the maximum option period under Section 6.3;

(f)   alter the Performance Goals set forth in Exhibit A;

(g)   award any Exercisable Award in replacement of a canceled Exercisable Award with a higher base or exercise price, except in accordance with Section 6.3(g); or

(h)   require stockholder approval in order for the Plan to comply with the applicable provisions of Section 162(m) of the Code or, to the extent applicable to Incentive Stock Options, Section 422 of the Code.

In no event may the Plan be amended without the approval of the stockholders of the Company in accordance with the applicable laws of the State of Delaware to increase the aggregate number of shares of Common Stock that may be issued under the Plan, decrease the minimum exercise price of any Exercisable Award, or to make any other amendment that would require stockholder approval under the rules of any other exchange or system on which the Company’s securities are listed or traded at the request of the Company.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV above or as otherwise specifically provided herein, no such amendment or other action by the Committee shall adversely impair the rights of any holder without the holder’s consent. Notwithstanding anything herein to the contrary, the Board or the Committee may amend the Plan or any Award granted hereunder at any time without a Participant’s consent to comply with Section 409A of the Code or any other applicable law.

ARTICLE XV
UNFUNDED PLAN

15.1   Unfunded Status of Plan.   The Plan is an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but that are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

ARTICLE XVI
GENERAL PROVISIONS

16.1   Legend.   The Committee may require each person receiving shares of Common Stock pursuant to an Award granted under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof and such other securities law-related representations as the Committee shall request. In addition to any legend required by the Plan, the certificates and/or book entry accounts for such shares may include any legend that the Committee, in its sole discretion, deems appropriate to reflect any restrictions on Transfer.

All certificates and/or book entry accounts for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may, in its sole discretion, deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any national securities exchange system upon whose system the Common Stock is then listed or quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

16.2   Other Plans.   Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

16.3   No Right to Employment/Directorship/Consultancy.   Neither the Plan nor the grant of any Option or other Award hereunder shall give any Participant or other employee, Consultant or Non-Employee Director any right with respect to continuance of employment, consultancy or directorship by the Company or any Affiliate, nor shall they be a limitation in any way on the right of the Company or any Affiliate by which an employee is employed or a Consultant or Non-Employee Director is retained to terminate his or her employment, consultancy or directorship at any time.

16.4   Withholding of Taxes.   The Company shall have the right to deduct from any payment to be made pursuant to the Plan, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any Federal, state or local taxes required by law to be withheld. Upon the vesting of Restricted Stock (or other Award that is taxable upon vesting), or upon making an election under Section 83(b) of the Code, a Participant shall pay all required withholding to the Company. Any statutorily required withholding obligation with regard to any Participant may be satisfied, subject to the advanced consent of the Committee, by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

16.5   No Assignment of Benefits.   No Award or other benefit payable under the Plan shall, except as otherwise specifically provided by law or permitted by the Committee, be Transferable in any manner, and any attempt to Transfer any such benefit shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

16.6   Listing and Other Conditions.

(a)   Unless otherwise determined by the Committee, as long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issue of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or other Award with respect to such shares shall be suspended until such listing has been effected.

(b)   If at any time counsel to the Company shall be of the opinion that any issuance, sale or delivery of shares of Common Stock pursuant to an Option or other Award is, or may in the circumstances be, unlawful, result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, or a violation by the Participant or the Company of any provisions of any rule or regulation of any governmental authority or any national securities exchange, the Company shall have no obligation to issue such shares of Common stock, make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to shares of Common Stock or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of said counsel, such issuance, sale or delivery shall be lawful, will not result in the imposition of excise taxes on the Company and will not constitute a violation of any provisions of any rule or regulation of any governmental authority or any national securities exchange.

(c)   Upon termination of any period of suspension under this Section 16.6, any Award affected by such suspension that shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares that would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.

(d)   A Participant shall be required to supply the Company with any certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

16.7   Governing Law.   The Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

16.8   Construction.   Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

16.9   Other Benefits.   No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

16.10   Costs.   The Company shall bear all expenses associated with administering the Plan, including expenses of issuing Common Stock pursuant to any Awards hereunder.

16.11   No Right to Same Benefits.   The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

16.12   Death/Disability.   The Committee may in its sole discretion require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may, in its discretion, also require the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

16.13   Section 16(b) of the Exchange Act.   All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3. The Committee may, in its sole discretion, establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

16.14   Section 409A of the Code.   Although the Company does not guarantee the particular tax treatment of an Award granted under this Plan, Awards made under this Plan are intended to comply with, or be exempt from, the applicable requirements of Section 409A of the Code and this Plan and any Award agreement hereunder shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award granted under the Plan constitutes “non-qualified deferred compensation” pursuant to Section 409A of the Code (a “Section 409A Covered Award”), it shall be paid in a manner that will comply with Section 409A of the Code. In no event whatsoever shall the Company or any of its Affiliates be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code or this Section 15.14. Notwithstanding anything in the Plan or in an Award to the contrary, the following provisions shall apply to Section 409A Covered Awards:

(a)   A termination of employment shall not be deemed to have occurred for purposes of any provision of a Section 409A Covered Award providing for payment upon or following a termination of the Participant’s employment unless such termination is also a “Separation from Service” within the meaning of Code Section 409A and, for purposes of any such provision of Section 409A Covered Award, references to a “termination,” “termination of employment” or like terms shall mean Separation from Service. Notwithstanding any provision to the contrary in the Plan or the Award, if the Participant is deemed on the date of the Participant’s Termination to be a “specified employee” within the meaning of that term under

Code Section 409A(a)(2)(B) and using the identification methodology selected by the Company from time to time, or if none, the default methodology set forth in Code Section 409A, then with regard to any such payment under a Section 409A Covered Award, to the extent required to be delayed in compliance with Code Section 409A(a)(2)(B), such payment shall not be made prior to the earlier of (i) the expiration of the six (6)-month period measured from the date of the Participant’s Separation from Service, and (ii) the date of the Participant’s death (the “Delay Period”). All payments delayed pursuant to this Section 15.14(a) shall be paid to the Participant on the first day of the seventh month following the date of the Participant’s Separation from Service or, if earlier, on the date of the Participant’s death.

(b)   Whenever a payment under a Section 409A Covered Award specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company.

(c)   If under the Section 409A Covered Award an amount is to be paid in two or more installments, for purposes of Code Section 409A, each installment shall be treated as a separate payment.

16.15   Successor and Assigns.   The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.

16.16   Severability of Provisions.   If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

16.17   Payments to Minors, Etc.   Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their employees, agents and representatives with respect thereto.

16.18   Headings and Captions.   The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

16.19   Reformation.   If any provision regarding Detrimental Activity or any other provision set forth in the Plan or an Award agreement is found by any court of competent jurisdiction or arbitrator to be invalid, void or unenforceable or to be excessively broad as to duration, activity, geographic application or subject, such provision or provisions shall be construed, by limiting or reducing them to the extent legally permitted, so as to be enforceable to the maximum extent compatible with then applicable law.

ARTICLE XVII
EFFECTIVE DATE OF PLAN

The Plan was originally adopted as the Cross Country Healthcare, Inc. 2007 Stock Incentive Plan (the “Initial Plan”) by the Board on April 5, 2007 and was approved by the stockholders of the Company on May 10, 2007 in accordance with the requirements of the laws of the State of Delaware. On March 20, 2013 (the “2013 Restatement Date”), the Board approved and adopted an amendment and restatement of the Initial Plan effective as of the 2013 Restatement Date (the “2013 Plan”). On March 11, 2014, the Board approved and adopted an amendment and restatement of the 2013 Plan, subject to and effective upon stockholder approval of such plan (which stockholder approval was obtained at the 2014 Annual Meeting of Stockholders on May 13, 2014 (the “2014 Restatement Date”) (the “2014 Plan”). On March 30, 2017, the Board approved and adopted an amendment and restatement of the 2014 Plan in the form set forth herein subject to and effective upon stockholder approval of such plan at the 2017 Annual Meeting of Stockholders to be held on May 23, 2017 (the “2017 Restatement Date”).

ARTICLE XVIII
TERM OF PLAN

No Award shall be granted pursuant to the Plan on or after May 23, 2027, but Awards granted prior to such date may extend beyond that date; provided that no Award (other than a Stock Option or Stock Appreciation Right) that is intended to be “performance-based” under Section 162(m) of the Code shall be granted on or after the first meeting of the Company’s stockholders that occurs in the fifth year following the year of stockholder approval of the Plan unless the Performance Goals set forth on Exhibit A are re-approved (or other designated performance goals are approved) by the stockholders. In the event that any such Award is granted, the Award shall be a valid Award but it shall not qualify for the “performance-based compensation” exception under Section 162(m) of the Code unless it is granted subject to the approval of, and is approved by, the stockholders at the first stockholder meeting following such grant.

ARTICLE XIX
NAME OF PLAN

The Plan shall be known as the “Cross Country Healthcare, Inc. 2014 Omnibus Incentive Plan.”

EXHIBIT A

PERFORMANCE GOALS

Performance goals established for purposes of the grant or vesting of performance-based Awards of Restricted Stock, Other Stock-Based Awards and/or Performance Shares intended to be “performance-based” under Section 162(m) of the Code, shall be based on one or more of the following performance goals (“Performance Goals”):

(a)	earnings per share;
(b)	operating income;
(c)	operating profit margin;
(d)	net income;
(e)	pre-tax income;
(f)	cash flow;
(g)	gross profit;
(h)	gross profit return on investment;
(i)	gross margin return on investment;
(j)	gross margin;
(k)	working capital;
(l)	earnings before interest and taxes;
(m)	earnings before interest, tax, depreciation and amortization;
(n)	return on equity;
(o)	return on assets;
(p)	return on capital;
(q)	return on invested capital;
(r)	net revenues;
(s)	gross revenues;
(t)	revenue growth;
(u)	total shareholder return;
(v)	economic value added;
(w)	specified objectives with regard to limiting the level of increase in all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee in its sole discretion;
(x)	the fair market value of the shares of the Company’s Common Stock;
(y)	market share and/or market segment share;
(z)	the growth in the value of an investment in the Company’s Common Stock assuming the reinvestment of dividends; or
(aa)	reduction in expenses.

Performance goals may also be based upon individual Participant performance goals, as determined by the Committee, in its sole discretion.

In addition, such Performance Goals may be based upon the attainment of specified levels of Company (or subsidiary, division, other operational unit or administrative department of the Company) performance under one or more of the measures described above relative to the performance of other corporations. To the extent permitted under Section 162(m) of the Code, but only to the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee may also:

(a)	designate additional business criteria on which the Performance Goals may be based; or
(b)	adjust, modify or amend the aforementioned business criteria.

Except as otherwise determined by the Committee at grant, the measures used in Performance Goals set under the Plan shall be determined in accordance with generally accepted accounting principles (“GAAP”) and in a manner consistent with the methods used in the Company’s regular reports on Forms 10-K and 10-Q, without regard to any of the following unless otherwise determined by the Committee consistent with the requirements of Code Section 162(m)(4)(C) and the regulations thereunder:

      (a)   all items of gain, loss or expense for the fiscal year or other applicable performance period that are related to restructurings, discontinued operations, and other special, unusual or non-recurring items, events or circumstances affecting the Company (or a Subsidiary, division, other operational unit or administrative department of the Company) or the financial statements of the Company (or a Subsidiary, division, other operational unit or administrative department of the Company), including events either not directly related to the operations of the Company (or a Subsidiary, division, other operational unit or administrative department of the Company) or not within the reasonable control of the Company’s (or a Subsidiary’s, division’s, other operational unit’s or administrative department’s) management;

      (b)   all items of gain, loss or expense for the fiscal year or other applicable performance period that are related to (i) the disposal of a business or discontinued operations or (ii) the operations of any business acquired by the Company (or a Subsidiary, division, other operational unit or administrative department of the Company) during the fiscal year or other applicable performance period; and

      (c)   all items of gain, loss or expense for the fiscal year or other applicable performance period that are related to changes in accounting principles or to changes in applicable law or regulations.

To the extent any objective Performance Goals are expressed using any measures that require deviations from GAAP, such deviations shall be at the discretion of the Committee as exercised at the time the Performance Goals are set.

PROXY

CROSS COUNTRY HEALTHCARE, INC.
5201 Congress Avenue
Boca Raton, Florida 33487

This Proxy is solicited on behalf of the Board of Directors

The undersigned, having duly received the Notice of Annual Meeting of Stockholders and the Proxy Statement, dated April 10, 2017, hereby appoints William J. Grubbs and Thomas C. Dircks as proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated below, all shares of Common Stock of Cross Country Healthcare, Inc. held of record by the undersigned on March 27, 2017, at the Annual Meeting of Stockholders to be held at 12:00 p.m. Eastern Time on Tuesday, May 23, 2017 at the offices of Proskauer Rose LLP, Eleven Times Square, New York, New York 10036-8299 and at any adjournments or postponements thereof. The undersigned hereby revokes any previous proxies with respect to the matters covered by this Proxy.

CROSS COUNTRY HEALTHCARE, INC.’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSAL

I.	PROPOSAL TO ELECT SEVEN DIRECTORS FOR TERMS EXPIRING AT THE 2018 ANNUAL MEETING.

Nominees: William J. Grubbs, W. Larry Cash, Thomas C. Dircks, Gale Fitzgerald, Richard M. Mastaler, Mark Perlberg, and Joseph A. Trunfio, PhD

VOTE FOR ALL NOMINEES LISTED ABOVE: ☐

WITHHOLD AUTHORITY FOR ALL NOMINEES LISTED ABOVE: ☐

VOTE FOR ALL NOMINEES LISTED ABOVE EXCEPT: ☐

INSTRUCTION: To withhold authority to vote for any individual, write that nominee’s name on the space provided below.

Nominee(s):

THE BOARD OF DIRECTORS RECOMMENDS YOUR VOTE FOR PROPOSALS II, III AND IV

II.	PROPOSAL TO APPROVE THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

☐ FOR         ☐ AGAINST         ☐ ABSTAIN

III.	PROPOSAL TO APPROVE AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2014 OMNIBUS INCENTIVE PLAN.

☐ FOR         ☐ AGAINST         ☐ ABSTAIN

IV.	PROPOSAL TO APPROVE NON-BINDING ADVISORY VOTE ON COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

☐ FOR         ☐ AGAINST         ☐ ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “1 YEAR” ON THE FOLLOWING PROPOSAL:

V.	PROPOSAL TO APPROVE FREQUENCY OF NON-BINDING ADVISORY VOTE ON COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

☐ 1 YEAR         ☐ 2 YEARS         ☐ 3 YEARS         ☐ ABSTAIN

NOTE: IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

(See reverse side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE PROXY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED IN PROPOSAL I, “FOR” PROPOSALS II, III and IV AND “1 YEAR” IN PROPOSAL V.

Dated: , 2017

Signature

Signature
MATERIALS ELECTION

SEC rules permit companies to send you a notice that proxy information is available on the Internet, instead of mailing you a complete set of materials. Check the box to the right if you want to receive a complete set of future proxy materials by mail, at no cost to you. If you do not take action you may receive only a Notice.

☐  Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.